NORWEST ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                     UNITED STATES TRUST COMPANY OF NEW YORK

                                    (Trustee)

                                       and

                            FIRST UNION NATIONAL BANK

                              (Trust Administrator)

                         POOLING AND SERVICING AGREEMENT

                          Dated as of November 24, 1998

                                 $390,405,640.08

                       Mortgage Pass-Through Certificates
                                 Series 1998-32

--------------------------------------------------------------------------------

                                                                  EXECUTION COPY

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01. Definitions....................................................1
Section 1.02. Acts of Holders...............................................50
Section 1.03. Effect of Headings and Table of Contents......................51
Section 1.04. Benefits of Agreement.........................................51

                                   ARTICLE II

               CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF
                                THE CERTIFICATES

Section 2.01. Conveyance of Mortgage Loans...................................1
Section 2.02. Acceptance by Trust Administrator..............................2
Section 2.03. Representations and Warranties of the Master
                Servicer and the Seller......................................3
Section 2.04. Execution and Delivery of Certificates........................10
Section 2.05. Designation of Certificates; Designation of
                Startup Day and Latest Possible Maturity Date...............10

                                   ARTICLE III

                ADMINISTRATION OF THE TRUST ESTATE: SERVICING OF
                               THE MORTGAGE LOANS

Section 3.01. Certificate Account............................................1
Section 3.02. Permitted Withdrawals from the Certificate
                Account......................................................2
Section 3.03. Advances by Master Servicer and Trust
                Administrator................................................4
Section 3.04. Trust Administrator to Cooperate; Release of
                Owner Mortgage Loan Files....................................5
Section 3.05. Reports to the Trustee and Trust Administrator;
                Annual Compliance Statements.................................6
Section 3.06. Title, Management and Disposition of Any REO
                Mortgage Loan................................................7
Section 3.07. Amendments to Servicing Agreements,
                Modification of Standard Provisions..........................7
Section 3.08. Oversight of Servicing.........................................8


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                                                                            ----

Section 3.09. Termination and Substitution of Servicing
                Agreements..................................................11
Section 3.10. Application of Net Liquidation Proceeds.......................12
Section 3.11. 1934 Act Reports..............................................12

                                   ARTICLE IV

               DISTRIBUTIONS IN RESPECT OF CERTIFICATES; PAYMENTS
                  TO CERTIFICATEHOLDERS; STATEMENTS AND REPORTS

Section 4.01. Distributions..................................................1
Section 4.02. Allocation of Realized Losses..................................6
Section 4.03. Paying Agent...................................................9
Section 4.04. Statements to Certificateholders; Report to the
                Trust Administrator, Financial Security and
                the Seller..................................................10
Section 4.05. Reports to Mortgagors and the Internal Revenue
                Service.....................................................13
Section 4.06. Reserve Fund..................................................14
Section 4.07. Distributions in Reduction of the Class A-3
                Certificates................................................14
Section 4.08. Policy Matters................................................20
Section 4.09. Calculation of Amounts; Binding Effect of
                Interpretations and Actions of Master Servicer..............22

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01. The Certificates...............................................1
Section 5.02. Registration of Certificates...................................3
Section 5.03. Mutilated, Destroyed, Lost or Stolen
                Certificates.................................................6
Section 5.04. Persons Deemed Owners..........................................7
Section 5.05. Access to List of Certificateholders'Names and
                Addresses....................................................7
Section 5.06. Maintenance of Office or Agency................................8
Section 5.07. Definitive Certificates........................................8
Section 5.08. Notices to Clearing Agency.....................................8

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01. Liability of the Seller and the Master Servicer................1
Section 6.02. Merger or Consolidation of the Seller or the
                Master Servicer..............................................1
Section 6.03. Limitation on Liability of the Seller, the
                Master Servicer and Others...................................1
Section 6.04. Resignation of the Master Servicer.............................2
Section 6.05. Compensation to the Master Servicer............................2

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                                                                            Page
                                                                            ----

Section 6.06. Assignment or Delegation of Duties by Master
                Servicer.....................................................2
Section 6.07. Indemnification of Trustee, Trust Administrator
                and Seller by Master Servicer................................3

                                   ARTICLE VII

                                     DEFAULT

Section 7.01. Events of Default..............................................1
Section 7.02. Other Remedies of Trustee......................................3
Section 7.03. Directions by Certificateholders and Duties of
                Trustee During Event of Default..............................3
Section 7.04. Action upon Certain Failures of the Master
                Servicer and upon Event of Default...........................4
Section 7.05. Trust Administrator to Act; Appointment of
                Successor....................................................4
Section 7.06. Notification to Certificateholders.............................5

                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01. Duties of Trustee and Trust Administrator......................1
Section 8.02. Certain Matters Affecting the Trustee..........................2
Section 8.03. Neither Trustee nor Trust Administrator
                Required to Make Investigation...............................3
Section 8.04. Neither Trustee nor Trust Administrator Liable
                for Certificates or Mortgage Loans...........................3
Section 8.05. Trustee and Trust Administrator May Own
                Certificates.................................................3
Section 8.06. The Master Servicer to Pay Fees and Expenses...................4
Section 8.07. Eligibility Requirements.......................................4
Section 8.08. Resignation and Removal........................................4
Section 8.09. Successor......................................................5
Section 8.10. Merger or Consolidation........................................6
Section 8.11. Authenticating Agent...........................................6
Section 8.12. Separate Trustees and Co-Trustees..............................7
Section 8.13. Appointment of Custodians......................................9
Section 8.14. Tax Matters; Compliance with REMIC Provisions..................9
Section 8.15. Monthly Advances..............................................11


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                                                                            ----

                                   ARTICLE IX

                                   TERMINATION

Section 9.01. Termination upon Purchase by the Seller or
                Liquidation of All Mortgage Loans............................1
Section 9.02. Additional Termination Requirements............................3

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01. Amendment.....................................................1
Section 10.02. Recordation of Agreement......................................3
Section 10.03. Limitation on Rights of Certificateholders....................3
Section 10.04. Governing Law; Jurisdiction...................................4
Section 10.05. Notices.......................................................4
Section 10.06. Severability of Provisions....................................5
Section 10.07. Special Notices to Rating Agencies and
                Financial Security...........................................5
Section 10.08. Covenant of Seller............................................6
Section 10.09. Recharacterization............................................6

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01. Class A Fixed Pass-Through Rate...............................1
Section 11.02. Cut-Off Date..................................................1
Section 11.03. Cut-Off Date Aggregate Principal Balance......................1
Section 11.04. Original Class A Percentage...................................1
Section 11.05. Original Principal Balances of the Classes of
                Class A Certificates.........................................1
Section 11.06. Original Class A Non-PO Principal Balance.....................1
Section 11.07. Original Subordinated Percentage..............................1
Section 11.08. Original Class B-1 Percentage.................................2
Section 11.09. Original Class B-2 Percentage.................................2
Section 11.10. Original Class B-3 Percentage.................................2
Section 11.11. Original Class B-4 Percentage.................................2
Section 11.12. Original Class B-5 Percentage.................................2
Section 11.13. Original Class B-6 Percentage.................................2
Section 11.14. Original Class B Principal Balance............................2
Section 11.15. Original Principal Balances of the Classes of
                Class B Certificates.........................................2
Section 11.16. Original Class B-1 Fractional Interest........................2
Section 11.17. Original Class B-2 Fractional Interest........................3


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                                                                            Page
                                                                            ----

Section 11.18. Original Class B-3 Fractional Interest........................3
Section 11.19. Original Class B-4 Fractional Interest........................3
Section 11.20. Original Class B-5 Fractional Interest........................3
Section 11.21. Closing Date..................................................3
Section 11.22. Right to Purchase.............................................3
Section 11.23. Wire Transfer Eligibility.....................................3
Section 11.24. Single Certificate............................................3
Section 11.25. Servicing Fee Rate............................................4
Section 11.26. Master Servicing Fee Rate.....................................4
Section 11.27. Financial Security Contact Person.............................4

                                    EXHIBITS

EXHIBIT A-1       -       Form of Face of Class A-1 Certificate
EXHIBIT A-2       -       Form of Face of Class A-2 Certificate
EXHIBIT A-3       -       Form of Face of Class A-3 Certificate
EXHIBIT A-4       -       Form of Face of Class A-4 Certificate
EXHIBIT A-5       -       Form of Face of Class A-5 Certificate
EXHIBIT A-6       -       Form of Face of Class A-6 Certificate
EXHIBIT A-PO      -       Form of Face of Class A-PO Certificate
EXHIBIT A-R       -       Form of Face of Class A-R Certificate
EXHIBIT B-1       -       Form of Face of Class B-1 Certificate
EXHIBIT B-2       -       Form of Face of Class B-2 Certificate
EXHIBIT B-3       -       Form of Face of Class B-3 Certificate
EXHIBIT B-4       -       Form of Face of Class B-4 Certificate
EXHIBIT B-5       -       Form of Face of Class B-5 Certificate
EXHIBIT B-6       -       Form of Face of Class B-6 Certificate
EXHIBIT C         -       Form of Reverse of Series 1998-32 Certificates
EXHIBIT D         -       Reserved
EXHIBIT E         -       Custodial Agreement
EXHIBIT F-1       -       Schedule of Mortgage Loans Serviced by Norwest
                          Mortgage
EXHIBIT F-2       -       Schedule of Mortgage Loans Serviced by Other Servicers
EXHIBIT G         -       Request for Release
EXHIBIT H         -       Affidavit Pursuant to Section 860E(e)(4) of
                          the Internal Revenue Code of 1986, as
                          amended, and for Non-ERISA Investors
EXHIBIT I         -       Letter from Transferor of Residual Certificates
EXHIBIT J         -       Transferee's Letter (Class [A-PO][B-4][B-5][B-6]
                          Certificates)
EXHIBIT K         -       Transferee's Letter (Class [B-1][B-2][B-3]
                          Certificates)
EXHIBIT L         -       Servicing Agreements
EXHIBIT M         -       Form of Special Servicing Agreement
EXHIBIT N         -       Policy

            This Pooling and Servicing Agreement, dated as of November 24, 1998 executed by NORWEST ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee and FIRST UNION NATIONAL BANK, as Trust Administrator.

                           WITNESSETH THAT:

            In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Trustee and the Trust Administrator agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.     DEFINITIONS.

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

            Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of
(i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

            Adjustment Amount: For any Distribution Date, the difference between
(A) the sum of the Class A Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

            Aggregate Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a) on such Distribution Date.

            Aggregate Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for all the Classes of Class A Certificates.

            Aggregate   Current   Bankruptcy   Losses:   With   respect  to  any
Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

            Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

            Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

            Aggregate Foreclosure Profits: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Mortgage Loans.

            Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

            Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

            Authenticating Agent: Any authenticating agent appointed by the Trust Administrator pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

            Available Master Servicer Compensation: As to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

            Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

            Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trust Administrator in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

            Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $176,073.40 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-3 Certificates, without giving effect to the guaranty provided by Financial Security) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

            Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

            Book-Entry Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-5 Certificates and Class A-6 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

            Certificate: Any one of the Class A Certificates or Class B Certificates.

            Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

            Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trust Administrator.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

            Class:  All   certificates   whose  form  is  identical  except  for
variations in the Percentage Interest evidenced thereby.

            Class A Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-PO Certificates or Class A-R Certificate.

            Class A Certificateholder: The registered holder of a Class A Certificate.

            Class A Distribution Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-4 and Class A-PO Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a). As to the Class A-4 Certificates, the amount distributable to such Class pursuant to Paragraph third clause (A) of Section 4.01(a). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) on such Distribution Date.

            Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

            Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class A Certificates with respect to such Distribution Date.

            Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the sum of (a) the Class A Interest Accrual Amount (determined without regard to clause
(ii) of the definition of each Interest Accrual Amount) and (b) the Premium Payment (determined without regard to clause (ii) of the definition of Premium Payment).

            Class A Interest Shortfall Amount: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of Section 4.01(a).

            Class A Loss Denominator: As to any Determination Date, an amount equal to the Class A Non-PO Principal Balance.

            Class A Loss Percentage: As to any Determination Date and any Class of Class A Certificates (other than the Class A-PO Certificates) then outstanding, the percentage calculated by dividing the Principal Balance of such Class by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the Aggregate Class A Unpaid Interest Shortfalls, (iii) the Premium Payment, (iv) the Premium Unpaid Shortfall and (v) the Class A Non-PO Optimal Principal Amount.

            Class A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

            (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

           (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

            Class A Non-PO Principal Balance: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-PO Certificates.

            Class A Non-PO Principal Distribution Amount: As to any Distribution Date, will be equal to the amount distributed pursuant to priority third clause
(A) of the Pool Distribution Amount Allocation, in an aggregate amount up to the Class A Non-PO Optimal Principal Amount.

            Class A Pass-Through Rate: As to the Class A-1, Class A-2 and Class A-R Certificates, the Class A Fixed Pass-Through Rate. As to the Class A-3 and Class A-6 Certificates, 6.500% per annum. As to the Class A-5 Certificates, 5.500% per annum. The Class A-4 and Class A-PO Certificates are not entitled to interest and have no Class A Pass-Through Rate.

            Class A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in November 2003, 100%. As to any Distribution Date subsequent to November 2003 to and including the Distribution Date in November 2004, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to November 2004 to and including the Distribution Date in November 2005, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to November 2005 to and including the Distribution Date in November 2006, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to November 2006 to and including the Distribution Date in November 2007, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to November 2007, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the November preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class B Principal Balance and (b) cumulative Realized Losses shall not exceed (1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including December 2003 and November 2004
(2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including December 2004 and November 2005, (3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including December 2005 and November 2006, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including December 2006 and November 2007, and (5) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after December 2007. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Class A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-2
Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-PO Certificates and Class A-R Certificate.

            Class A Unpaid Interest Shortfall: As to any Distribution Date and any Class of Class A Certificates, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a).

            Class A-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

            Class A-1 Certificateholder: The registered holder of a Class A-1 Certificate.

            Class A-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

            Class A-2 Certificateholder: The registered holder of a Class A-2 Certificate.

            Class A-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

            Class A-3 Certificateholder: The registered holder of a Class A-3 Certificate.

            Class A-3  Distribution  Deficiency:  With  respect to the Class A-3
Certificates on each Distribution Date, the sum of (i) the Class A-3 Interest Loss Amount for such Distribution Date and (ii) the Class A-3 Principal Loss Amount for such Distribution.

            Class A-3 Interest Loss Amount: As to any Distribution Date, the excess, if any, of (i) the Interest Accrual Amount of the Class A-3 Certificates (determined without regard to clause (ii) of the definition thereof), net of any Non-Supported Interest Shortfalls allocated to the Class A-3 Certificates that are covered by the Reserve Fund over (ii) the amount available to be distributed in respect of the Class A-3 Certificates on such Distribution Date pursuant to Paragraph first of Section 4.01(a).

            Class A-3 Principal Loss Amount: As to any Distribution Date, the sum of, without duplication, (i) the Class A Loss Percentage of the Class A-3 Certificates of the principal portion of Realized Losses allocated to the Class A Certificates (other than the Class A-PO Certificates) with respect to such Distribution Date pursuant to Section 4.02(b) and (ii) any amount allocated to the Class A-3 Certificates after the Cross-Over Date with respect to such Distribution Date pursuant to the third sentence in the definition of Principal Balance of the Class A-3 Certificates.

            Class A-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

            Class A-4 Certificateholder: The registered holder of a Class A-4 Certificate.

            Class A-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit C hereto.

            Class A-5 Certificateholder: The registered holder of a Class A-5 Certificate.

            Class A-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit C hereto.

            Class A-6 Certificateholder: The registered holder of a Class A-6 Certificate.

            Class A-PO Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

            Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

            Class A-PO Deferred Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a). On and after the Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

            Class A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Outstanding Mortgage Loan, of the product of
(x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section
      2.02 or 2.03;

           (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

            Class A-R Certificate: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

            Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

            Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

            Class B Certificateholder: The registered holder of a Class B Certificate.

            Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

            Class B Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

            Class B Interest Percentage: As to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class B Interest  Shortfall  Amount:  Any of the Class B-1  Interest
Shortfall  Amount,  Class B-2  Interest  Shortfall  Amount,  Class B-3  Interest
Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

            Class B Loss Percentage: As to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class B Pass-Through Rate: As to any Distribution Date, 6.000% per annum.

            Class B Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

            Class B Prepayment Percentage: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

            Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

            Class B Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid
Interest Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

            Class B-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

            Class B-1 Certificateholder: The registered holder of a Class B-1 Certificate.

            Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a).

            Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a).

            Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

           (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

            Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

            Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a).

            Class B-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

            Class B-2 Certificateholder: The registered holder of a Class B-2 Certificate.

            Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a).

            Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a).

            Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

           (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

            Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

            Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to
Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

            Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a).

            Class B-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

            Class B-3 Certificateholder: The registered holder of a Class B-3 Certificate.

            Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a).

            Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a).

            Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

           (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

            Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

            Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

            Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a).

            Class B-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

            Class B-4 Certificateholder: The registered holder of a Class B-4 Certificate.

            Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth, and sixteenth of Section 4.01(a).

            Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a).

            Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

           (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

            Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

            Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

            Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a).

            Class B-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

            Class B-5 Certificateholder: The registered holder of a Class B-5 Certificate.

            Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth, and nineteenth of Section 4.01(a).

            Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a).

            Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

           (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

            Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

            Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

            Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a).

            Class B-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

            Class B-6 Certificateholder: The registered holder of a Class B-6 Certificate.

            Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a).

            Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a).

            Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) the Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

           (iv) the Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

            Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

            Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

            Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a).

            Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

            Clearing Agency Indirect Participant: A broker, dealer, bank, financial institution or other Person that clears securities transactions through or maintains a custodial relationship with a Clearing Agency Participant, either directly or indirectly.

            Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

            Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.21.

            Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

            Compensating  Interest:  As to any Distribution  Date, the lesser of
(a) the  product  of (i) 1/12th of 0.20% and (ii) the Pool  Scheduled  Principal
Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

            Co-op   Shares:   Shares  issued  by  private   non-profit   housing
corporations.

            Corporate Trust Office: The principal office of the Trust Administrator or the Trustee, as the case may be, at which at any particular time its corporate trust business shall be administered, which office, with respect to the Trust Administrator, at the date of the execution of this instrument is located at 230 South Tryon Street, Charlotte, North Carolina 28288 and with respect to the Trustee, at the date of execution of this instrument is located at 114 West 47th Street, New York, New York 10036.

            Cross-Over   Date:  The   Distribution   Date  preceding  the  first
Distribution Date on which the Class A Percentage (determined pursuant to clause
(ii) of the definition thereof) equals or exceeds 100%.

            Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

          (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

          (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

            Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class A Certificates and the Premium Payment pursuant to Paragraph first of Section 4.01(a) on such Distribution Date.

            Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a) on such Distribution Date.

            Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

            Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

            Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

            Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

            Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

            Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

            Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trust Administrator, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

            Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

            Custodian: Initially, the Trust Administrator, and thereafter the Custodian, if any, hereafter appointed by the Trust Administrator pursuant to
Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee, the Trust Administrator or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

            Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

            Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

            DCR: Duff & Phelps Credit Rating Co., or its successor in interest.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

            Deceased Holder: A Beneficial Owner of a Class A-3 Certificate who was living at the time such interest was acquired, whose death is deemed to have occurred pursuant to Section 4.07(b), and with respect to which the Trust
Administrator has received through the Clearing Agency evidence of death satisfactory to the Trust Administrator and any tax waivers requested by the Trustee.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

            Definitive Certificates: As defined in Section 5.01(b).

            Denomination: The amount, if any, specified on the face of each Certificate representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate.

            Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

            Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.000%.

            Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

            Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

            Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trust Administrator, such that the Trust Administrator, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as a REMIC or result in the imposition of any federal tax on the REMIC.

            Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

            (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

           (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-3 Certificates, without giving effect to the guaranty provided by Financial Security) by either Rating Agency;

          (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-3 Certificates, without giving effect to the guaranty provided by Financial Security) by either Rating Agency;

           (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-3 Certificates, without giving effect to the guaranty provided by Financial Security) by either Rating Agency;

            (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

           (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

          (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-3 Certificates, without giving effect to the guaranty provided by Financial Security) by either Rating Agency; and

         (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-3 Certificates, without giving effect to the guaranty provided by Financial Security) by either Rating Agency.

            In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Prohibited Holder: As defined in Section 5.02(d).

            Errors and Omissions Policy: As defined in each of the Servicing Agreements.

            Event of Default: Any of the events specified in Section 7.01.

            Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

            Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

            Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

            Exhibit F-1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

            Exhibit F-2 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

            Fidelity Bond: As defined in each of the Servicing Agreements.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

            Final Scheduled Maturity Date: The Final Scheduled Maturity Date for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-PO, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates is December 25, 2028 which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

            Financial Security: Financial Security Assurance Inc., a monoline insurance company incorporated under the laws of the State of New York, or any successor thereto.

            Financial Security Contact Person: The officer designated by the Master Servicer to provide information to Financial Security pursuant to Section 4.08(g). The initial Financial Security Contact Person is appointed in Section 11.27.

            Financial Security Default: The existence and continuance of any of the following:

                  (a) Financial  Security fails to make a payment required under a policy in accordance with its terms:

                  (b) Financial Security (A) files any petition or commences any case or proceeding under any provision or similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the United States Bankruptcy code or any similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

                  (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (1) appointing a custodian, trustee, agent or receiver for Financial Security or for all or any material portion of its property or (2) authorizing the taking of possession by a custodian, trustee, agent or receiver of Financial Security (or the taking of possession of all or any material portion of the property of Financial Security).

            Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.000%,
(b) the Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

            Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.000%, (ii) the Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

            FNMA: Fannie Mae or any successor thereto.

            Foreclosure Profits: As to any Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over (ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

            Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

            Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $7,808,112.80 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

            Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

            Greenwich Capital: Greenwich Capital Markets, Inc., or its successor in interest.

            Holder: See "Certificateholder."

            Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or person performing similar functions.

            Individual Class A-3 Certificate: A Class A-3 Certificate which evidences $1,000 Original Principal Balance.

            Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

            Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

            Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

            Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-4 and Class A-PO Certificates),
(a) the product of (i) 1/12th of the Class A Pass-Through Rate for such Class and (ii) the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (b) the Class A Interest Percentage of such Class of (i) any Non-Supported Interest Shortfall allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date,
(ii) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date pursuant to Section 4.02(e) and (iii) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates and the Premium Payment on or after the Cross-Over Date pursuant to Section 4.02(e). The Class A-4 and Class A-PO Certificates have no Interest Accrual Amount.

            As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of (x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

            Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

            Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trust Administrator pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            Living Holder: Beneficial Owner of the Class A-3 Certificates other than a Deceased Holder.

            Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

            Master Servicer: Norwest Bank Minnesota, National Association, or its successor in interest.

            Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

            Master Servicing Fee Rate: As set forth in Section 11.26.

            Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

            Month End Interest: As defined in each Servicing Agreement or with respect to the MLCC Servicing Agreement, the amount defined as "Compensating Interest".

            Monthly Payment: As to any Mortgage Loan (including any REO Mortgage
Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

            Mortgage Loan Rider: The standard  FNMA/FHLMC riders to the Mortgage
Note  and/or  Mortgage  riders  required  when  the  Mortgaged   Property  is  a
condominium unit or a unit in a planned unit development.

            Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trust Administrator on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1 and F-2, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section
2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

            (i) the Mortgage Loan identifying number;

            (ii) the city, state and zip code of the Mortgaged Property;

            (iii) the type of property;

            (iv) the Mortgage Interest Rate;

            (v) the Net Mortgage Interest Rate;

            (vi) the Monthly Payment;

            (vii) the original number of months to maturity;

            (viii) the scheduled maturity date;

            (ix) the Cut-Off Date Principal Balance;

            (x) the Loan-to-Value Ratio at origination;

            (xi) whether such Mortgage Loan is a Subsidy Loan;

            (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

            (xiii) the Servicing Fee Rate;

            (xiv) whether such Mortgage Loan is a T.O.P. Mortgage Loan;

            (xv) the Master Servicing Fee;

            (xvi) Fixed Retained Yield, if applicable; and

            (xvii) for each Exhibit F-2 Mortgage Loan, the name of the Servicer with respect thereto.

            Such schedule may consist of multiple reports that collectively set forth all of the information required.

            Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trust Administrator on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

            Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

            Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Foreclosure Profits: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to such Distribution Date.

            Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

            Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

            Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

            Non-permitted Foreign Holder: As defined in Section 5.02(d).

            Non-PO  Fraction:  With respect to any Mortgage  Loan, the lesser of
(i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.000%.

            Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trust Administrator, as the case may be, and which the Servicer, the Master Servicer or the Trust Administrator determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trust Administrator (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trust Administrator or, in the case of a Master Servicer or a Trust Administrator determination, an Officer's Certificate of the Master Servicer or the Trust Administrator delivered to the Trustee, in each case detailing the reasons for such determination.

            Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates and the Premium Payment according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and (b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

            Non-U.S. Person: As defined in Section 4.01(f).

            Norwest Mortgage: Norwest Mortgage, Inc., or its successor in interest.

            Norwest Mortgage Correspondents: The entities listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

            Norwest Servicing Agreement: The Servicing Agreement providing for the servicing of the Exhibit F-1 Mortgage Loans initially by Norwest Mortgage.

            Notice of Nonpayment: The notice to be delivered by the Trust Administrator to Financial Security with respect to any Distribution Date as to which there is a Class A-3 Distribution Deficiency, which shall be in the form attached to the Policy.

            Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant
Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee or the Trust Administrator, as the case may be.

            Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee, or acceptable to the Trust Administrator if such opinion is to be delivered to the Trust Administrator; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

            Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or fifth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

            Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

            Original Class A Non-PO Principal Balance: The sum of the Original Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-R Certificates, as set forth in Section 11.06.

            Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.14.

            Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.16.

            Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.17.

            Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.18.

            Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.19.

            Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in Section 11.20.

            Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.08.

            Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.10.

            Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

            Original Class B-6 Percentage: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

            Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance,
Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.15.

            Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

            Other Servicer: Any of the Servicers other than Norwest Mortgage.

            Other Servicing Agreements: The Servicing Agreements other than the Norwest Servicing Agreement.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

            Owner Mortgage Loan File: A file maintained by the Trust Administrator (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

            Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

            Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

            Paying Agent: The Person authorized on behalf of the Trust Administrator, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee or the Trust Administrator. The initial Paying Agent is appointed in
Section 4.03(a).

            Payment Account: The account maintained pursuant to Section 4.03(b).

            Percentage Interest: With respect to a Class A Certificate of a Class (other than a Class A-3 Certificate), the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class A-3 Certificate, the undivided percentage interest obtained by dividing the current principal balance of such Certificate by the Principal Balance of such Class. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

            Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trust Administrator hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trust Administrator and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trust Administrator, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trust Administrator to be Nonrecoverable Advances.

            Person:  Any individual,  corporation,  partnership,  joint venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

            Plan: As defined in Section 5.02(c).

            PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

            Policy: The irrevocable Financial Security Insurance Policy No. 50746-N, including any endorsements thereto, issued by Financial Security with respect to the Class A-3 Certificates, in the form attached hereto as Exhibit N.

            Policy Payments Account: The account maintained pursuant to Section 4.08(b).

            Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03 and
(iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trust Administrator;

            (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the Servicing Fee and (iii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

            (j)   Net Foreclosure Profits;

            (k)   Month End Interest; and

            (l) the amount of any Recoveries in respect of principal which had previously been allocated as a loss to one or more Classes of the Class A or Class B Certificates pursuant to Section 4.02 other than Recoveries covered by the last sentence of Section 4.02(d).

            Pool Scheduled  Principal Balance:  As to any Distribution Date, the
aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Premium Payment: As to any Distribution Date, (i) the product of (a) 1/12th of 0.060% and (b) the Class A Principal Balance of the Class A-3 Certificates as of the Determination Date immediately preceding such Distribution Date minus (ii) the Premium Percentage of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates and the Premium Payment on or after the Cross-Over Date pursuant to Section 4.02(e). The Premium Payment will be an expense of the REMIC.

            Premium Percentage: As to any Distribution Date, the percentage calculated by dividing the Premium Payment (determined without regard to clause
(ii) of the definition thereof) by the sum of (a) the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount) and (b) the Premium Payment (determined without regard to clause (ii) of the definition of Premium Payment).

            Premium Shortfall Amount: As to any Distribution Date, any amount by which the Premium Payment with respect to such Distribution Date exceeds the amount distributed to Financial Security on such Distribution Date pursuant to Paragraph first of Section 4.01(a).

            Premium Unpaid Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Premium Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed to Financial Security on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a).

            Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

            Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

            Principal  Adjustment:  In the  event  that the  Class  B-1  Optimal
Principal  Amount,  Class  B-2  Optimal  Principal  Amount,  Class  B-3  Optimal
Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

            Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates, the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class of Class A Certificates (other than the Class A-PO Certificates), the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third clause (A) of Section 4.01(a) and (ii) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to such Class pursuant to Section 4.02(b). After the Cross-Over Date, each such Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Class A Loss
Percentage of such Class and the excess, if any, of (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

            As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to
Section 4.02(b). After the Cross-Over Date, such Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Principal Balance as of such Determination Date without regard to this sentence and the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

            As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

            Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

            Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

            Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

            Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates and Class B-1 Certificates are DCR and S&P. The Rating Agency for the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is DCR. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee, the Trust Administrator, Financial Security and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean D-1+ in the case of DCR, A-1+ in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA, and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

            Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and
(ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

            Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

            Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

            Relevant Anniversary: See "Bankruptcy Loss Amount."

            REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D. "The REMIC" means the REMIC constituted by the assets of the Trust Estate other than the Reserve Fund.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

            Remittance Date: As defined in each of the Servicing Agreements.

            REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

            REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

            Reserve Fund: The non-interest bearing trust account established with the Trustee and maintained by the Trust Administrator for the benefit of the Class A-3 Certificateholders pursuant to Section 4.06. The Reserve Fund shall be an Eligible Account.

            Reserve Withdrawal: With respect to any Distribution Date, the lesser of (a) the amount on deposit in the Reserve Fund and (b) the amount of Non-Supported Interest Shortfalls allocated to the Class A-3 Certificates.

            Responsible Officer: When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee or the Trust Administrator, as the case may be, customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Rounding Account: The special account established with the Trust Administrator and maintained by the Trust Administrator pursuant to Section 4.07(e). The Rounding Account shall be an Eligible Account.

            Rounding Amount: With respect to any Distribution Date, the amount, if any, required to be withdrawn from the Rounding Account pursuant to Section 4.07(e).

            Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

            S&P: Standard & Poor's, or its successor in interest.

            Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

            Seller: Norwest Asset Securities Corporation, or its successor in interest.

            Senior Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (a) the Class A Non-PO Optimal Amount and (b) the Class A-PO Optimal Principal Amount.

            Servicer Mortgage Loan File: As defined in each of the Servicing Agreements.

            Servicers: Each of Norwest Mortgage, Citicorp Mortgage, Inc., First Union Mortgage Corp., The Huntington Mortgage Company, Great Financial Bank, and Bank of America, National Trust & Savings Association, as Servicer under the related Servicing Agreement.

            Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

            Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

            Servicing Fee Rate: With respect to a Mortgage Loan, as set forth in
Section 11.25.

            Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

            Similar Law: As defined in Section 5.02(c).

            Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.24.

            Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

            (1)   normal wear and tear;

            (2) infidelity, conversion or other dishonest act on the part of the Trustee, the Trust Administrator or the Servicer or any of their agents or employees; or

            (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

            Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $3,904,056.40 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with
Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trust Administrator. On and after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

            Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

            Startup Day: As defined in Section 2.05.

            Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

            Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

            Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

            Substitute Mortgage Loan: As defined in Section 2.02.

            Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

            T.O.P. Mortgage Loan: Any Mortgage Loan that was originated by Norwest Mortgage or an affiliate thereof in connection with the "Title Option Plus" program and which is not covered by a title insurance policy. Each T.O.P. Mortgage Loan shall be identified as such in the Mortgage Loan Schedule.

            Trust Administrator: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trust administrator appointed as herein provided.

            Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trust Administrator, on behalf of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement, property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure, the Reserve Fund and the rights of the Trust Administrator under the Policy. None of the Reserve Fund, the Policy or the Policy Payments Account shall be part of the REMIC.

            Trustee: United States Trust Company of New York, or any successor trustee appointed as herein provided.

            Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

            Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation,
Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of
Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

            Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

            U.S. Person: As defined in Section 4.01(f).

            Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Holders of each Class of Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

            Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

SECTION 1.02.     ACTS OF HOLDERS.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Trust Administrator. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Administrator, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee or the Trust Administrator deems sufficient.

            (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee, the Trust Administrator and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Trust Administrator, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Trust Administrator, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

SECTION 1.03.     EFFECT OF HEADINGS AND TABLE OF CONTENTS.

            The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

SECTION 1.04.     BENEFITS OF AGREEMENT.

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates and Financial Security any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF THE CERTIFICATES

SECTION 2.01.     CONVEYANCE OF MORTGAGE LOANS.

            The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans and
(d) proceeds of all the foregoing.

            In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trust Administrator, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trust Administrator or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trust Administrator promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trust Administrator any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trust Administrator within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage not delivered to the Trust Administrator on the Closing Date.

            In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trust Administrator the assignment of the Mortgage Loan from the Seller to the Trust Administrator in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trust Administrator and the Trust Administrator shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trust Administrator) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

SECTION 2.02.     ACCEPTANCE BY TRUST ADMINISTRATOR.

            The Trust  Administrator,  on behalf  of the  Trustee,  acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trust Administrator agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trust Administrator may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trust Administrator finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trust Administrator shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trust Administrator's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate, less any Fixed Retained Yield, through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

            In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trust Administrator and the Substitution Principal Amount, together with
(i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trust Administrator with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trust Administrator of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trust Administrator shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders, the Trust Administrator on behalf of the Trustee and the Trustee on behalf of the Certificateholders. The failure of the Trust Administrator to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

            The Trust Administrator may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trust Administrator appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trust Administrator, as agent for the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

SECTION 2.03. REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER AND THE SELLER.

            (a) The Master Servicer hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement:

            (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

           (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

          (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Trust Administrator and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

           (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

            (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator or the Custodian.

            (b) The Seller hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

            (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

           (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

          (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trust Administrator or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

           (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
      Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trust Administrator or the Custodian pursuant to Section 2.01;

            (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

           (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

          (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trust Administrator by the Seller;

         (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

           (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

            (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

           (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

          (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

         (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

          (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

           (xv) The Mortgage Loan (except (A) any Mortgage Loan identified on the Mortgage Loan Schedule as a T.O.P. Mortgage Loan and (B) any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending  institutions  in the  area in which  the  Mortgaged  Property  is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trust Administrator, on behalf of the Trustee, of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust Administrator, on behalf of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

          (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency
      Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

         (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

        (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

           (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

          (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

         (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

        (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

         (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trust Administrator in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

          (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

         (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

            Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the  representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator and shall inure to the benefit of the Trust Administrator, on behalf of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            (c) Upon discovery by either the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, the Trust Administrator on behalf of the Trustee, or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

SECTION 2.04.     EXECUTION AND DELIVERY OF CERTIFICATES.

            The Trust Administrator acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

SECTION 2.05. DESIGNATION OF CERTIFICATES; DESIGNATION OF STARTUP DAY AND LATEST POSSIBLE MATURITY DATE.

            The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R Certificate) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is December 25, 2028 for purposes of Code Section 860G(a)(1).

ARTICLE III

ADMINISTRATION OF THE TRUST ESTATE:  SERVICING
OF THE MORTGAGE LOANS

SECTION 3.01.     CERTIFICATE ACCOUNT.

            (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

            (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

            (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trust Administrator, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

           (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

            (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause the Trust Estate to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

            (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

SECTION 3.02.     PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

            (i) to reimburse the Master Servicer, the Trust Administrator or any Servicer for Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

           (ii) to reimburse any Servicer, the Master Servicer or the Trust Administrator for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

          (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

           (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular
      Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

            (v) to reimburse the Master Servicer, any Servicer or the Trust Administrator (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

           (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

          (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

         (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

           (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

            (x) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

           (xi) to clear and  terminate  the  Certificate  Account  pursuant  to
      Section 9.01; and

           (xii) to pay to Norwest Mortgage from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

            (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

SECTION 3.03.     ADVANCES BY MASTER SERVICER AND TRUST ADMINISTRATOR.

            (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trust Administrator shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trust Administrator has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trust Administrator with respect to any such Distribution Date (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced by Norwest Mortgage or such Other Servicer, (iii) the amount that the Trust Administrator or Master Servicer is required to advance hereunder, including any amount the Master Servicer is required to advance pursuant to the second sentence of this Section 3.03(a), and
(iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trust Administrator or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trust Administrator will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trust Administrator may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

            (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trust Administrator that such failure has occurred. Upon receipt of such certification, the Trust Administrator shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

            (c) The Master Servicer and the Trust Administrator shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trust Administrator shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trust Administrator, withdraw from the Certificate Account and remit to the Trust Administrator any amounts to which the Trust Administrator is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and (v).

            (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trust Administrator shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

SECTION 3.04. TRUST ADMINISTRATOR TO COOPERATE; RELEASE OF OWNER MORTGAGE LOAN FILES.

            Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trust Administrator that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trust Administrator. The Trust Administrator shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trust Administrator and the Trust Administrator shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trust Administrator by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust Administrator a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trust Administrator to the Master Servicer or such Servicer, as appropriate.

            Upon written certification of the Master Servicer or the Servicer of a Mortgage Loan, the Trust Administrator shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trust Administrator will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

SECTION 3.05. REPORTS TO THE TRUSTEE AND TRUST ADMINISTRATOR; ANNUAL COMPLIANCE STATEMENTS.

            (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee and the Trust Administrator a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

            (b) The Master Servicer shall deliver to the Trustee and the Trust Administrator on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii) (A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in (iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trust Administrator to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

SECTION 3.06.     TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE LOAN.

            The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

SECTION 3.07. AMENDMENTS TO SERVICING AGREEMENTS, MODIFICATION OF STANDARD PROVISIONS.

            (a) Subject to the prior written consent of the Trustee and the Trust Administrator pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee and the Trust Administrator such Opinion of Counsel and an Officer's Certificate setting forth
(i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed amendment or modification.

            (b) The Trustee and the Trust Administrator shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee and the Trust Administrator of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, either the Trustee or the Trust Administrator may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

            (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder, the Trustee, or the Trust Administrator, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

            (ii) The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

SECTION 3.08.     OVERSIGHT OF SERVICING.

            The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Trust Administrator's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Trust Estate of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on the REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

            For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trust Administrator or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trust Administrator an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

            During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

            The relationship of the Master Servicer to the Trustee and the Trust Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trust Administrator on behalf of the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

            The Seller shall be entitled to repurchase at its option any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

            In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of
Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Administrator, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

            The Master Servicer, on behalf of the Trust Administrator, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or
(ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the REMIC.

            The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) (without, in the case of the Class A-3 Certificates, giving effect to the guaranty provided by Financial Security) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

SECTION 3.09.     TERMINATION AND SUBSTITUTION OF SERVICING AGREEMENTS.

            Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trust Administrator is obligated to make an advance pursuant to Section 3.03 and (ii) the Trust Administrator provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trust Administrator shall recommend to the Trustee the termination of the Norwest Servicing Agreement without the recommendation of the Master Servicer and upon such recommendation, the Trustee shall terminate the Norwest Servicing Agreement. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold each harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee or the Trust Administrator in connection with termination of such Servicing Agreement at the direction of the Master Servicer. In addition, the Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) arising out of, or assessed against the Trustee in connection with the termination of the Norwest Servicing Agreement as provided in the second preceding sentence. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Trust Administrator, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

SECTION 3.10.     APPLICATION OF NET LIQUIDATION PROCEEDS.

            For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

SECTION 3.11.     1934 ACT REPORTS.

            The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

ARTICLE IV

DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
PAYMENTS TO CERTIFICATEHOLDERS;
STATEMENTS AND REPORTS

SECTION 4.01.     DISTRIBUTIONS.

            (a) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

            first, to the Classes of Class A Certificates and to Financial Security, pro rata, based upon their respective Interest Accrual Amounts and the Premium Payment, respectively, in an aggregate amount up to the sum of the Class A Interest Accrual Amount and the Premium Payment with respect to such Distribution Date;

            second, to the Classes of Class A Certificates and to Financial Security, pro rata, based upon their respective Class A Unpaid Interest Shortfalls and Premium Unpaid Shortfall, respectively, in an aggregate amount up to the sum of the Aggregate Class A Unpaid Interest Shortfall and Premium Unpaid Shortfall;

            third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Classes of Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

            fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-4 Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth, below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

            fifth, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

            sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

            seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eighth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

            ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

            tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eleventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

            twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

            thirteenth,  to the  Class B-3  Certificates  in an amount up to the
Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

            fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

            sixteenth,  to the  Class  B-4  Certificates  in an amount up to the
Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

            eighteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

            nineteenth,  to the  Class B-5  Certificates  in an amount up to the
Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

            twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

            twenty-second,  to the Class B-6 Certificates in an amount up to the
Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

            twenty-third, to the Holder of the Class A-R Certificate.

            Notwithstanding the foregoing, after the Principal Balance of any Class (other than the Class A-R Certificate) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

            In addition, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to
Section 3.02(ix) hereof shall be distributed to the Holder of the Class A-R Certificate.

            With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

            (b) On each Distribution Date occurring prior to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Classes of Class A Certificates (other than the Principal Balance of the Class A-PO Certificates) in accordance with the following priorities:

            first, to the Class A-R Certificate, until the Principal Balance thereof has been reduced to zero;

            second, on each Distribution Date on and after the Distribution Date in December 2001, concurrently, to the Class A-3 and Class A-4 Certificates, pro rata, an amount up to $35,533.33, until the Principal Balance of each such Class has been reduced to zero;

            third, concurrently, to the Class A-1, Class A-5 and Class A-6 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero;

            fourth, to the Class A-2 Certificates, until the Principal Balance thereof has been reduced to zero;

            fifth, concurrently, to the Class A-3 and Class A-4 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero.

            (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Classes of Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

            (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

            (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

            (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated
Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

            (e) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(e) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.23, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates (other than the Class A-3 Certificates) and the Class B Distribution Amount with respect to each such Class of Class B Certificates and, in the case of the Class A-3 Certificates, as provided in Section 4.07.

            In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class A-R Certificate) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trust Administrator. The Trust Administrator will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trust Administrator therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with
Section 4.01(a).

            (f) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(f) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

SECTION 4.02.     ALLOCATION OF REALIZED LOSSES.

            (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

          first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

          second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

          third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

          fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

          fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

          sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

          seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

            This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

            (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates based on the Class A Non-PO Principal Balance and the Class B Principal Balance,
respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date among the outstanding Classes of Class A Certificates (other than the Class A-PO Certificates) in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

            (c) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

            (d) In the event that there is a Recovery of an amount in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Classes of Class A Certificates or any Classes of Class B Certificates, each outstanding Class to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class A-PO Certificates, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class of Certificates has been reduced to zero, such Class shall not be entitled to any share of such Recovery. In the event that the amount of such Recovery exceeds the amount of such Recovery allocated to each outstanding Class in accordance with the preceding provisions, each outstanding Class shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section 2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan, such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class would have received if such Recovery had been deposited in the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

            (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between (i) the Class A Certificates and the Premium Payment and (ii) the Class B Certificates, pro rata based on the Class A Interest Accrual Amount and the Premium Payment and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates and the Premium Payment shall be allocated among the outstanding Classes of Class A Certificates and the Premium Payment based on their Class A Interest Percentages and the Premium Percentage, as the case may be. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates and the Premium Payment based on their Class A Interest Percentages and the Premium Percentage, as the case may be.

            (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

SECTION 4.03.     PAYING AGENT.

            (a) The Master Servicer hereby appoints the Trust Administrator as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by Section 4.04 as agent of the Master Servicer.

            The Master Servicer may, at any time, remove or replace the Paying Agent.

            The Master Servicer shall cause any Paying Agent that is not the Trust Administrator to execute and deliver to the Trust Administrator an instrument in which such Paying Agent agrees with the Trust Administrator that such Paying Agent shall:

            (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of
      Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

           (ii) give the Trust Administrator notice of any default by the Master Servicer in remitting any required amount; and

          (iii) at any time during the continuance of any such default, upon the written request of the Trust Administrator, forthwith pay to the Trust Administrator all amounts held in trust by such Paying Agent.

            (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trust Administrator, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

SECTION   4.04.   STATEMENTS   TO   CERTIFICATEHOLDERS;   REPORT  TO  THE  TRUST
ADMINISTRATOR, FINANCIAL SECURITY AND THE SELLER.

            Concurrently with each distribution pursuant to Section 4.01(e), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate, the Seller and Financial Security a statement setting forth:

            (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

           (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates, (c) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class for such Distribution Date;

          (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

           (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any
      Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

            (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trust Administrator pursuant to the Servicing Agreements or this Agreement;

           (vi) the number of Mortgage Loans outstanding as of the preceding Determination Date;

          (vii) the Class A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

         (viii) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

           (ix) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

            (x) the Class A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

           (xi) the Class A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

         (xiii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiv) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

           (xv) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

          (xvi) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

         (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

        (xviii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

          (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

           (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

          (xxi) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

         (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

        (xxiii) the Class A-PO Deferred Amount, if any;

          (xxiv) in the case of the Class A-3 Certificates, (a) the Class A-3 Distribution Deficiency, if any, for such Distribution Date, (b) amounts, if any in respect of the Class A-3 Distribution Deficiency paid under the Policy and (c) the amounts attributable to the Class A-3 Certificates;

          (xxv) in the case of the Class A-3 Certificates, the amount remaining in the Reserve Fund after taking into account the Reserve Withdrawal for such Distribution Date; and

         (xxvi) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trust Administrator, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

            In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R Certificate) with a $1,000 Denomination, and as a dollar amount per Class A-R Certificate with a $100 Denomination.

            Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

            Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trust Administrator, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. Upon receipt of any such statement, the Trust Administrator shall promptly forward a copy of such statement to Financial Security. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trust Administrator and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

            In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

SECTION 4.05.     REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE SERVICE.

            The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trust Administrator acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

SECTION 4.06.     RESERVE FUND.

            (a) The Reserve Fund shall be established on the Closing Date and maintained by the Trust Administrator in accordance with this Section 4.06. At the time the Reserve Fund is established, the Seller shall cause to be deposited into the Reserve Fund the amount of $2000.00.

            With respect to each Distribution Date, the Reserve Withdrawal shall be withdrawn by the Trust Administrator from the amount on deposit in the Reserve Fund in accordance with this Section 4.06 and distributed on such Distribution Date to the Holders of the Class A-3 Certificates, pro rata, based on Percentage Interest.

            Notwithstanding anything herein to the contrary, on the Distribution Date on which the Class A Principal Balance of the Class A-3 Certificates has been reduced to zero, any funds then on deposit in the Reserve Fund shall be distributed to Greenwich Capital at the address provided by it to the Trust Administrator.

            (b) The Reserve Fund will be an "outside reserve fund" under the REMIC Provisions that is beneficially owned for federal income tax purposes by Greenwich Capital, which shall report all income, gain, deduction or loss with respect thereto, and will not be an asset of the REMIC.

SECTION 4.07.     DISTRIBUTIONS IN REDUCTION OF THE CLASS A-3 CERTIFICATES.

            Distributions in reduction of the Class A Principal Balance of the Class A-3 Certificates will be made in integral multiples of $1,000 at the request of the appropriate representatives of Deceased Holders of such Class and at the request of Living Holders of such Class or by mandatory distributions by random lot, pursuant to clauses (a) and (d) below, or on a pro rata basis pursuant to clause (f) below.

            (a) On each Distribution Date on which distributions in reduction of the Class A Principal Balance of the Class A-3 Certificates are made, such distributions will be made with respect to such Class in the following priority:

          (i) any request by the personal representatives of a Deceased Holder or by a surviving tenant by the entirety, by a surviving joint tenant or by a surviving tenant in common, but not exceeding an aggregate principal balance for such Class of $100,000 per request; and

          (ii) any request by a Living Holder, but not exceeding an aggregate principal balance for such Class of $10,000 per request.

            Thereafter, distributions will be made, with respect to such Class, as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions for such Class made by the Beneficial Owners of the Class A-3 Certificates until all such requests have been honored.

            For each such sequence of priorities described above, requests for distributions in reduction of the principal balances of Class A-3 Certificates presented on behalf of Deceased Holders in accordance with the provisions of clause (i) above will be accepted in order of their receipt by the Clearing Agency and requests for distributions in reduction of the principal balance of Class A-3 Certificates presented by Living Holders in accordance with the provisions of clause (ii) above will be accepted in the order of their receipt by the Clearing Agency after all requests with respect to such Class presented in accordance with clause (i) have been honored. All requests for distributions in reduction of the principal balances of the Class A-3 Certificates will be accepted in accordance with the provisions set forth in Section 4.07(c). All requests for distributions in reduction of the principal balance of Class A-3 Certificates with respect to any Distribution Date must be received by the Clearing Agency and forwarded to, and received by, the Trust Administrator no later than the close of business on the related Record Date. Requests for distributions which are received by the Clearing Agency and forwarded to, and received by, the Trust Administrator after the related Record Date and requests, in either case, for distributions not accepted with respect to any Distribution Date, will be treated as requests for distributions in reduction of the principal balance of Class A-3 Certificates on the next succeeding Distribution Date, and each succeeding Distribution Date thereafter, until each such request is accepted or is withdrawn as provided in Section 4.07(c). Such requests as are not so withdrawn shall retain their order of priority without the need for any further action on the part of the appropriate Beneficial Owner of the related Class A-3 Certificate, all in accordance with the procedures of the Clearing Agency and the Trust Administrator. Upon the transfer of beneficial ownership of any Class A-3 Certificate, any distribution request previously submitted with respect to such Certificate will be deemed to have been withdrawn only upon the receipt by the Trust Administrator of notification of such withdrawal in the manner required by the Clearing Agency under its APUT System.

            Distributions in reduction of the principal balances of the Class A-3 Certificates will be applied, in the aggregate with respect to such Class, in an amount equal to the Class A Non-PO Principal Distribution Amount allocable to such Class pursuant to Section 4.01(b) plus any amounts distributable to the Class A-3 Certificates as a payment under the Policy of a Class A-3 Principal Loss Amount of the type described in clause (i) of the definition thereof, minus amounts to repay any funds withdrawn from the Rounding Account for the prior Distribution Date, plus any amounts available for distribution from the Rounding Account for such Class established as provided in Section 4.07(e), provided that the aggregate distribution in reduction of the Class A Principal Balance of such Class on any Distribution Date is made in an integral multiple of $1,000.

            To the extent that the portion of the Class A Non-PO Principal Distribution Amount allocable to distributions in reduction of the Class A Principal Balance of the Class A-3 Certificates on any Distribution Date plus any amounts distributable to the Class A-3 Certificates as a payment under the Policy of a Class A-3 Principal Loss Amount of the type described in clause (i) of the definition hereof (minus amounts to repay any funds withdrawn from the Rounding Account on the prior Distribution Date and plus any amounts required to be distributed from the Rounding Account pursuant to Section 4.07(e)) exceeds the aggregate principal balances of Class A-3 Certificates with respect to which distribution requests, as set forth above, have been received distributions in reduction of the Class A Principal Balance of the Class A-3 Certificates will be made by mandatory distribution pursuant to Section 4.07(d).

            (b) A Class A-3 Certificate shall be deemed to be held by a Deceased Holder for purposes of this Section 4.07 if the death of the Beneficial Owner thereof is deemed to have occurred. Class A-3 Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the Beneficial Owner, and the Class A-3 Certificates so beneficially owned will be eligible for priority with respect to distributions in reduction of the principal balance of such Class thereof, subject to the limitations stated above. Class A-3 Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be Beneficial Owners of a number of Individual Class A-3 Certificates greater than the number of Individual Class A-3 Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a Beneficial Owner of the Class A-3 Certificates owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of such trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Individual Class A-3 Certificates will be deemed to be the death of the Beneficial Owner of such Class A-3 Certificates regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Trust Administrator. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a Trust Administrator, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interests shall include the power to sell, transfer or otherwise dispose of a Class A-3 Certificate and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of the principal balances of the Class A-3 Certificates payable with respect thereto. The Trust Administrator shall not be under any duty to determine independently the occurrence of the death of any deceased Beneficial Owner. The Trust Administrator may rely entirely upon documentation delivered to it pursuant to Section 4.07(c) in establishing the eligibility of any Beneficial Owner to receive the priority accorded Deceased Holders in Section 4.07(a).

            (c) Requests for distributions in reduction of the principal balance of Class A-3 Certificates must be made by delivering a written request therefor to the Clearing Agency Participant or Clearing Agency Indirect Participant that maintains the account evidencing such Beneficial Owner's interest in Class A-3 Certificates. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the Trust Administrator under separate cover. The Clearing Agency Participant should in turn make the request of the Clearing Agency (or, in the case of a Clearing Agency Indirect Participant, such Clearing Agency Indirect Participant must notify the related Clearing Agency Participant of such request, which Clearing Agency Participant should make the request of the Clearing Agency) in the manner required under the rules and regulations of the Clearing Agency's APUT System and provided to the Clearing Agency Participant. Upon receipt of such request, the Clearing Agency will date and time stamp such request and forward such request to the Trust Administrator. The Clearing Agency may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. Neither the Master Servicer nor the Trust Administrator shall be liable for any delay in delivery of requests for distributions or withdrawals of such requests by the Clearing Agency, a Clearing Agency Participant or any Clearing Agency Indirect Participant.

            The Trust Administrator shall maintain a list of those Clearing Agency Participants representing the appropriate Beneficial Owners of Class A-3 Certificates that have submitted requests for distributions in reduction of the principal balance of Certificates of such Class, together with the order of receipt and the amounts of such requests. The Clearing Agency will honor requests for distributions in the order of their receipt (subject to the priorities described in Section 4.07(a) above). The Trust Administrator shall notify the Clearing Agency and the appropriate Clearing Agency Participants as to which requests should be honored on each Distribution Date. Requests shall be honored by the Clearing Agency in accordance with the procedures, and subject to the priorities and limitations, described in this Section 4.07. The exact procedures to be followed by the Trust Administrator and the Clearing Agency for purposes of determining such priorities and limitations will be those established from time to time by the Trust Administrator or the Clearing Agency, as the case may be. The decisions of the Trust Administrator and the Clearing Agency concerning such matters will be final and binding on all affected persons.

            Individual Class A-3 Certificates which have been accepted for a distribution shall be due and payable on the applicable Distribution Date. Such Certificates shall cease to bear interest after the last day of the month preceding the month in which such Distribution Date occurs, and notwithstanding anything to the contrary herein, no amounts shall be due from Financial Security or otherwise with respect to interest on such Certificates after such last day of the month.

            Any Beneficial Owner of a Class A-3 Certificate which has requested a distribution may withdraw its request by so notifying in writing the Clearing Agency Participant or Clearing Agency Indirect Participant that maintains such Beneficial Owner's account. In the event that such account is maintained by a Clearing Agency Indirect Participant, such Clearing Agency Indirect Participant must notify the related Clearing Agency Participant which in turn must forward the withdrawal of such request, on a form required by the Clearing Agency, to the Trust Administrator. If such notice of withdrawal of a request for distribution has not been received by the Clearing Agency and forwarded to the Trust Administrator on or before the Record Date for the next Distribution Date, the previously made request for distribution will be irrevocable with respect to the making of distributions in reduction of the Class A Principal Balance of Class A-3 Certificates on such Distribution Date.

            In the event any  requests  for  distributions  in  reduction of the principal balance of Class A-3 Certificates are rejected by the Trust Administrator for failure to comply with the requirements of this Section 4.07, the Trust Administrator shall return such request to the appropriate Clearing Agency Participant with a copy to the Clearing Agency with an explanation as to the reason for such rejection.

            (d) To the extent, if any, that distributions in reduction of the Class A Principal Balance of Class A-3 Certificates on a Distribution Date exceed the outstanding principal balances of Certificates of such Class with respect to which distribution requests have been received by the related Record Date, as provided in Section 4.07(a) above, distributions in reduction of the Class A Principal Balance of the Class A-3 Certificates will be made by mandatory distributions in reduction thereof. Such mandatory distributions on Individual Class A-3 Certificates will be made by random lot in accordance with the then-applicable random lot procedures of the Clearing Agency, the Clearing Agency Participants and the Clearing Agency Indirect Participants representing the Beneficial Owners; provided however, that, if after the distribution in reduction of the Class A Principal Balance of the Class A-3 Certificates on the next succeeding Distribution Date on which mandatory distributions are to be made, the principal balance of Class A-3 Certificates would not be reduced to zero, the Individual Class A-3 Certificates to which such distributions will be applied shall be selected by the Clearing Agency from those Class A-3 Certificates not otherwise receiving distributions in reduction of the principal balance on such Distribution Date. The Trust Administrator shall notify the Clearing Agency of the aggregate amount of the mandatory distribution in reduction of the Class A Principal Balance of the Class A-3 Certificates to be made on the next Distribution Date. The Clearing Agency shall then allocate such aggregate amount among its Clearing Agency Participants on a random lot basis. Each Clearing Agency Participant and, in turn, each Clearing Agency Indirect Participant will then select, in accordance with its own random lot procedures, Individual Class A-3 Certificates from among those held in its accounts to receive mandatory distributions in reduction of the principal balance of the Certificates of such Class, such that the total amount so selected is equal to the aggregate amount of such mandatory distributions allocated to such Clearing Agency Participant by the Clearing Agency and to such Clearing Agency Indirect Participant by its related Clearing Agency Participant, as the case may be. Clearing Agency Participants and Clearing Agency Indirect Participants which hold Class A-3 Certificates selected for mandatory distributions in reduction of the principal balances are required to provide notice of such mandatory distributions to the affected Beneficial Owners. The Master Servicer agrees to notify the Trust Administrator of the amount of distributions in reduction of the principal balances of Class A-3 Certificates to be made on each Distribution Date in a timely manner such that the Trust Administrator may fulfill its obligations pursuant to the Letter of Representations dated the Business Day immediately preceding the Closing Date among the Seller, the Trust Administrator and the Clearing Agency.

            (e) On the Closing Date, the Rounding Account shall be established with the Trust Administrator and the Seller shall cause to be initially deposited with the Trust Administrator a $999.99 deposit for the Rounding Account. On each Distribution Date on which a distribution is made in reduction of the principal balance of the Class A-3 Certificates, funds on deposit in the Rounding Account shall be available to be applied to round upward to an integral multiple of $1,000 the aggregate distribution in reduction of the Class A Principal Balance to be made on the Class A-3 Certificates. Rounding of such distribution on the Class A-3 Certificates shall be accomplished, on the first such Distribution Date, by withdrawing from the Rounding Account the amount of funds, if any, needed to round the amount otherwise available for such distribution in reduction of the principal balance of the Class A-3 Certificates upward to the next integral multiple of $1,000. On each succeeding Distribution Date on which distributions in reduction of the principal balance of the Class A-3 Certificates are to be made, the aggregate amount of such distributions allocable to the Class A-3 Certificates shall be applied first to repay any funds withdrawn from the Rounding Account on the prior Distribution Date for which funds were withdrawn from such account, and then the remainder of such allocable amount, if any, shall be similarly rounded upward and applied as distributions in reduction of the principal balance of the Class A-3 Certificates; this process shall continue on succeeding Distribution Dates until the Class A Principal Balance of the Class A-3 Certificates has been reduced to zero. The funds in the Rounding Account shall be held in a non-interest bearing account and shall not be reinvested.

            Notwithstanding anything herein to the contrary, on the Distribution Date on which distributions in reduction of the Class A Principal Balance of the Class A-3 Certificates will reduce the Class A Principal Balance thereof to zero or in the event that distributions in reduction of the Class A Principal Balance of the Class A-3 Certificates are made in accordance with the provisions set forth in Section 4.07(f), an amount equal to the difference between $1,000 and the sum then held in the Rounding Account shall be paid from the Pool Distribution Amount to the Rounding Account. Any funds then on deposit in such Rounding Account shall be distributed to the Holder of the Class A-R Certificate.

            (f) Notwithstanding any provisions herein to the contrary, on each Distribution Date on and after Financial Security's failure to make a payment with respect to a Class A-3 Distribution Deficiency, distributions in reduction of the Principal Balance of the Class A-3 Certificates (including amounts paid in respect of such losses under the Policy) will be made on a pro rata basis among the Holders of the Class A-3 Certificates and will not be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by random lot.

            (g) In the  event  that  the pro  rata  distributions  described  in section 4.07(f) cannot be made through the facilities of the Clearing Agency, the Class A-3 Certificates will be withdrawn from the facilities of the Clearing Agency and Definitive Certificates will be issued to replace such withdrawn Book-Entry Certificates pursuant to Section 5.07. An amendment to this Agreement, which may be approved without the consent of any Certificateholders, shall establish procedures relating to the manner in which pro rata distributions in reduction of the principal balances of the Class A-3 Certificates are to be made; provided that such procedures shall be consistent, to the extent practicable and customary for certificates similar to the Class A-3 Certificates, with the provisions of this Section 4.07.

SECTION 4.08.     POLICY MATTERS.

            (a) If, on the second Business Day before any Distribution Date, the Trust Administrator determines that there will be a Class A-3 Distribution Deficiency for such Distribution Date, the Trust Administrator shall determine the amount of such Class A-3 Distribution Deficiency and shall give notice to Financial Security by telephone or telecopy of the amount of such deficiency confirmed in writing by the Notice of Nonpayment by 12:00 noon, New York City time on such second Business Day.

            (b) At the time of the execution and delivery of this Agreement, the Trust Administrator shall establish a separate special purpose trust account in the name of the Trust Administrator for the benefit of Holders of the Class A-3 Certificates referred to herein as the "Policy Payments Account" over which the Trust Administrator shall have exclusive control and sole right of withdrawal. The Trust Administrator shall deposit any amounts paid under the Policy into the Policy Payments Account and distribute such amounts only for purposes of payment to Holders of the Class A-3 Certificates of the Class A-3 Distribution Deficiency for which a claim was made and such amounts may not be applied to satisfy any costs, expenses or liabilities of the Trust Administrator or the Trust Estate. Amounts paid under the Policy shall be disbursed by the Trust Administrator to Holders of the Class A-3 Certificates in the same manner as distributions in reduction of the principal balance of and interest on the Certificates of such Class are made under Section 4.01(e). It shall not be necessary for such payments of the Class A-3 Distribution Deficiency to be made by checks or wire transfers separate from the check or wire transfer used to pay distributions in reduction of the principal balance of and interest on the Class A-3 Certificates with funds available to make such distributions. However, the amount of any distribution to be paid from funds transferred from the Policy Payments Account shall be noted as provided in (c) below and in the statement to be furnished to Holders of the Class A-3 Certificates and Financial Security pursuant to Section 4.04. Funds held in the Policy Payments Account shall not be invested by the Trust Administrator.

            On any Distribution Date with respect to which a claim has been made under the Policy, the amount of any funds received by the Trust Administrator as a result of the claim under the Policy to the extent necessary to make distributions on the Class A-3 Certificates equal to the Class A-3 Distribution Deficiency on such Distribution Date shall be withdrawn from the Policy Payments Account and applied by the Trust Administrator to the payment in full of the Class A-3 Distribution Deficiency. Any funds deposited into the Policy Payments Account in respect of the Class A-3 Certificates that are remaining therein on the first Business Day following a Distribution Date after the Class A-3 Distribution Deficiency has been made to the Certificateholders of such Class shall be remitted in immediately available funds to Financial Security, pursuant to the instructions of Financial Security, by the end of such Business Day.

            (c) The Trust Administrator shall keep a complete and accurate record of the Class A-3 Interest Loss Amount, the Class A-3 Principal Loss Amount and any Non-Supported Interest Shortfall allocated to the Class A-3 Certificates once the Reserve Fund has been depleted, paid from moneys received under the Policy. Financial Security shall have the right to inspect such records at reasonable times upon one Business Day's prior notice to the Trust Administrator.

            (d) In the event that the Trust Administrator has received a certified copy of an order of the appropriate court that any distributions in reduction of the principal balance of or interest on a Class A-3 Certificate has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Trust Administrator shall so notify Financial Security and shall comply with the provisions of the applicable Policy to obtain payment by Financial Security of such avoided distribution, and shall, at the time it provides notice to Financial Security, notify, by mail to Holders of the Certificates of such Class that, in the event that any Holder's distribution is so recovered, such Holder will be entitled to payment pursuant to the terms of the applicable Policy, a copy of which shall be made available by the Trust Administrator and the Trust Administrator shall furnish to Financial Security its records evidencing the distributions in reduction of the principal balance of and interest (including any Non-Supported Interest Shortfall described in
Section 4.08(c)) on the Class A-3 Certificates, if any, which have been made by the Trust Administrator and subsequently recovered from Holders, and the dates on which such distributions were made. Such payment under the applicable Policy shall be disbursed to the receiver, conservator, debtor-in-possession or Trust Administrator in bankruptcy named in the order and not to the Trust Administrator or any Class A-3 Certificateholder directly (unless such Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or Trust Administrator in bankruptcy named in the order, in which case such payment shall be disbursed to the Trust Administrator for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to Financial Security).

            (e) The Trust Administrator shall promptly notify Financial Security of any proceeding or the institution of any action seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class A-3 Certificates as to which it has actual knowledge. Each Holder of a Class A-3 Certificate, by its purchase of such Certificates and the Trust Administrator hereby agree that Financial Security (so long as no Financial Security Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, Financial Security shall be subrogated to the rights of the Trust Administrator and each Holder in the conduct of any Preference Claim, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

            (f) The Trust Administrator acknowledges, and each Holder of a Class A-3 Certificate by its acceptance of such Certificate agrees, that without any further action on the part of Financial Security, Financial Security shall be subrogated to all of the rights to amounts distributable to such
Certificateholders in respect of Class A Unpaid Interest Shortfalls, Non-Supported Interest Shortfalls allocated to such Certificates and recoveries, if any, with respect to the Class A-3 Principal Loss Amounts with respect to amounts paid under the Policy. The Class A-3 Certificateholders by acceptance of such Certificates assign their rights as Holders of such Certificates to Financial Security to the extent of Financial Security's interest with respect to amounts paid.

            (g) The Master Servicer shall designate an Financial Security Contact Person who shall be available to Financial Security to provide reasonable access to information regarding the Mortgage Loans. The initial Financial Security Contact Person is appointed in Section 11.27.

            (h) The Trust Administrator shall surrender the Policy to Financial Security for cancellation upon the expiration of the term of the Policy as provided in the Policy.

            (i) The Trust Administrator upon receipt from the Master Servicer shall send to Financial Security the report prepared pursuant to Section 3.05 and the statements prepared pursuant to Section 4.04.

SECTION 4.09. CALCULATION OF AMOUNTS; BINDING EFFECT OF INTERPRETATIONS AND ACTIONS OF MASTER SERVICER.

            The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

ARTICLE V

THE CERTIFICATES

SECTION 5.01. THE CERTIFICATES.

            (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-PO and Class A-R Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than Class A-PO and Class A-R Certificates) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class, as the case may
be), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-PO, A-R, B-1, B-2, B-3, B-4, B-5, B-6 and C
(reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trust Administrator to or upon the order of the Seller upon receipt by the Trust Administrator or the Custodian of the documents specified in Section 2.01. The aggregate principal portion evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trust Administrator, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Until such time as Definitive  Certificates  are issued  pursuant to
Section 5.07, each Book-Entry Certificate shall bear the following legend:

            "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

            (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

          (i) the provisions of this Section 5.01(b) shall be in full force and effect;

          (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trust Administrator may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

          (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

          (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

          (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

            Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trust Administrator at the Corporate Trust Office.

SECTION 5.02.     REGISTRATION OF CERTIFICATES.

            (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of
Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trust Administrator shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any transfer or exchange of Certificates, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All  Certificates  surrendered  for transfer  and exchange  shall be
canceled  by  the  Certificate   Registrar,   the  Trust  Administrator  or  the
Authenticating Agent in accordance with their standard procedures.

            (b) No transfer of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trust Administrator or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer, and (ii) the Trust Administrator shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trust Administrator the facts surrounding such transfer, which investment letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Holder of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trust Administrator is under an obligation to register the Class A-PO, Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

            (c) No transfer of a Class A-PO or Class B Certificate shall be made (other than the transfer of the Class A-PO Certificates to an affiliate of the Seller on the Closing Date) unless the Trust Administrator and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate, or in the form of Exhibit K hereto, in the case of a Class B-1, Class B-2 or Class B-3 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer or (b) with respect to the Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class A-PO or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trust Administrator and the Seller to the effect that the purchase or holding of such Class A-PO or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Class A-PO and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

            (d) No legal or  beneficial  interest  in all or any  portion of the
Class A-R Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trust Administrator shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trust Administrator shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R Certificate, unless the transferor shall have provided to the Trust Administrator an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

            The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R Certificate shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

            Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R
Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of the Class A-R Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

SECTION 5.03.     MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

            If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Authenticating Agent, or the Trust Administrator or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trust Administrator or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trust Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trust Administrator or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

SECTION 5.04. PERSONS DEEMED OWNERS.

            Prior to the due  presentation of a Certificate for  registration of transfer, the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar shall be affected by notice to the contrary.

SECTION 5.05.     ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

            (a) If the Trust Administrator is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trust Administrator, within 15 days after receipt by the Certificate Registrar of a request by the Trust Administrator in writing, a list, in such form as the Trust Administrator may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trust Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trust Administrator shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trust Administrator. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trust Administrator is not the Certificate Registrar, the Trust Administrator shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

            (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

SECTION 5.06.     MAINTENANCE OF OFFICE OR AGENCY.

            The Trust Administrator will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trust Administrator initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

SECTION 5.07.     DEFINITIVE CERTIFICATES.

            If (i)(A) the Master Servicer advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and (B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency, (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trust Administrator through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners or (iv) upon the occurrence of the events specified in Section 4.07(g), the Trust Administrator shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trust Administrator by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trust Administrator shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer, the Trustee nor the Trust Administrator shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

SECTION 5.08.     NOTICES TO CLEARING AGENCY.

            Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

ARTICLE VI

THE SELLER AND THE MASTER SERVICER

SECTION 6.01.     LIABILITY OF THE SELLER AND THE MASTER SERVICER.

            The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

SECTION 6.02.     MERGER OR CONSOLIDATION OF THE SELLER OR THE MASTER SERVICER.

            Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

SECTION 6.03. LIMITATION ON LIABILITY OF THE SELLER, THE MASTER SERVICER AND OTHERS.

            Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

SECTION 6.04.     RESIGNATION OF THE MASTER SERVICER.

            The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trust Administrator, a copy of which shall be delivered, but not addressed, to Financial Security. No such resignation shall become effective until the Trustee, the Trust Administrator or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

SECTION 6.05.     COMPENSATION TO THE MASTER SERVICER.

            The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

SECTION 6.06.     ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER SERVICER.

            The Master  Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Trust Administrator, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee or the Trust Administrator (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee and the Trust Administrator, in the exercise of its reasonable judgment, and executes and delivers to the Trustee and the Trust Administrator an agreement, in form and substance reasonably satisfactory to the Trustee and the Trust Administrator, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency (without, in the case of the Class A-3 Certificates, giving effect to the guaranty provided by Financial Security); and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee, Trust Administrator or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

SECTION 6.07. INDEMNIFICATION OF TRUSTEE, TRUST ADMINISTRATOR AND SELLER BY MASTER SERVICER.

            The Master Servicer shall indemnify and hold harmless the Trustee, the Trust Administrator and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee, the Trust Administrator or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

ARTICLE VII

DEFAULT

SECTION 7.01.     EVENTS OF DEFAULT.

            In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

            (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

           (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

           (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

            (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

           (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

          (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both FNMA and FHLMC, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer and the Trust Administrator (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator on behalf of the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trust Administrator on behalf of the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trust Administrator and the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trust Administrator on behalf of the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

SECTION 7.02.     OTHER REMEDIES OF TRUSTEE.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

SECTION 7.03. DIRECTIONS BY CERTIFICATEHOLDERS AND DUTIES OF TRUSTEE DURING EVENT OF DEFAULT.

            During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

SECTION 7.04. ACTION UPON CERTAIN FAILURES OF THE MASTER SERVICER AND UPON EVENT OF DEFAULT.

            In the event that the Trustee or the Trust Administrator shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or
(ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee or the Trust Administrator may, but need not if the Trustee or the Trust Administrator, as the case may be, deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee or the Trust Administrator, the Trustee or the Trust Administrator, as the case may be, shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

SECTION 7.05.     TRUST ADMINISTRATOR TO ACT; APPOINTMENT OF SUCCESSOR.

            When the Master Servicer receives notice of termination  pursuant to
Section 7.01 or the Trustee or the Trust Administrator receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trust Administrator on behalf of the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trust Administrator is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trust Administrator shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trust Administrator and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trust Administrator shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trust
Administrator is required to solicit bids as provided above, the Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trust Administrator shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trust Administrator shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trust Administrator and any successor servicer  in  effecting  the  termination  of the  Master  Servicer's  servicing responsibilities and rights hereunder and shall promptly provide the Trust Administrator or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trust Administrator or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trust Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section
7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trust Administrator) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) (without, in the case of the Class A-3 Certificates, giving effect to the guaranty provided by Financial Security) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

SECTION 7.06.     NOTIFICATION TO CERTIFICATEHOLDERS.

            Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trust Administrator shall also, within 45 days after the occurrence of any Event of Default known to the Trust Administrator, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45-day period.

ARTICLE VIII

CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

SECTION 8.01.     DUTIES OF TRUSTEE AND THE TRUST ADMINISTRATOR.

            The Trustee and the Trust Administrator, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee and the Trust Administrator, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Trust Administrator, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee and the Trust
Administrator shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

            No provision of this Agreement shall be construed to relieve the Trustee and the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trust Administrator and, in the absence of bad faith on the part of the Trustee and the Trust Administrator, the Trustee and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Trust Administrator, and conforming to the requirements of this Agreement;

           (ii) The Trustee and the Trust Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Trust Administrator, or exercising any trust or power conferred upon the Trustee and the Trust Administrator, under this Agreement; and

          (iii) The Trustee and the Trust Administrator shall not be liable for any error of judgment made in good faith by any of their respective Responsible Officers, unless it shall be proved that the Trustee or the Trust Administrator or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

            None of the provisions contained in this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 8.02.     CERTAIN MATTERS AFFECTING THE TRUSTEE.

            Except as otherwise provided in Section 8.01:

            (i) Each of the Trustee and the Trust Administrator may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee or Trust Administrator, as applicable, may prescribe;

           (ii) Each of the Trustee and the Trust Administrator may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) Neither of the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

           (iv) Subject to Section 7.04, the Trust Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trust Administrator may be required to act as Master Servicer pursuant to
      Section 7.05 and thereupon only for the acts or omissions of the Trust Administrator as successor Master Servicer; and

            (v) Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

SECTION 8.03. NEITHER TRUSTEE NOR TRUST ADMINISTRATOR REQUIRED TO MAKE INVESTIGATION.

            Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee or the Trust Administrator, shall be repaid by the Master Servicer upon demand.

SECTION 8.04. NEITHER TRUSTEE NOR TRUST ADMINISTRATOR LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.

            The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Trust Administrator assumes responsibility as to the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation for the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

SECTION 8.05.     TRUSTEE AND TRUST ADMINISTRATOR MAY OWN CERTIFICATES.

            Each of the Trustee, the Trust Administrator and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, Trust Administrator or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

SECTION 8.06.     THE MASTER SERVICER TO PAY FEES AND EXPENSES.

            The Master Servicer covenants and agrees to pay to each of the Trustee and the Trust Administrator from time to time, and each of the Trustee and the Trust Administrator shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee or the Trust Administrator, as the case may be, and the Master Servicer will pay or reimburse the Trustee or the Trust Administrator, as the case may be, upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

SECTION 8.07. ELIGIBILITY REQUIREMENTS.

            Each of the Trustee and the Trust Administrator hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in
Section 8.08.

SECTION 8.08.     RESIGNATION AND REMOVAL.

            Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee or trust administrator. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee or trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee or trust administrator shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator.

            If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of the property or affairs of the Trustee or the Trust Administrator for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and/or the Trust Administrator, as the case may be, and appoint a successor trustee and/or successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or Trust Administrator so removed and one copy to the successor trustee or successor trust administrator, as the case may be.

            The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and/or the Trust Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

            Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

SECTION 8.09.     SUCCESSOR.

            Any successor trustee or successor trust administrator appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee or trust administrator, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or trust administrator, as the case may be, herein. The predecessor trustee or trust administrator shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor trust administrator, as the case may be, all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07.

            Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee or successor trust administrator, as the case may be, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Master Servicer.

SECTION 8.10.     MERGER OR CONSOLIDATION.

            Any Person into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee or Trust Administrator, as the case may be, hereunder; provided, however, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee or the Trust Administrator, as the case may be, shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject the REMIC to federal, state or local tax or cause the REMIC to not qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee or the Trust Administrator, as the case may be.

SECTION 8.11.     AUTHENTICATING AGENT.

            The Trust  Administrator may appoint an Authenticating  Agent, which shall be authorized to act on behalf of the Trust Administrator in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trust Administrator or the Trust Administrator's countersignature, such reference shall be deemed to include authentication on behalf of the Trust Administrator by the Authenticating Agent and a certificate of authentication executed on behalf of the Trust Administrator by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trust Administrator or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Trust Administrator, the Seller and the Master Servicer. The Trust Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trust Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as
Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trust Administrator. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

SECTION 8.12.     SEPARATE TRUSTEES AND CO-TRUSTEES.

            The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

           (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

          (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

           (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

            Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

            No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

            The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

            The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 8.06 hereof.

SECTION 8.13.     APPOINTMENT OF CUSTODIANS.

            The Trust Administrator may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trust Administrator, by entering into a Custodial Agreement. Subject to this Article VIII, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

SECTION 8.14.     TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.

            (a) Each of the Trustee, the Trust Administrator and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as a REMIC; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trust Administrator, the Trust Administrator, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat the Trust Estate as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the REMIC, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trust Administrator and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions);
(v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of the REMIC, and the fair market value and adjusted basis of the REMIC property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-PO and Class A-R Certificates and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code
Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Trust Estate or the REMIC to tax or (c) cause the Trust Estate to fail to qualify as a REMIC; (ix) exercise reasonable care not to allow the REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC;
(x) pay (on behalf of the REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the REMIC, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and
(xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R Certificateholder for such purpose (or if the Master Servicer is not so permitted, the Holder of the Class A-R Certificate shall be a tax matters person in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence and comply with written directions from the Master Servicer or the Trust Administrator.

            In order to enable the Master Servicer, the Trust Administrator or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer, the Trust Administrator or the Trustee, as the case may be, may from time to time request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer, the Trust Administrator or the Trustee arising from any errors or miscalculations by the Master Servicer, the Trust Administrator or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller, the Trust Administrator and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Trust Administrator or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the REMIC as described above. In the event that the Trust Administrator prepares any of the federal, state and local tax returns of the REMIC as described above, the Trust Administrator hereby indemnifies the Seller, the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Master Servicer or the Trustee arising from the Trust Administrator's willful misfeasance, bad faith or negligence in connection with such preparation.

            (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer, the Trust Administrator and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer, the Trust Administrator or the Trustee to, respectively, perform its obligations under this Section 8.14.

SECTION 8.15.     MONTHLY ADVANCES.

            In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trust Administrator shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trust Administrator shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trust Administrator shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

ARTICLE IX

TERMINATION

SECTION 9.01. TERMINATION UPON PURCHASE BY THE SELLER OR LIQUIDATION OF ALL MORTGAGE LOANS.

            Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer, the Trust Administrator and the Trustee created hereby (other than the obligation of the Trust Administrator to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section
9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.22. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trust Administrator for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trust Administrator (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trust Administrator therein designated, (B) the amount of any such final payment and
(C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trust Administrator and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Notwithstanding the foregoing, if the price paid pursuant to clause
(i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trust Administrator of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i),
(ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

            In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trust Administrator shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trust Administrator (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

SECTION 9.02.     ADDITIONAL TERMINATION REQUIREMENTS.

            In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trust Administrator has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject the REMIC to federal tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax return of the REMIC; and

           (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trust Administrator shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.01.    AMENDMENT.

            (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee and with respect only to amendments affecting the rights or obligations of Financial Security, with the consent of Financial Security, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake,
(ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate or the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect (without, in the case of the Class A-3 Certificates, giving effect to the guaranty provided by Financial Security), (v) to modify, eliminate or add to the provisions of
Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Trust Estate or the REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and
(vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

            This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of Financial Security (only with respect to amendments affecting the rights or obligations of Financial Security) and the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

            Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the REMIC to tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment  requiring the consent
of   Certificateholders,   the  Trust   Administrator   shall  furnish   written
notification of the substance of such amendment to each Certificateholder.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

            (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder, the Trust Administrator, the Trustee or Financial Security; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled
Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

            A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trust Administrator.

SECTION 10.02.    RECORDATION OF AGREEMENT.

            This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 10.03.    LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No   Certificateholder,   solely  by   virtue   of  its   status  as
Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

SECTION 10.04.    GOVERNING LAW; JURISDICTION.

            This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 10.05.    NOTICES.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer, the Trust Administrator and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office, (iv) in the case of the Trust Administrator, to the Corporate Trust
Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee or the Trust Administrator, in each case Attention: Corporate Trust Department and (v) in the case of Financial Security, to Financial Security Assurance Inc., 350 Park Avenue, New York, New York 10022, Attention: Senior Vice President, Surveillance Department re: NASCOR Series 1998-32; Confirmation: 212-826-0100; Telecopy: 212-339-3518 or
212-339-3529 (in each case in which notice or other communication to Financial Security refers to an Event of Default or a claim under the policy or with respect to which failure on the part of Financial Security to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel and shall be marked to indicate "URGENT MATERIAL ENCLOSED". Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer, the Trust Administrator or the Trustee shall not be effective until received.

            For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Trust Administrator, such Servicer or a Certificateholder.

SECTION 10.06.    SEVERABILITY OF PROVISIONS.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 10.07.    SPECIAL NOTICES TO RATING AGENCIES AND FINANCIAL SECURITY.

            (a) The Trust Administrator shall give prompt notice to each Rating Agency and Financial Security of the occurrence of any of the following events of which it has notice:

          (i) any amendment to this Agreement pursuant to Section 10.01(a);

          (ii) any sale or  transfer  of the Class B  Certificates  pursuant  to
     Section 5.02 to an affiliate of the Seller;

          (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

          (iv) any resignation of the Master Servicer pursuant to Section 6.04;

          (v) the  occurrence  of any of the  Events  of  Default  described  in
     Section 7.01;

          (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

          (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

          (viii) the making of a final payment pursuant to Section 9.01.

            (b) The Master Servicer shall give prompt notice to each Rating Agency and Financial Security of the occurrence of any of the following events:

          (i) the appointment of a Custodian pursuant to Section 2.02;

          (ii)  the   resignation  or  removal  of  the  Trustee  or  the  Trust
     Administrator pursuant to Section 8.08;

          (iii) the appointment of a successor trustee or trust administrator pursuant to Section 8.09; or

          (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

            (c) The Master Servicer shall deliver to each Rating Agency and Financial Security:

          (i) reports prepared pursuant to Section 3.05; and

          (ii) statements prepared pursuant to Section 4.04.

SECTION 10.08.    COVENANT OF SELLER.

            The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

SECTION 10.09.    RECHARACTERIZATION.

            The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

ARTICLE XI

TERMS FOR CERTIFICATES

SECTION 11.01.    CLASS A FIXED PASS-THROUGH RATE.

            The Class A Fixed Pass-Through Rate is 6.000% per annum.

SECTION 11.02.    CUT-OFF DATE.

            The Cut-Off Date for the Certificates is November 1, 1998.

SECTION 11.03.    CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.

            The Cut-Off Date Aggregate Principal Balance is $390,405,640.08.

SECTION 11.04.    ORIGINAL CLASS A PERCENTAGE.

            The Original Class A Percentage is 96.79331905%.

SECTION  11.05.   ORIGINAL   PRINCIPAL  BALANCES  OF  THE  CLASSES  OF  CLASS  A
CERTIFICATES.

            As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                            Original
            Class                       Principal Balance
            -----                       -----------------
            Class A-1                    $232,257,000.00
            Class A-2                    $  9,321,667.00
            Class A-3                    $ 32,500,000.00
            Class A-4                    $  3,033,333.00
            Class A-5                    $ 50,000,000.00
            Class A-6                    $ 50,000,000.00
            Class A-PO                   $    800,134.56
            Class A-R                    $        100.00

SECTION 11.06.    ORIGINAL CLASS A NON-PO PRINCIPAL BALANCE.

            The Original Class A Non-PO Principal Balance is $377,112,100.00.

SECTION 11.07.    ORIGINAL SUBORDINATED PERCENTAGE.

            The Original Subordinated Percentage is 3.20668095%.

SECTION 11.08.    ORIGINAL CLASS B-1 PERCENTAGE.

            The Original Class B-1 Percentage is 1.20249841%.

SECTION 11.09.    ORIGINAL CLASS B-2 PERCENTAGE.

            The Original Class B-2 Percentage is 1.25254904%.

SECTION 11.10.    ORIGINAL CLASS B-3 PERCENTAGE.

            The Original Class B-3 Percentage is 0.25050981%.

SECTION 11.11.    ORIGINAL CLASS B-4 PERCENTAGE.

            The Original Class B-4 Percentage is 0.25050981%.

SECTION 11.12.    ORIGINAL CLASS B-5 PERCENTAGE.

            The Original Class B-5 Percentage is 0.10010125%.

SECTION 11.13.    ORIGINAL CLASS B-6 PERCENTAGE.

            The Original Class B-6 Percentage is 0.15051264%.

SECTION 11.14.    ORIGINAL CLASS B PRINCIPAL BALANCE.

            The Original Class B Principal Balance is $12,493,405.52.

SECTION  11.15.   ORIGINAL   PRINCIPAL  BALANCES  OF  THE  CLASSES  OF  CLASS  B
CERTIFICATES.

            As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                              Original
                Class                     Principal Balance
                -----                     -----------------
              Class B-1                    $4,685,000.00
              Class B-2                    $4,880,000.00
              Class B-3                    $   976,000.00
              Class B-4                    $   976,000.00
              Class B-5                    $   390,000.00
              Class B-6                    $   586,405.52

SECTION 11.16.    ORIGINAL CLASS B-1 FRACTIONAL INTEREST.

            The Original Class B-1 Fractional Interest is 2.00418254%.

SECTION 11.17.    ORIGINAL CLASS B-2 FRACTIONAL INTEREST.

            The Original Class B-2 Fractional Interest is 0.75163350%.

SECTION 11.18.    ORIGINAL CLASS B-3 FRACTIONAL INTEREST.

            The Original Class B-3 Fractional Interest is 0.50112369%.

SECTION 11.19.    ORIGINAL CLASS B-4 FRACTIONAL INTEREST.

            The Original Class B-4 Fractional Interest is 0.25061389%.

SECTION 11.20.    ORIGINAL CLASS B-5 FRACTIONAL INTEREST.

            The Original Class B-5 Fractional Interest is 0.15051263%.

SECTION 11.21.    CLOSING DATE.

            The Closing Date is November 24, 1998.

SECTION 11.22.    RIGHT TO PURCHASE.

            The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $39,040,564.01 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

SECTION 11.23.    WIRE TRANSFER ELIGIBILITY.

            With respect to the Class A (other than the Class A-PO and Class A-R Certificates) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class A-PO Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 100% Percentage Interest. The Class A-R Certificate is not eligible for wire transfer.

SECTION 11.24.    SINGLE CERTIFICATE.

            A Single Certificate for each Class of Class A Certificates (other than the Class A-3, Class A-PO and Class A-R Certificates) and each Class of the Class B Certificates (other than the Class B-4, Class B-5 and Class B-6 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class A-3 Certificates represents a $1,000 Denomination. A Single Certificate for the Class A-R Certificate represents a $100 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination. A Single Certificate for the Class A-PO Certificates represents a $800,134.56 Denomination.

SECTION 11.25.    SERVICING FEE RATE.

            The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

SECTION 11.26.    MASTER SERVICING FEE RATE.

            The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

SECTION 11.27.    FINANCIAL SECURITY CONTACT PERSON.

            The Initial Financial Security Contact Person is Patrick Greene, Vice President of the Seller.

            IN WITNESS WHEREOF, the Seller, the Master Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                                NORWEST ASSET SECURITIES
                                                CORPORATION
                                                as Seller

                                                By: ____________________________
                                                  Name:    Alan S. McKenney
                                                  Title:   Vice President

                                                NORWEST BANK MINNESOTA, NATIONAL
                                                ASSOCIATION
                                                as Master Servicer

                                                By: ____________________________
                                                  Name:    Nancy E. Burgess
                                                  Title:   Vice President

                                                FIRST UNION NATIONAL BANK
                                                as Trust Administrator

                                                By: ____________________________
                                                  Name:
                                                  Title:

Attest:
By: _______________________
Name: _____________________
Title: ____________________

                                                UNITED STATES TRUST COMPANY
                                                OF NEW YORK
                                                as Trustee

                                                By: ____________________________
                                                  Name:
                                                  Title:

STATE OF MARYLAND   )
                      ss.:
COUNTY OF FREDERICK )

            On this 24th day of November, 1998, before me, a notary public in and for the State of Maryland, personally appeared Alan S. McKenney, known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is a Vice President of Norwest Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND   )
                      ss.:
COUNTY OF FREDERICK )

            On this 24th day of November, 1998, before me, a notary public in and for the State of Maryland, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides at Frederick, Maryland; that she is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF __________________ )
                              ss.:
COUNTY OF                   )

            On this 24th day of November, 1998, before me, a notary public in and for _________________, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, _________________; that s/he is a ____________________ of
United States Trust Company of New York, a ________________, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.

_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA  )
                          ss.:
COUNTY OF                )

            On this 24th day of November, 1998, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.

_________________________
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

    Norwest Asset Securities Corporation, Mortgage Pass-Through Certificates,
                                 Series 1998-32
                 Applicable Unscheduled Principal Receipt Period

                                       Full Unscheduled     Partial Unscheduled
Servicer                               Principal Receipts   Principal Receipts
Norwest Mortgage, Inc. (Exhibit F-1)       Mid Month            Mid Month
The Huntington Mortgage Company            Mid Month            Prior Month
Great Financial Bank                       Mid Month            Prior Month
First Union Mortgage Corp.                 Prior Month          Prior Month
Citicorp Mortgage, Inc.                    Mid Month            Prior Month
Bank of America, National Trust
   & Savings Association                   Mid Month            Prior Month

                                   EXHIBIT A-1
                           [FORM OF FACE OF CLASS A-1
                                  CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
         REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR
        ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND
        ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR
         SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
         THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
           CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
         OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-32 CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date: December 28, 1998
Percentage Interest evidenced        Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:

                                                First Union National Bank,
                                                  Trust Administrator

                                                By____________________________
                                                  Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

      [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
         OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR
       REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
      ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS
       REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
       COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE
       OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
         WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-32 CLASS A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date: December 28, 1998

Percentage Interest evidenced        Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of the Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:

                                                First Union National Bank,
                                                  Trust Administrator

                                                By____________________________
                                                  Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

      [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
   OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION
         OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
  AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
    MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
      OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER
       HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

           MORTGAGE PASS-THROUGH CERTIFICATE SERIES 1998-32 CLASS A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR (EXCEPT AS PROVIDED HEREIN) PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date: December 28, 1998

Percentage Interest evidenced        Denomination: $
by this Certificate of the
Cut-Off Date:  %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest to be distributed to Holders of Class A-3 Certificates on such Distribution Date as specified in the Agreement. Distributions of principal will be made to the Holders of the Class A-3 Certificates as described below and in the Agreement. Prior to the earlier to occur of (a) the Cross-Over Date or (b) Financial Security's failure to make a payment with respect to a Class A-3 Distribution Deficiency, distributions in reduction of the Principal Balance of this Certificate (including amounts paid in respect of such losses under the Policy as defined below) will be made only in lots equal to $1,000 initial principal balance and in accordance with the priorities and procedures set forth in Section 4.07 of the Agreement (i) at the request of Deceased Holders (ii) at the request of Living Holders and (iii) by random lot. On and after such Distribution Date, distributions in reduction of principal balance will be made as provided in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement. Any Non-Supported Interest Shortfall allocated to the Class A-3 Certificates will be covered, to the extent available, by funds in the Reserve Fund, to the extent described in the Agreement and then by the Policy described below.

            The Class A-3 Certificates will be entitled to the benefits of an Financial Guaranty Insurance Policy issued by Financial Security Assurance Inc. (the "Policy") to the extent described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:

                                                First Union National Bank,
                                                  Trust Administrator

                                                By____________________________
                                                  Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-32 CLASS A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date: December 28, 1998

Percentage Interest evidenced        Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of the Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The Class A-4 Certificate will not be entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:

                                                First Union National Bank,
                                                  Trust Administrator

                                                By____________________________
                                                  Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-5
                           [FORM OF FACE OF CLASS A-5
                                  CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR
  REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
   MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-32 CLASS A-5

                       evidencing an interest in a pool of
                       fixed interest rate, conventional,
                      monthly pay, fully amortizing, first
                      lien, one- to four-family residential
                    mortgage loans, which may include loans
                    secured by shares issued by cooperative
                          housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date: December 28, 1998

Percentage Interest evidenced
by this Certificate: %               Denomination: $

Final Scheduled Maturity Date: December 25, 2028

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of the Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 5.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:

                                                First Union National Bank,
                                                  Trust Administrator

                                                By____________________________
                                                  Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-6
                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
      NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-32 CLASS A-6

                            evidencing an interest in
                                 a pool of fixed
                                 interest rate,
                           conventional, monthly pay,
                             fully amortizing, first
                                  lien, one- to
                             four-family residential
                            mortgage loans, which may
                            include loans secured by
                                shares issued by
                               cooperative housing
                              corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date: December 28, 1998

Percentage Interest evidenced
by this Certificate: %               Denomination: $

Final Scheduled Maturity Date: December 25, 2028

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of the Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:

                                                First Union National Bank,
                                                  Trust Administrator

                                                By____________________________
                                                  Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-32, CLASS A-PO

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
              one- to four-family residential mortgage loans, which
                  may include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date: December 28, 1998

Percentage Interest evidenced
by this Certificate: %               Denomination: $

Final Scheduled Maturity Date: December 25, 2028

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates will not be entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:

                                                First Union National Bank,
                                                  Trust Administrator

                                                By____________________________
                                                  Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS,
IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-32, CLASS A-R

                            evidencing an interest in
                                 a pool of fixed
                                 interest rate,
                           conventional, monthly pay,
                             fully amortizing, first
                                  lien, one- to
                             four-family residential
                            mortgage loans, which may
                            include loans secured by
                                shares issued by
                               cooperative housing
                              corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date: December 28, 1998

Percentage Interest evidenced
by this Certificate: %               Denomination:  $100.00

Final Scheduled Maturity Date: December 25, 2028

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to the Holder of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:

                                                First Union National Bank,
                                                 Trustee

                                                By____________________________
                                                  Authorized Officer

Countersigned:

First Union National Bank,
 Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND FINANCIAL SECURITY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-32, CLASS B-1

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
              one- to four-family residential mortgage loans, which
                  may include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date: December 28, 1998

Percentage Interest evidenced
by this Certificate: %               Denomination: $

Final Scheduled Maturity Date: December 25, 2028

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and Financial Security as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:

                                                First Union National Bank,
                                                  Trust Administrator

                                                By____________________________
                                                  Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, FINANCIAL SECURITY AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-32, CLASS B-2

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
              one- to four-family residential mortgage loans, which
                  may include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date: December 28, 1998

Percentage Interest evidenced
by this Certificate: %               Denomination: $

Final Scheduled Maturity Date: December 25, 2028

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Financial Security and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:

                                                First Union National Bank,
                                                  Trust Administrator

                                                By____________________________
                                                  Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT B-3
                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, FINANCIAL SECURITY, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-32, CLASS B-3

                            evidencing an interest in
                                 a pool of fixed
                                 interest rate,
                           conventional, monthly pay,
                             fully amortizing, first
                                  lien, one- to
                             four-family residential
                            mortgage loans, which may
                            include loans secured by
                                shares issued by
                               cooperative housing
                              corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date: December 28, 1998

Percentage Interest evidenced
by this Certificate: %               Denomination: $

Final Scheduled Maturity Date: December 25, 2028

            THIS CERTIFIES THAT _____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Financial Security and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-3 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:

                                                First Union National Bank,
                                                  Trust Administrator

                                                By____________________________
                                                  Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, FINANCIAL SECURITY, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-32, CLASS B-4

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
              one- to four-family residential mortgage loans, which
                  may include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date: December 28, 1998

Percentage Interest evidenced
by this Certificate: %               Denomination: $

Final Scheduled Maturity Date: December 25, 2028

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Financial Security and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:

                                                First Union National Bank,
                                                  Trust Administrator

                                                By____________________________
                                                  Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, FINANCIAL SECURITY, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-32, CLASS B-5

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
              one- to four-family residential mortgage loans, which
                  may include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date: December 28, 1998

Percentage Interest evidenced
by this Certificate: %               Denomination: $

Final Scheduled Maturity Date: December 25, 2028

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Financial Security and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:

                                                First Union National Bank,
                                                  Trust Administrator

                                                By____________________________
                                                  Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, FINANCIAL SECURITY, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-32, CLASS B-6

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
              one- to four-family residential mortgage loans, which
                  may include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date: December 28, 1998

Percentage Interest evidenced
by this Certificate: %               Denomination: $

Final Scheduled Maturity Date: December 25, 2028

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Financial Security and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:

                                                First Union National Bank,
                                                  Trust Administrator

                                                By____________________________
                                                  Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                    EXHIBIT C

                [Form of Reverse of Series 1998-32 Certificates]

                      NORWEST ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-32

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trust Administrator, such advances are reimbursable to such Servicer, the Master Servicer or the Trust Administrator to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trust Administrator, as applicable, of advances made by such Servicer, the Master Servicer or the Trust Administrator.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Seller, the Master Servicer, the Trust Administrator, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
    (Please print or typewrite name and address including postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Social Security or other Identifying Number of Assignee:

--------------------------------------------------------------------------------

Dated:

                                                --------------------------------
                                                Signature by or on behalf of
                                                assignor

                                                --------------------------------
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to ____________________________________________ for the account of  _______________________________________________  account  number
______________________,      or,      if      mailed      by      check,      to
___________________________________________.  Applicable  statements  should  be mailed to _________________________________________________________________.

            This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trust Administrator (including its successors under the Pooling and Servicing Agreement defined below, the "Trust Administrator"), NORWEST ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                         W I T N E S S E T H  T H A T

            WHEREAS, the Seller, the Master Servicer, the Trust Administrator and United States Trust Company of New York, as trustee, have entered into a Pooling and Servicing Agreement dated as of November 24, 1998 relating to the issuance of Mortgage Pass-Through Certificates, Series 1998-32 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

            WHEREAS, the Custodian has agreed to act as agent for the Trust Administrator for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trust Administrator, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   Definitions

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

            Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trust Administrator for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trust Administrator subsequent to the date hereof (the "Custodial Files") as agent for the Trust Administrator, in trust, for the use and benefit of all present and future Certificateholders.

            Section 2.2. Recordation of Assignments. If any Custodial File includes one or more assignments to the Trust Administrator of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

            Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trust Administrator.

            Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trust Administrator.

            Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

            Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            Concerning the Custodian

            Section 3.1. Custodian a Bailee and Agent of the Trust Administrator. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trust Administrator, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

            Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

            Section 3.5. Custodian May Resign; Trust Administrator May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trust Administrator shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trust Administrator shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trust Administrator may remove the Custodian at any time. In such event, the Trust Administrator shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trust Administrator shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trust Administrator without the prior approval of the Seller and the Master Servicer.

            Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            Miscellaneous Provisions

            Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section  4.2.  Amendments.   No  modification  or  amendment  of  or
supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trust Administrator shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trust Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            SECTION 4.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                             FIRST UNION NATIONAL BANK

230 South Tryon Street               By:______________________________
Charlotte, North Carolina,  28288    Name:____________________________
                                     Title:___________________________


Address:                             NORWEST ASSET SECURITIES
                                     CORPORATION

7485 New Horizon Way                 By:______________________________
Frederick, Maryland  21703           Name:____________________________
                                     Title:___________________________


Address:                             NORWEST BANK MINNESOTA, NATIONAL
                                     ASSOCIATION
7485 New Horizon Way
Frederick, Maryland  21703           By:______________________________
                                     Name:____________________________
                                     Title:___________________________

Address:                             [CUSTODIAN]

                                     By:______________________________
                                     Name:____________________________
                                     Title:___________________________

STATE OF                )
                        : ss.:
COUNTY OF               )

            On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                        _______________________________
                                                 Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        : ss.:
COUNTY OF               )

            On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                        _______________________________
                                                 Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        : ss.:
COUNTY OF               )

            On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.


                                        _______________________________
                                                 Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        : ss.:
COUNTY OF               )

            On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at
__________________________;   that   he  is   the   _______________________   of
______________________,  a  _________________________,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.


                                        _______________________________
                                                 Notary Public

[NOTARIAL SEAL]

                                   EXHIBIT F-1

            [Schedule of Mortgage Loans Serviced by Norwest Mortgage]


NASCOR
NMI / 1998-28  Exhibit F-1
20 & 30 YEAR FIXED RATE RELOCATION LOANS


                                                  NET                                               CUT-OFF
MORTGAGE                                          MORTGAGE MORTGAGE  CURRENT   ORIGINAL  SCHEDULED  DATE
LOAN                               ZIP   PROPERTY INTEREST INTEREST  MONTHLY   TERM TO   MATURITY   PRINCIPAL
NUMBER   CITY               STATE  CODE  TYPE     RATE     RATE      PAYMENT   MATURITY  DATE       BALANCE         LTV    SUBSIDY
------   ----               -----  ----  ----     ----     ----      -------   --------  ----       -------         ---    -------


THERE ARE NO DES MOINES LOANS




MORTGAGE  MORTGAGE          T.O.P.    MASTER   FIXED
LOAN      INSURANCE SERVICE MORTGAGE  SERVICE  RETAINED
NUMBER    CODE      FEE     LOAN      FEE      YIELD
------    ----      ---     ----      ---      -----

COUNT:                     0
WAC:
WAM:
WALTV:

                                   EXHIBIT F-2

            [Schedule of Mortgage Loans Serviced by Other Servicers]


NASCOR
NMI / 1998-28  Exhibit F-2
20 & 30 YEAR FIXED RATE RELOCATION  LOANS

                                                  NET                                               CUT-OFF
MORTGAGE                                          MORTGAGE MORTGAGE  CURRENT   ORIGINAL  SCHEDULED  DATE
LOAN                               ZIP   PROPERTY INTEREST INTEREST  MONTHLY   TERM TO   MATURITY   PRINCIPAL
NUMBER   CITY               STATE  CODE  TYPE     RATE     RATE      PAYMENT   MATURITY  DATE       BALANCE         LTV    SUBSIDY
------   ----               -----  ----  ----     ----     ----      -------   --------  ----       -------         ---    -------
4607067  GILROY             CA     95020 SFD      7.000    6.000     $1,993.92   360     1-Aug-28   $  298,905.48   80.00
4616250  SAN DIEGO          CA     92130 SFD      6.875    6.000     $1,989.84   360     1-Sep-28   $  302,645.52   60.23
4630195  MORGANVILLE        NJ     07751 SFD      6.875    6.000     $2,102.18   360     1-Sep-28   $  319,731.15   76.36
4642714  NEW MILFORD        CT     06776 SFD      7.000    6.000     $2,172.88   360     1-Mar-28   $  324,692.88   90.00  GD 3YR
4658374  HUNTINGTON BEACH   CA     92648 SFD      6.500    6.000     $3,500.40   360     1-May-28   $  551,269.48   79.68
4663046  FAYETTEVILLE       GA     30215 SFD      7.125    6.000     $2,072.36   360     1-Aug-28   $  307,040.84   88.48
4673189  HUNTINGTON BEACH   CA     92648 SFD      7.000    6.000     $2,328.56   360     1-Sep-28   $  349,713.11   58.33  GD 6YR
4674519  TOWACO             NJ     07082 SFD      6.625    6.000     $2,945.44   360     1-Sep-28   $  459,594.14   67.18
4682767  HYDES              MD     21082 SFD      6.375    6.000     $3,431.29   360     1-Jan-28   $  544,094.12   71.90
4686568  PARK CITY          UT     84098 SFD      7.000    6.000     $1,694.53   360     1-Sep-28   $  254,491.22   94.99
4691183  WESTERVILLE        OH     43081 SFD      6.875    6.000     $2,017.76   360     1-Aug-28   $  306,632.43   79.99
4691428  ORLANDO            FL     32836 SFD      6.875    6.000     $1,655.47   360     1-Aug-28   $  251,169.05   89.86
4691460  BERNARDS TOWNSHIP  NJ     07920 SFD      6.875    6.000     $2,262.47   360     1-Aug-28   $  343,819.65   69.99
4698217  RANDOLPH           NJ     07869 SFD      6.500    6.000     $1,769.80   360     1-Sep-28   $  279,746.87   62.22
4700528  ALEXANDRIA         VA     22307 SFD      7.125    6.000     $2,273.81   360     1-Apr-28   $  335,856.35   90.00
4703620  LIBERTYVILLE       IL     60048 SFD      7.125    6.000     $2,533.19   360     1-Sep-28   $  375,699.31   80.00  GD 3YR
4703858  SIMI VALLEY        CA     93065 SFD      6.875    6.000     $2,127.80   360     1-Aug-28   $  323,354.20   84.99
4704484  SHORT HILLS        NJ     07078 SFD      6.750    6.000     $2,171.51   360     1-Jul-28   $  333,930.35   80.00
4705517  WAYNE              NJ     07470 LCO      6.625    6.000     $1,607.83   360     1-Sep-28   $  250,878.37   88.11
4706634  SIMI VALLEY        CA     93065 SFD      6.875    6.000     $2,832.03   360     1-Aug-28   $  430,373.55   79.96
4707842  BERWYN             PA     19312 SFD      6.750    6.000     $4,615.41   240     1-Sep-18   $  605,798.97   77.51
4709083  WAYZATA            MN     55391 SFD      7.125    6.000     $5,861.36   360     1-May-28   $  866,479.77   75.00
4710518  LONG VALLEY        NJ     07853 SFD      6.625    6.000     $2,338.74   360     1-Sep-28   $  364,927.09   80.00  GD 3YR
4710519  ATLANTA            GA     30342 SFD      6.875    6.000     $2,299.26   360     1-Sep-28   $  349,705.95   51.09
4711217  WYCKOFF            NJ     07481 SFD      6.500    6.000     $2,117.43   360     1-Sep-28   $  334,697.15   65.05
4711239  MINNEAPOLIS        MN     55409 SFD      6.750    6.000     $1,915.96   360     1-May-28   $  294,113.92   80.00
4712266  LLOYD NECK         NY     11743 SFD      6.625    6.000     $2,881.40   360     1-Aug-28   $  449,203.75   55.56
4712731  SLIDELL            LA     70461 SFD      6.625    6.000     $2,151.45   360     1-Sep-28   $  335,703.55   77.06
4713289  SOUTH ORANGE       NJ     07079 SFD      7.125    6.000     $2,069.67   360     1-Sep-28   $  306,954.33   80.00
4714018  CONCORD            CA     94521 SFD      6.375    6.000     $2,326.85   360     1-Oct-28   $  372,969.00   80.00
4715029  EDMOND             OK     73003 SFD      6.500    6.000     $1,580.18   360     1-Sep-28   $  249,754.17   66.76
4715266  GURNEE             IL     60031 SFD      6.750    6.000     $1,815.76   360     1-Sep-28   $  279,708.96   80.00
4716720  MENDHAM            NJ     07945 SFD      6.250    5.983     $4,002.17   360     1-Sep-28   $  649,383.25   65.46
4717868  HUNTERSVILLE       NC     28078 SFD      6.500    6.000     $1,580.18   360     1-Sep-28   $  249,773.99   75.99
4720216  FRANKLIN           TN     37064 SFD      6.500    6.000     $1,768.53   360     1-Sep-28   $  279,547.05   79.99
4721995  ALEXANDRIA         VA     22315 SFD      6.875    6.000     $1,574.01   360     1-Jun-28   $  238,642.20   94.99
4724288  YARDLEY            PA     19067 SFD      6.750    6.000     $2,229.24   360     1-Oct-28   $  343,700.00   79.50  GD 3YR
4725751  LIBERTYVILLE       IL     60048 SFD      6.875    6.000     $2,430.64   360     1-Sep-28   $  369,689.15   64.91
4726562  FREDERICK          MD     21702 SFD      6.875    6.000     $1,578.60   360     1-Sep-28   $  240,098.12   94.99
4726819  SAN DIEGO          CA     92128 SFD      6.750    6.000     $1,552.42   360     1-Sep-28   $  239,143.92   79.99
4727105  CHESTERFIELD       MO     63005 SFD      7.000    6.000     $2,594.68   360     1-Aug-28   $  389,358.78   78.28  GD 3YR
4727633  ORANGE PARK        FL     32073 SFD      6.750    6.000     $1,712.30   360     1-Sep-28   $  263,772.70   79.06  GD 3YR
4729589  NEW PROVIDENCE     NJ     07974 SFD      6.875    6.000     $2,081.16   360     1-Aug-28   $  316,266.16   90.00
4730091  SALINAS            CA     93908 SFD      6.625    6.000     $1,594.70   360     1-Apr-28   $  247,713.24   89.99
4732418  HAWTHORN WOODS     IL     60047 SFD      6.500    6.000     $1,706.59   360     1-Sep-28   $  269,755.91   63.49
4732929  IOWA CITY          IA     52245 SFD      6.625    6.000     $1,509.86   360     1-Sep-28   $  235,591.95   79.99
4733068  LAFAYETTE          CO     80026 SFD      7.125    6.000     $2,067.65   360     1-Sep-28   $  306,654.57   90.00
4734149  WILDWOOD           MO     63005 SFD      6.625    6.000     $2,241.09   360     1-Oct-28   $  350,000.00   75.27
4734218  HERNDON            VA     22070 SFD      6.875    6.000     $2,471.37   360     1-Sep-28   $  375,883.94   90.00
4734258  LAKE OSWEGO        OR     97035 SFD      6.625    6.000     $2,067.89   360     1-Sep-28   $  322,665.06   80.00
4735533  NEWTOWN SQUARE     PA     19073 SFD      6.875    6.000     $2,876.70   360     1-Oct-28   $  437,900.00   83.82
4736085  BEDFORD            NY     10506 SFD      6.375    6.000     $2,430.91   360     1-Sep-28   $  389,289.11   69.99
4736354  NEWTOWN            CT     06470 SFD      6.375    6.000     $1,715.65   360     1-Sep-28   $  274,745.29   68.75
4737090  PITTSTOWN          NJ     08867 SFD      6.875    6.000     $2,417.50   360     1-Sep-28   $  367,690.83   80.00
4737443  OXFORD             AL     36203 SFD      6.875    6.000     $1,556.93   360     1-Aug-28   $  236,600.62   79.66
4738140  WADING RIVER       NY     11792 SFD      6.500    6.000     $1,611.78   360     1-Aug-28   $  254,537.69   85.00
4738912  CHANTILLY          VA     20151 SFD      6.750    6.000     $1,607.56   360     1-Aug-28   $  247,422.00   79.82  GD 5YR
4739178  BLUE BELL          PA     19422 SFD      7.125    6.000     $2,021.16   360     1-Sep-28   $  299,760.09   78.53
4739182  ALPHARETTA         GA     30201 SFD      7.250    6.000     $1,944.21   360     1-Jun-28   $  284,099.51   95.00
4739248  BELLE MEAD         NJ     08502 SFD      6.625    6.000     $1,836.42   360     1-Sep-28   $  286,443.01   80.00
4739282  WESTFIELD          NJ     07090 SFD      6.500    6.000     $2,175.90   360     1-Aug-28   $  343,625.89   85.00
4739977  MIDDLETOWN         NJ     07732 SFD      7.000    6.000     $5,465.86   240     1-Sep-18   $  703,646.64   75.00
4740112  COLUMBIA           MD     21044 SFD      6.875    6.000     $1,859.11   360     1-Aug-28   $  282,523.12   68.68
4740611  WEST CHESTER       PA     19382 SFD      6.625    6.000     $3,650.42   360     1-May-28   $  567,557.12   79.99
4740768  RALEIGH            NC     27613 SFD      6.375    6.000     $2,277.13   360     1-Sep-28   $  364,661.93   74.02
4740833  LEAWOOD            KS     66224 SFD      6.750    6.000     $1,848.51   360     1-Sep-28   $  284,754.62   78.79
4742380  YARDLEY            PA     19067 SFD      6.750    6.000     $1,797.92   360     1-Aug-28   $  276,721.32   90.00
4742613  GENEVA             IL     60134 SFD      6.875    6.000     $2,483.52   360     1-Oct-28   $  378,050.00   88.31
4743565  AUSTIN             TX     78717 SFD      7.500    6.000     $1,684.06   360     1-Sep-28   $  240,671.25   89.99
4743807  CHANHASSEN         MN     55317 SFD      7.375    6.000     $1,889.69   360     1-Sep-28   $  273,391.81   89.99
4743862  CLARKSTON          MI     48348 SFD      6.500    6.000     $1,672.46   360     1-Aug-28   $  264,120.28   70.00
4744221  WINDHAM            NH     03087 SFD      6.750    6.000     $2,215.29   360     1-Sep-28   $  341,255.93   74.40
4744477  MORRISTOWN         NJ     07960 SFD      6.750    6.000     $4,151.03   360     1-Sep-28   $  639,448.97   80.00
4745600  NORTH SALT LAKE    UT     84054 SFD      7.125    6.000     $3,547.13   360     1-Sep-28   $  526,078.96   90.00
4745947  BEDMINSTER         NJ     07921 SFD      6.750    6.000     $2,469.87   360     1-Sep-28   $  380,472.13   80.00
4746363  SAN DIEGO          CA     92131 SFD      6.875    6.000     $2,446.74   360     1-Sep-28   $  372,137.09   79.99  GD 3YR
4747173  NORTH WALES        PA     19454 SFD      6.750    6.000     $2,094.33   360     1-Aug-28   $  322,342.40   76.35
4748051  ALPHARETTA         GA     30005 SFD      6.625    6.000     $1,613.59   360     1-Sep-28   $  251,777.66   70.00
4748438  LEAWOOD            KS     66224 SFD      6.375    6.000     $1,759.01   360     1-Sep-28   $  281,688.85   80.00
4748444  GERMANTOWN         MD     20874 SFD      7.125    6.000     $1,876.31   360     1-Sep-28   $  278,277.28   79.99  GD 3YR
4748707  NEWCASTLE          WA     98059 SFD      6.750    6.000     $1,919.86   360     1-Sep-28   $  295,745.14   71.33
4748895  CASTLE ROCK        CO     80104 SFD      6.625    6.000     $3,201.56   360     1-Sep-28   $  499,558.86   54.37
4749140  AGOURA HILLS       CA     91301 SFD      6.750    6.000     $1,783.65   360     1-Sep-28   $  274,763.23   49.11  GD 4YR
4749426  OAKLAND            CA     94610 SFD      7.000    6.000     $2,661.21   360     1-Aug-28   $  399,256.66   89.89  GD 6YR
4749587  HAWTHORN WOODS     IL     60047 SFD      6.625    6.000     $2,753.34   360     1-Sep-28   $  429,620.62   83.92
4750770  RESTON             VA     20194 SFD      6.875    6.000     $2,778.81   360     1-Oct-28   $  423,000.00   79.73  GD 4YR
4750779  KENNETT SQUARE     PA     19348 SFD      6.625    6.000     $2,881.40   360     1-Sep-28   $  449,602.97   66.18
4751423  EVERGREEN          CO     80439 SFD      6.875    6.000     $1,729.04   360     1-Jun-28   $  262,307.88   80.00
4751865  CARMEL             IN     46033 SFD      6.500    6.000     $1,643.38   360     1-Aug-28   $  259,528.63   68.51
4752073  EAGAN              MN     55123 SFD      7.000    6.000     $1,809.63   360     1-Aug-28   $  271,552.78   80.00
4752736  WEST WINDSOR       NJ     08512 SFD      7.125    6.000     $1,875.30   360     1-Sep-28   $  278,127.40   95.00
4752891  GUNNISON           CO     81230 SFD      7.375    6.000     $1,851.01   360     1-Jun-28   $  267,176.74   80.00
4753016  LEESBURG           VA     20176 SFD      6.875    6.000     $1,694.88   360     1-Aug-28   $  257,565.25   92.14  GD 4YR
4753043  AVONDALE           PA     19311 SFD      6.750    6.000     $2,381.66   360     1-Sep-28   $  366,883.84   84.60
4753048  ROCHESTER          MI     48307 SFD      6.750    6.000     $2,610.61   360     1-Aug-28   $  401,804.95   70.00
4753397  BASKING RIDGE      NJ     07920 SFD      6.625    6.000     $2,561.25   360     1-Aug-28   $  399,292.21   56.74
4753758  BEAUMONT           TX     77706 SFD      6.375    6.000     $2,557.42   360     1-Aug-28   $  409,166.63   80.00
4753958  LAFAYETTE          CO     80026 SFD      6.625    6.000     $2,959.52   360     1-Sep-28   $  461,792.21   70.24
4753965  GLASTONBURY        CT     06033 SFD      7.000    6.000     $2,029.18   360     1-Sep-28   $  304,749.99   87.14
4754646  BETHEL             CT     06801 SFD      6.875    6.000     $2,551.84   360     1-Sep-28   $  388,123.65   85.00
4754923  SAN RAMON          CA     94583 SFD      7.000    6.000     $2,794.28   360     1-Aug-28   $  419,309.43   80.00
4754967  KAILUA             HI     96734 SFD      7.250    6.000     $4,434.15   360     1-Jul-28   $  648,469.59   87.84  GD 3YR
4755569  SAN JOSE           CA     95120 SFD      6.875    6.000     $2,417.50   360     1-Sep-28   $  367,690.83   80.00
4756130  HOUSTON            TX     77059 SFD      6.500    6.000     $1,568.80   360     1-Aug-28   $  247,750.02   79.99
4756483  DOWNINGTOWN        PA     19335 SFD      6.375    6.000     $1,660.43   360     1-Sep-28   $  265,653.49   84.99
4757072  ALPHARETTA         GA     30022 SFD      6.750    6.000     $1,787.54   360     1-Aug-28   $  275,124.09   80.00
4757375  RESTON             VA     20194 SFD      6.500    6.000     $2,524.17   360     1-Oct-28   $  399,350.00   79.97  GD 1YR
4757390  NEW CANAAN         CT     06840 SFD      6.875    6.000     $6,621.85   360     1-Jul-28   $1,005,444.87   80.00
4757433  DAKOTA DUNES       SD     57049 SFD      7.125    6.000     $1,922.12   360     1-Jul-28   $  284,611.47   89.95
4757453  CARMEL             IN     46032 SFD      7.125    6.000     $1,760.43   360     1-Aug-28   $  260,880.84   89.98
4757608  MIAMI BEACH        FL     33139 SFD      7.125    6.000     $5,389.75   360     1-Aug-28   $  798,716.70   69.81
4758848  CLAYTON            CA     94517 SFD      6.875    6.000     $1,923.49   360     1-Sep-28   $  292,554.01   79.88
4759376  HOPKINTON          MA     01748 SFD      6.500    6.000     $1,896.21   360     1-Sep-28   $  299,728.79   78.49  GD 5YR
4759575  THOUSAND OAKS      CA     91362 SFD      7.000    6.000     $2,731.07   360     1-Aug-28   $  409,825.06   84.99
4759599  RIDGEFIELD         CT     06877 SFD      7.375    6.000     $2,806.22   360     1-Sep-28   $  405,990.83   85.00
4760319  BERNARDS           NJ     07920 SFD      6.875    6.000     $2,463.49   360     1-Sep-28   $  374,684.95   61.41
4761015  CARMEL             IN     46033 SFD      7.125    6.000     $1,993.20   360     1-Jul-28   $  295,136.00   79.99
4761305  RANCHO PALOS VERDESCA     90275 SFD      7.000    6.000     $3,426.98   360     1-Aug-28   $  514,253.08   85.00
4761478  SAN JOSE           CA     95112 SFD      6.500    6.000     $1,516.97   360     1-Sep-28   $  239,783.03   75.95
4761675  TIBURON            CA     94920 LCO      6.625    6.000     $3,233.58   360     1-Sep-28   $  504,554.44   71.63  GD 4YR
4762328  BEAVERCREEK        OH     45434 SFD      7.000    6.000     $2,174.55   360     1-Jul-28   $  326,041.52   79.99
4762505  WESTERN SPRINGS    IL     60558 SFD      7.000    6.000     $1,586.75   360     1-Sep-28   $  238,304.50   90.00
4762518  DULUTH             GA     30097 SFD      6.375    6.000     $2,133.64   360     1-Sep-28   $  341,683.24   69.81  GD 3YR
4762539  LEAWOOD            KS     66224 SFD      7.250    6.000     $1,728.98   360     1-Jun-28   $  252,651.93   90.05
4762687  STAMFORD           CT     06905 SFD      7.750    6.000     $1,817.18   360     1-Aug-28   $  253,240.48   95.00
4763095  ERIE               CO     80516 SFD      7.125    6.000     $1,622.99   360     1-Sep-28   $  240,707.35   92.32
4763104  GAINESVILLE        VA     20155 SFD      7.000    6.000     $2,144.94   360     1-Sep-28   $  322,135.73   89.89  GD 5YR
4763547  NEW YORK           NY     10000 HCO      6.875    6.000     $2,417.50   360     1-Sep-28   $  367,690.83   80.00
4763608  AUSTIN             TX     78730 SFD      6.875    6.000     $1,773.71   360     1-Aug-28   $  269,545.04   66.48
4764006  SAN RAMON          CA     94583 SFD      7.000    6.000     $1,596.73   360     1-Sep-28   $  239,800.00   70.59
4764731  HINGHAM            MA     02043 SFD      7.500    6.000     $2,516.48   360     1-Jul-28   $  359,093.68   80.00
4765396  BASKING RIDGE      NJ     07920 SFD      6.625    6.000     $2,073.01   360     1-Sep-28   $  323,464.36   90.00
4765423  PELHAM             NY     10803 SFD      6.500    6.000     $2,382.90   360     1-Sep-28   $  376,659.18   50.27
4765507  WESTFIELD          NJ     07090 SFD      6.750    6.000     $2,886.27   360     1-Sep-28   $  444,616.86   78.76
4765628  LONG GROVE         IL     60047 SFD      6.375    6.000     $1,871.61   360     1-Aug-28   $  299,442.80   52.33
4765671  SANTA CRUZ         CA     95060 SFD      7.250    6.000     $2,099.74   360     1-Sep-28   $  307,559.89   90.00  FX 5YR
4765746  CYPRESS            TX     77429 SFD      6.875    6.000     $1,991.16   360     1-Sep-28   $  302,845.35   80.00
4765881  AUSTIN             TX     78746 SFD      7.000    6.000     $1,995.91   360     1-Jul-28   $  299,257.96   63.83
4766294  SUCCASUNNA         NJ     07876 SFD      7.125    6.000     $1,644.22   360     1-Sep-28   $  243,854.83   95.00
4766400  SIMI VALLEY        CA     93065 PUD      6.750    6.000     $1,653.61   360     1-Aug-28   $  254,509.73   75.00
4766793  BAKERSFIELD        CA     93311 SFD      7.000    6.000     $1,726.13   360     1-Jul-28   $  258,808.26   89.85
4766916  LOVELAND           OH     45140 SFD      6.875    6.000     $1,960.28   360     1-Sep-28   $  298,149.30   80.00
4766984  BELLE MEAD         NJ     08502 SFD      7.000    6.000     $1,544.17   360     1-Aug-28   $  231,718.39   90.00  GD 3YR
4767005  CHESTER            NJ     07930 SFD      6.750    6.000     $2,629.75   360     1-Sep-28   $  405,100.91   79.99
4767025  METAIRIE           LA     70005 PUD      6.750    6.000     $1,971.74   360     1-Sep-28   $  303,738.26   80.00
4767053  BRANDON            MS     39042 SFD      6.500    6.000     $1,706.59   360     1-Aug-28   $  269,510.50   68.01
4767085  REDONDO BEACH      CA     90277 SFD      7.000    6.000     $2,874.11   360     1-Aug-28   $  431,163.09   90.00
4767230  KINNELON           NJ     07405 SFD      6.875    6.000     $4,072.96   360     1-Sep-28   $  619,479.12   80.00
4767514  ANN ARBOR          MI     48108 SFD      6.875    6.000     $2,359.04   360     1-Aug-28   $  358,494.88   90.00
4767672  SOUTH JORDAN       UT     84095 SFD      7.000    6.000     $1,661.60   360     1-Sep-28   $  249,545.27   94.98
4767732  CHESTER            NJ     07930 SFD      6.750    6.000     $1,879.64   360     1-Sep-28   $  289,550.49   90.00  GD 5YR
4767765  ATLANTA            GA     30010 SFD      6.875    6.000     $3,993.80   360     1-Jul-28   $  606,408.95   70.00
4767797  RICHLAND           MI     49083 SFD      6.500    6.000     $2,385.43   360     1-Jul-28   $  376,370.90   75.00
4767881  WESTERVILLE        OH     43082 SFD      6.750    6.000     $1,621.50   360     1-Sep-28   $  249,784.75   68.14
4767947  MANASSAS           VA     22111 SFD      7.000    6.000     $1,663.26   360     1-Sep-28   $  249,795.07   65.36
4767962  EDINA              MN     55436 SFD      6.375    6.000     $2,040.06   360     1-Sep-28   $  326,697.13   65.79
4768119  VOORHEES           NJ     08043 SFD      6.500    6.000     $1,896.21   360     1-Aug-28   $  299,456.11   69.77
4768330  REDMOND            WA     98053 SFD      6.750    6.000     $1,945.80   360     1-Sep-28   $  299,741.70   71.26
4770555  FLEMINGTON         NJ     08822 SFD      6.625    6.000     $1,879.96   360     1-Aug-28   $  293,080.49   80.00  GD 4YR
4770603  SAINT CHARLES      IL     60175 SFD      6.875    6.000     $2,069.33   360     1-Sep-28   $  314,735.36   70.00
4770751  TAMPA              FL     33618 SFD      6.500    6.000     $1,632.64   360     1-Aug-28   $  257,831.71   90.00
4770875  SHOREWOOD          MN     55331 SFD      7.125    6.000     $3,287.75   360     1-Aug-28   $  487,217.18   80.00
4771022  DUBLIN             OH     43016 SFD      6.375    6.000     $1,509.77   360     1-Sep-28   $  241,775.86   77.96
4771130  TITUSVILLE         NJ     08560 SFD      6.875    6.000     $1,681.74   360     1-Aug-28   $  255,568.62   80.00
4771199  SOUTHLAKE          TX     76092 SFD      7.375    6.000     $1,833.75   360     1-Jul-28   $  264,890.18   79.99
4771400  MAPLEWOOD          NJ     07040 SFD      7.000    6.000     $2,501.54   360     1-Aug-28   $  375,381.79   80.00
4771491  THE WOODLANDS      TX     77381 SFD      6.750    6.000     $2,010.66   360     1-Sep-28   $  309,733.09   52.58
4771875  THE WOODLANDS      TX     77382 SFD      7.000    6.000     $1,602.05   360     1-Sep-28   $  240,602.62   79.75
4772082  LEBANON            NJ     08833 SFD      6.500    6.000     $2,654.69   360     1-Sep-28   $  419,620.31   77.78  GD 3YR
4772094  SIMSBURY           CT     06070 SFD      6.875    6.000     $2,533.12   360     1-Sep-28   $  385,276.05   80.00
4772203  GREEN OAKS         IL     60031 SFD      7.250    6.000     $1,910.10   360     1-Aug-28   $  279,561.82   71.53  GD 3YR
4772240  BRIDGEWATER        NJ     08807 SFD      6.875    6.000     $2,826.11   360     1-Sep-28   $  429,838.58   90.00  GD 3YR
4772360  ORANGE             CA     92867 SFD      7.125    6.000     $2,316.25   360     1-Jul-28   $  342,970.28   90.00
4772615  SPARTA             NJ     07871 SFD      6.625    6.000     $2,351.23   360     1-Oct-28   $  367,200.00   80.00  GD 3YR
4772644  ACTON              MA     01720 LCO      6.875    6.000     $1,996.54   360     1-Sep-28   $  303,664.67   80.24
4772941  SPRING             TX     77379 SFD      7.500    6.000     $2,535.36   360     1-Oct-28   $  362,600.00   90.00
4772962  SOUTHAMPTON        NJ     08088 SFD      6.875    6.000     $1,773.71   360     1-Sep-28   $  269,773.17   67.22
4773042  WELLINGTON         FL     33414 SFD      7.125    6.000     $2,189.59   360     1-Jun-28   $  323,919.61   80.00
4773071  DOWNINGTOWN        PA     19335 SFD      6.750    6.000     $1,530.70   360     1-Sep-28   $  235,796.80   80.00
4773167  MAHWAH             NJ     07430 SFD      7.250    6.000     $1,792.76   360     1-Aug-28   $  262,388.74   79.04
4773473  SAN JOSE           CA     95128 SFD      7.500    6.000     $1,935.08   360     1-Aug-28   $  276,337.93   87.86  GD 3YR
4773568  CINCINNATI         OH     45241 SFD      6.750    6.000     $1,686.36   360     1-Sep-28   $  259,776.14   78.79
4773659  BASKING RIDGE      NJ     07920 SFD      6.625    6.000     $2,339.70   360     1-Sep-28   $  365,077.61   70.00
4773668  WESTLAKE VILLAGE   CA     91361 SFD      6.875    6.000     $3,498.15   360     1-Aug-28   $  531,602.70   79.18  GD20YR
4773706  WESTPORT           CT     06880 SFD      6.750    6.000     $2,918.70   360     1-Oct-28   $  450,000.00   74.61  GD 5YR
4773827  COTO DE CAZA       CA     92679 SFD      6.250    5.983     $3,817.45   360     1-Aug-28   $  618,820.37   79.84
4774500  PHOENIX            AZ     85024 SFD      7.125    6.000     $1,689.35   360     1-Aug-28   $  250,347.77   90.00
4774510  BASKING RIDGE      NJ     07920 SFD      6.500    6.000     $3,160.35   360     1-Sep-28   $  499,547.98   38.46
4774654  ENGLISHTOWN        NJ     07726 SFD      7.125    6.000     $1,664.09   360     1-Sep-28   $  246,802.47   95.00
4774833  ROCHESTER HILLS    MI     48309 SFD      7.125    6.000     $2,041.37   360     1-Sep-28   $  302,757.69   84.87
4774871  EASTON             CT     06612 SFD      6.750    6.000     $3,151.54   360     1-Jul-28   $  484,637.87   75.00
4774984  CANTON             CT     06019 SFD      6.750    6.000     $2,023.63   360     1-Jul-28   $  311,189.57   80.00
4775071  DANVILLE           CA     94526 SFD      6.750    6.000     $2,750.06   360     1-Aug-28   $  423,267.83   80.00
4775367  RANDOLPH           NJ     07869 SFD      6.625    6.000     $1,600.78   360     1-Aug-28   $  249,557.64   56.11
4775411  MOUNTAIN LAKES     NJ     07046 SFD      6.625    6.000     $1,653.61   360     1-Sep-28   $  258,022.15   69.99  GD 5YR
4775539  SHELTON            CT     06484 SFD      7.500    6.000     $2,057.09   360     1-Sep-28   $  293,981.66   90.00
4775621  BEDMINSTER TOWNSHIPNJ     07921 SFD      6.750    6.000     $2,140.38   360     1-Aug-28   $  329,430.14   76.39
4775647  STAMFORD           CT     06903 SFD      7.000    6.000     $3,426.31   360     1-Sep-28   $  514,577.86   75.07
4775705  TAMPA              FL     33629 SFD      6.250    5.983     $1,677.83   360     1-Aug-28   $  271,981.53   76.22
4775987  BROOKFIELD         CT     06804 SFD      7.250    6.000     $2,547.93   360     1-Sep-28   $  373,208.63   90.00
4776136  WESTFIELD          NJ     07090 SFD      6.375    6.000     $1,642.03   360     1-Sep-28   $  262,956.22   80.00
4776166  WHITE HOUSE STATIONNJ     08889 SFD      6.625    6.000     $1,716.04   360     1-Aug-28   $  267,525.78   80.00  GD 5YR
4776278  CROTON ON HUDSON   NY     10520 SFD      7.000    6.000     $2,604.66   360     1-Aug-28   $  390,856.31   90.00
4776423  DALLAS             TX     75225 SFD      6.750    6.000     $2,711.15   360     1-Aug-28   $  417,278.18   61.65
4776604  DENVILLE           NJ     07834 SFD      6.875    6.000     $2,878.01   360     1-Sep-28   $  437,731.94   79.48
4776607  CHELMSFORD         MA     01824 SFD      6.750    6.000     $1,850.46   360     1-Aug-28   $  284,807.32   90.00
4776706  LAFAYETTE          CA     94549 SFD      6.750    6.000     $5,242.30   360     1-Sep-28   $  807,554.11   75.00  GD 4YR
4776745  WILMINGTON         NC     28405 SFD      6.875    6.000     $2,460.20   360     1-Sep-28   $  374,185.37   70.00
4776950  MORRIS             NJ     07961 SFD      6.500    6.000     $2,781.10   360     1-Sep-28   $  439,602.23   81.94
4776983  FAIRFAX STATION    VA     22039 SFD      6.875    6.000     $2,496.33   360     1-Aug-28   $  379,059.68   80.00
4777100  BETTENDORF         IA     52722 SFD      6.750    6.000     $1,848.51   360     1-Aug-28   $  284,507.85   78.08
4777101  CHANDLER           AZ     85248 SFD      6.750    6.000     $1,792.08   360     1-Sep-28   $  276,062.11   90.00
4777201  MONTVILLE          NJ     07058 SFD      6.750    6.000     $1,852.40   360     1-Aug-28   $  285,106.82   80.00
4777305  WESTFIELD          NJ     07090 SFD      7.500    6.000     $1,727.06   360     1-Sep-28   $  246,816.69   95.00
4777571  SIMI VALLEY        CA     93065 SFD      6.750    6.000     $1,857.27   360     1-Aug-28   $  285,855.51   74.11
4777789  BASKING RIDGE      NJ     07920 SFD      7.000    6.000     $3,246.68   360     1-Aug-28   $  487,197.64   80.00  GD 3YR
4778038  BELLE MEAD         NJ     08502 SFD      6.875    6.000     $1,970.79   360     1-Sep-28   $  299,747.96   74.94  GD 3YR
4778090  ATLANTA            GA     30350 SFD      6.750    6.000     $1,621.50   360     1-Sep-28   $  249,784.75   52.64
4778156  GERMANTOWN         TN     38139 SFD      7.375    6.000     $2,118.31   360     1-Aug-28   $  306,030.57   89.99
4778806  SANTA CLARA        CA     95050 PUD      7.125    6.000     $1,920.10   360     1-Sep-28   $  284,772.09   95.00  GD 3YR
4779009  RESTON             VA     20194 SFD      6.875    6.000     $2,509.47   360     1-Aug-28   $  381,356.30   80.00
4779046  LAFAYETTE          CA     94549 SFD      6.750    6.000     $1,945.80   360     1-Oct-28   $  300,000.00   40.27
4779060  SAN JOSE           CA     95125 SFD      6.375    6.000     $2,149.24   360     1-Sep-28   $  344,180.92   88.45  GD 3YR
4779066  EDISON             NJ     08820 SFD      6.875    6.000     $2,207.29   360     1-Sep-28   $  335,717.71   80.00
4779235  KIRKLAND           WA     98033 SFD      7.000    6.000     $2,083.40   360     1-Aug-28   $  312,635.12   79.99
4779275  AVON               CT     06001 SFD      6.875    6.000     $1,995.43   360     1-Aug-28   $  303,238.14   90.00
4779495  NESHANIC STATION   NJ     08853 SFD      6.875    6.000     $1,996.41   360     1-Sep-28   $  303,644.68   79.99
4779512  FORT LAUDERDALE    FL     33327 SFD      6.750    6.000     $2,556.78   360     1-Aug-28   $  393,519.29   84.99
4779667  MIDDLETOWN         NJ     07748 SFD      6.500    6.000     $1,453.76   360     1-Sep-28   $  229,792.07   60.53
4779783  SAN JOSE           CA     95120 SFD      6.875    6.000     $2,627.72   360     1-Aug-28   $  399,325.97   79.21
4780306  SIMI VALLEY        CA     93065 SFD      6.875    6.000     $1,642.33   360     1-Aug-28   $  249,278.72   72.01
4780331  BETHLEHEM TOWNSHIP NJ     08827 SFD      7.375    6.000     $1,721.51   360     1-Aug-28   $  248,869.51   47.54
4780551  EL DORADO          CA     95762 SFD      6.750    6.000     $2,158.22   360     1-Sep-28   $  332,463.50   79.99
4780744  RARITAN            NJ     08822 SFD      7.000    6.000     $1,819.61   360     1-Sep-28   $  273,275.81   80.00
4780774  ANAHEIM            CA     92807 SFD      6.625    6.000     $1,613.59   360     1-Sep-28   $  251,777.66   80.00
4780867  BROOKFIELD         CT     06804 SFD      6.875    6.000     $1,937.94   360     1-Aug-28   $  294,502.90   69.41
4780912  HOCKESSIN          DE     19707 SFD      6.750    6.000     $1,827.11   360     1-Sep-28   $  281,457.45   80.00
4780970  FULLERTON          CA     92831 SFD      6.625    6.000     $3,124.72   360     1-Oct-28   $  488,000.00   80.00
4781354  BROOKFIELD         WI     53045 SFD      7.250    6.000     $1,862.34   360     1-Aug-28   $  272,572.79   79.59
4781796  ESCONDIDO          CA     92027 SFD      6.750    6.000     $1,722.68   360     1-Sep-28   $  265,371.32   80.00
4781980  CINCINNATI         OH     45242 SFD      6.875    6.000     $3,925.81   360     1-Aug-28   $  596,593.00   80.00
4782276  HOPKINTON          MA     01748 SFD      7.000    6.000     $1,862.85   360     1-Aug-28   $  279,539.62   70.99
4782293  ROCHESTER HILLS    MI     48309 SFD      7.000    6.000     $1,681.22   360     1-Aug-28   $  252,284.51   95.00
4782796  MOORESTOWN         NJ     08057 SFD      6.625    6.000     $1,920.94   360     1-Aug-28   $  299,469.16   85.71
4782834  SIMI VALLEY        CA     93065 SFD      7.250    6.000     $1,878.72   360     1-Aug-28   $  274,969.02   95.00
4782961  NEW CANAAN         CT     06840 SFD      6.375    6.000     $3,119.35   360     1-Oct-28   $  500,000.00   67.11
4782980  MARIETTA           GA     30066 SFD      6.500    6.000     $1,699.00   360     1-Oct-28   $  268,800.00   80.00
4783022  LIVERMORE          CA     94550 PUD      7.125    6.000     $1,673.52   360     1-Aug-28   $  247,970.36   92.00
4783028  PALM HARBOR        FL     34685 SFD      7.000    6.000     $1,624.34   360     1-Sep-28   $  243,949.87   94.86
4783040  DULUTH             GA     30198 SFD      6.000    5.733     $2,697.98   360     1-Sep-28   $  449,552.02   66.67
4783042  BENTONVILLE        AR     72712 SFD      6.750    6.000     $1,611.77   360     1-Sep-28   $  248,286.04   71.31
4783113  CHARLOTTE          NC     28277 SFD      6.625    6.000     $2,721.33   360     1-Sep-28   $  424,625.02   65.89  GD 3YR
4783157  MEDWAY             MA     02053 SFD      6.625    6.000     $1,660.01   360     1-Sep-28   $  259,021.27   85.00
4783206  EL SEGUNDO         CA     90245 SFD      6.625    6.000     $1,920.94   360     1-Sep-28   $  299,735.31   68.65
4783518  LAKE FOREST        IL     60045 SFD      6.750    6.000     $3,473.25   360     1-Sep-28   $  535,038.94   70.00
4783547  EDEN PRAIRIE       MN     55347 SFD      6.875    6.000     $2,001.01   360     1-Sep-28   $  304,344.09   80.00  GD 2YR
4783658  CLIVE              IA     50325 SFD      6.750    6.000     $2,107.95   360     1-Aug-28   $  324,438.78   68.42
4783724  SOUTHLAKE          TX     76092 SFD      6.625    6.000     $2,353.15   360     1-Aug-28   $  366,849.73   55.06
4783742  MONTCLAIR          NJ     07042 SFD      6.875    6.000     $1,681.74   360     1-Aug-28   $  255,468.05   80.00
4783841  DANVILLE           CA     94506 SFD      7.125    6.000     $3,006.47   360     1-Aug-28   $  445,534.16   85.00  GD 5YR
4783842  ALPHARETTA         GA     30004 SFD      6.750    6.000     $1,803.11   360     1-Sep-28   $  277,760.64   79.85
4783849  WHITEFISH BAY      WI     53217 SFD      6.875    6.000     $2,299.26   360     1-Oct-28   $  350,000.00   58.33
4783858  MORRISTOWN         NJ     07960 SFD      7.125    6.000     $2,091.23   360     1-Sep-28   $  310,151.77   80.00
4784000  BOXFORD            MA     01921 SFD      6.750    6.000     $2,270.10   360     1-Sep-28   $  349,698.65   56.04
4784098  SUNNYVALE          CA     94087 SFD      6.750    6.000     $2,594.40   360     1-Sep-28   $  399,655.60   80.00  GD 3YR
4784133  NEWTOWN            CT     06482 SFD      6.750    6.000     $1,971.74   360     1-Sep-28   $  303,738.26   80.00
4784152  PLEASANTON         CA     94566 SFD      7.625    6.000     $2,229.56   360     1-Sep-28   $  314,772.00   90.00  GD 3YR
4784356  WATCHUNG           NJ     07060 SFD      6.500    6.000     $2,623.09   360     1-Aug-28   $  414,247.62   58.04
4784437  NOVATO             CA     94949 SFD      6.875    6.000     $2,701.30   360     1-Aug-28   $  410,507.08   80.00  GD 6YR
4784532  SIMI VALLEY        CA     93065 SFD      6.875    6.000     $2,044.37   360     1-Sep-28   $  310,938.55   80.00
4784607  FLORHAM PARK       NJ     07932 SFD      6.500    6.000     $2,085.83   360     1-Sep-28   $  329,701.67   33.50
4784651  PHOENIX            MD     21131 SFD      6.625    6.000     $1,600.78   360     1-Aug-28   $  249,557.64   61.73
4784686  LEBANON            NJ     08833 SFD      6.875    6.000     $1,537.22   360     1-Aug-28   $  233,605.69   90.00
4785006  JENISON            MI     49428 SFD      7.000    6.000     $2,062.44   360     1-Aug-28   $  309,490.30   75.61
4785018  POUND RIDGE        NY     10576 SFD      6.625    6.000     $2,510.02   360     1-Sep-28   $  391,654.15   70.00
4785189  SCARBOROUGH        ME     04074 SFD      6.625    6.000     $1,869.71   360     1-Sep-28   $  291,742.37   80.00
4785236  HALF MOON BAY      CA     94019 SFD      7.125    6.000     $3,968.21   360     1-Aug-28   $  588,055.16   89.92
4785278  TYNGSBOROUGH       MA     01879 SFD      6.875    6.000     $1,803.27   360     1-Aug-28   $  274,037.46   90.00
4785293  MORRISTOWN         NJ     07960 SFD      6.500    6.000     $2,528.28   360     1-Sep-28   $  399,638.39   60.15
4785414  ARGYLE             TX     76226 SFD      6.750    6.000     $1,709.71   360     1-Aug-28   $  263,144.80   80.00
4785427  RIDGEWOOD          NJ     07450 SFD      6.750    6.000     $3,891.59   360     1-Aug-28   $  598,963.91   80.00
4785644  COS COB            CT     06807 SFD      6.625    6.000     $1,792.88   360     1-Sep-28   $  279,752.95   20.74
4785646  BELMONT            CA     94002 SFD      6.625    6.000     $2,003.06   360     1-Oct-28   $  312,825.00   75.00
4785729  RIDGEFIELD         CT     06877 SFD      6.500    6.000     $1,896.21   360     1-Aug-28   $  299,455.84   89.55
4785958  WESTERVILLE        OH     43082 SFD      6.500    6.000     $1,479.04   360     1-Aug-28   $  233,533.74   75.73
4785963  SPARTA             NJ     07871 SFD      7.125    6.000     $2,021.16   360     1-Sep-28   $  299,731.25   77.94
4786078  RIDGEFIELD         CT     06877 SFD      7.000    6.000     $2,316.92   360     1-Sep-28   $  347,964.54   70.00
4786094  ROSWELL            GA     30076 SFD      6.250    5.983     $2,093.44   360     1-Aug-28   $  339,353.10   80.00
4786109  BASKING RIDGE      NJ     07920 SFD      6.500    6.000     $2,190.12   360     1-Oct-28   $  346,500.00   90.00
4786282  MARBLEHEAD         MA     01945 SFD      6.875    6.000     $1,623.93   360     1-Sep-28   $  246,992.32   80.00
4786317  HERNDON            VA     20171 SFD      7.250    6.000     $2,387.62   360     1-Sep-28   $  349,726.96   81.87
4786670  POMONA             NY     10970 SFD      6.125    5.858     $1,560.35   360     1-Sep-28   $  256,550.40   80.00
4787039  LOVELAND           OH     45140 SFD      6.625    6.000     $2,196.27   360     1-Oct-28   $  343,000.00   79.99
4787157  GLADWYNE           PA     19035 SFD      6.750    6.000     $1,504.75   360     1-Sep-28   $  231,800.25   67.64
4787223  LAFAYETTE          CA     94549 SFD      6.625    6.000     $3,201.56   360     1-Sep-28   $  499,558.86   60.61
4787229  BERKELEY           CA     94708 SFD      6.875    6.000     $2,625.09   360     1-Oct-28   $  399,600.00   90.00
4787284  RIDGEFIELD         CT     06877 SFD      6.750    6.000     $1,945.80   360     1-Jul-28   $  299,220.74   53.57
4787293  PLANO              TX     75093 SFD      6.875    6.000     $3,283.01   360     1-Sep-28   $  499,330.14   69.99
4787335  FRISCO             TX     75034 SFD      7.125    6.000     $2,277.17   360     1-Aug-28   $  337,457.81   89.99
4787352  WHEATON            IL     60187 SFD      7.375    6.000     $1,737.74   360     1-Sep-28   $  251,408.55   80.00
4787481  LONG VALLEY        NJ     07853 SFD      6.500    6.000     $1,800.13   360     1-Sep-28   $  284,542.54   80.00
4787489  GRANITE BAY        CA     95746 SFD      7.750    6.000     $2,075.81   360     1-Sep-28   $  289,545.49   95.00
4787699  MODESTO            CA     95355 SFD      6.875    6.000     $1,602.91   360     1-Sep-28   $  243,795.01   80.00
4787731  ALPHARETTA         GA     30005 SFD      6.875    6.000     $2,246.04   360     1-Sep-28   $  341,612.76   90.00
4787762  NAPERVILLE         IL     60565 SFD      7.375    6.000     $1,830.29   360     1-Aug-28   $  264,591.74   85.48
4787780  NEW MILFORD        CT     06776 SFD      6.750    6.000     $1,681.17   360     1-Sep-28   $  258,976.83   90.00
4787793  BRANCHBURG         NJ     08876 SFD      6.750    6.000     $1,692.85   360     1-Sep-28   $  260,775.28   90.03
4787834  LOUISVILLE         KY     40205 SFD      6.750    6.000     $1,666.90   360     1-Sep-28   $  256,778.73   76.31
4787930  TITUSVILLE         NJ     08560 SFD      6.500    6.000     $3,476.38   360     1-Aug-28   $  549,002.88   75.03
4787935  SIMSBURY           CT     06070 SFD      6.750    6.000     $2,270.10   360     1-Aug-28   $  349,395.60   70.00
4788218  SKILLMAN           NJ     08558 SFD      7.000    6.000     $2,494.89   360     1-Oct-28   $  375,000.00   87.10
4788240  CHESHIRE           CT     06410 SFD      6.750    6.000     $1,880.94   360     1-Aug-28   $  289,499.22   84.06
4788324  STOW               MA     01775 SFD      6.750    6.000     $1,944.76   360     1-Sep-28   $  299,581.84   80.00
4788440  SARATOGA           CA     95070 SFD      6.625    6.000     $3,688.20   360     1-Aug-28   $  574,980.79   80.00
4788450  COPPELL            TX     75019 SFD      6.625    6.000     $1,920.94   360     1-Aug-28   $  299,469.16   75.96
4788479  NIWOT              CO     80503 SFD      6.875    6.000     $3,941.58   360     1-Aug-28   $  598,988.95   66.70
4788560  LAS FLORES         CA     90265 SFD      6.500    6.000     $1,997.34   360     1-Sep-28   $  315,714.33   80.00
4788582  COLLIERVILLE       TN     38017 SFD      6.375    6.000     $1,645.15   360     1-Aug-28   $  263,210.22   90.00
4788590  BELLEVUE           WA     98006 SFD      6.500    6.000     $2,212.24   360     1-Oct-28   $  350,000.00   72.16
4788595  FAIRFAX STATION    VA     22039 SFD      6.875    6.000     $1,681.74   360     1-Sep-28   $  255,784.93   67.37
4788690  PARKLAND           FL     33067 SFD      6.875    6.000     $2,608.01   360     1-Sep-28   $  396,666.47   69.89
4788946  LINCOLN PARK       NJ     07035 LCO      6.750    6.000     $  707.63   360     1-Aug-28   $  108,911.59   74.98
4788962  CUMMING            GA     30041 SFD      7.250    6.000     $1,780.49   360     1-Aug-28   $  260,591.54   94.99
4789050  NORTH OAKS         MN     55127 SFD      6.750    6.000     $1,530.70   360     1-Sep-28   $  235,796.80   80.00
4789090  EAST NORTHPORT     NY     11731 SFD      6.750    6.000     $1,621.50   360     1-Sep-28   $  249,784.75   80.00
4789110  HARRISBURG         PA     17111 SFD      6.750    6.000     $1,659.77   360     1-Sep-28   $  255,679.67   79.99
4789153  SIMSBURY           CT     06070 SFD      6.500    6.000     $1,887.36   360     1-Aug-28   $  298,033.06   80.00
4789345  DALLAS             TX     75420 SFD      7.000    6.000     $1,796.32   360     1-Sep-28   $  269,778.68   80.00
4789377  NORTH OAKS         MN     55127 SFD      6.625    6.000     $1,972.16   360     1-Sep-28   $  307,728.26   80.00
4789563  MIDDLETON          MA     01949 SFD      6.750    6.000     $2,334.96   360     1-Sep-28   $  359,690.04   80.00
4789651  CHESTER            NJ     07930 SFD      7.125    6.000     $3,175.91   360     1-Oct-28   $  471,400.00   74.99  GD 3YR
4789704  KENT               WA     98042 SFD      7.000    6.000     $1,586.09   360     1-Aug-28   $  238,008.02   90.00  GD 6YR
4789828  DARIEN             CT     06820 SFD      6.750    6.000     $2,573.64   360     1-Aug-28   $  396,114.80   80.00
4789984  CINCINNATI         OH     45249 SFD      6.750    6.000     $1,997.69   360     1-Aug-28   $  307,468.13   80.00
4790073  SHERBORN           MA     01770 SFD      6.750    6.000     $2,140.38   360     1-Aug-28   $  329,430.14   60.00
4790096  ALPHARETTA         GA     30005 SFD      6.375    6.000     $1,731.87   360     1-Sep-28   $  277,342.88   80.00
4790131  WEST BLOOMFIELD    MI     48323 SFD      7.375    6.000     $1,627.24   360     1-Aug-28   $  235,240.34   95.00
4790172  BENICIA            CA     94510 SFD      6.750    6.000     $2,130.65   360     1-Oct-28   $  328,500.00   90.02  GD 3YR
4790193  SOUTHBURY          CT     06488 SFD      6.875    6.000     $1,507.66   360     1-Sep-28   $  229,307.18   90.00
4790251  FRANKLIN           MA     02038 SFD      6.750    6.000     $2,464.68   360     1-Sep-28   $  379,672.82   79.90
4790340  BRIDGEWATER        NJ     08807 SFD      6.500    6.000     $3,337.32   360     1-Sep-28   $  527,522.68   80.00
4790371  CINCINNATI         OH     45244 SFD      7.000    6.000     $2,075.75   360     1-Aug-28   $  311,487.01   80.00
4790383  WOODBURY           MN     55125 SFD      6.875    6.000     $1,628.53   360     1-Sep-28   $  247,691.73   79.99
4790391  LAKE FOREST        IL     60045 SFD      6.500    6.000     $2,351.30   360     1-Aug-28   $  371,325.58   80.00
4790527  SANDY              UT     84092 SFD      6.750    6.000     $1,686.36   360     1-Aug-28   $  259,551.02   75.69  GD 4YR
4790560  PALM HARBOR        FL     34685 SFD      6.625    6.000     $2,189.55   360     1-Sep-28   $  341,648.30   70.00
4790602  MAPLE VALLEY       WA     98038 SFD      7.000    6.000     $1,563.47   360     1-Sep-28   $  234,807.36   71.43
4790627  STOCKTON           NJ     08559 SFD      7.500    6.000     $2,517.18   360     1-Oct-28   $  360,000.00   80.00
4790652  DEL MAR            CA     92014 SFD      6.500    6.000     $4,222.22   360     1-Aug-28   $  666,788.95   80.00  GD 5YR
4790665  MARIETTA           GA     30062 SFD      7.000    6.000     $1,995.91   360     1-Aug-28   $  299,506.75   74.66
4790682  CHADDS FORD        PA     19317 SFD      7.125    6.000     $2,417.31   360     1-Sep-28   $  358,513.07   80.00
4790698  KATY               TX     77450 SFD      6.875    6.000     $1,786.85   360     1-Aug-28   $  271,541.65   79.77
4790781  PACIFIC PALISADES  CA     90272 SFD      6.750    6.000     $5,188.79   360     1-Aug-28   $  798,618.55   62.75
4790790  BROOMFIELD         CO     80020 SFD      6.625    6.000     $2,049.00   360     1-Sep-28   $  319,717.67   68.09
4790824  HONOLULU           HI     96821 SFD      6.625    6.000     $4,162.03   360     1-Aug-28   $  648,849.86   46.43
4790858  COLUMBIA           MO     65203 SFD      7.000    6.000     $1,643.30   360     1-Aug-28   $  246,593.88   95.00
4790863  RIDGEFIELD         CT     06877 SFD      7.000    6.000     $1,729.79   360     1-Sep-28   $  259,786.88   80.00
4790944  SCOTTSDALE         AZ     85259 SFD      6.375    6.000     $1,559.68   360     1-Aug-28   $  249,535.66   60.90
4790993  FARMINGTON         CT     06032 SFD      6.875    6.000     $2,010.21   360     1-Aug-28   $  305,484.36   90.00
4791057  POWAY              CA     92064 SFD      7.000    6.000     $2,725.08   360     1-Aug-28   $  408,926.54   80.00  GD 6YR
4791180  NAPERVILLE         IL     60564 SFD      6.750    6.000     $1,633.18   360     1-Aug-28   $  251,365.18   86.29
4791186  AUSTIN             TX     78726 SFD      6.625    6.000     $1,469.52   360     1-Sep-28   $  229,297.51   79.99
4791280  DUNWOODY           GA     30338 SFD      6.750    6.000     $1,608.53   360     1-Aug-28   $  247,571.74   80.00
4791290  MONTVILLE          NJ     07045 SFD      7.000    6.000     $2,014.87   360     1-Oct-28   $  302,850.00   90.00  GD 3YR
4791373  ALPHARETTA         GA     30022 SFD      7.625    6.000     $1,875.66   360     1-Sep-28   $  264,808.19   86.89
4791397  ROCHESTER          MI     48317 SFD      6.500    6.000     $2,947.97   360     1-Aug-28   $  465,554.44   80.00  GD 3YR
4791810  ISSAQUAH           WA     98027 SFD      6.625    6.000     $2,919.82   360     1-Aug-28   $  455,193.14   80.00
4792127  MARLTON            NJ     08053 SFD      7.000    6.000     $1,888.13   360     1-Sep-28   $  283,511.75   79.99
4792253  SUMMIT             NJ     07901 SFD      6.750    6.000     $2,853.84   360     1-Aug-28   $  439,240.19   80.00
4792415  CINCINNATI         OH     45220 LCO      7.000    6.000     $2,481.92   360     1-Aug-28   $  372,436.62   90.00
4792515  MIAMI              FL     33138 SFD      6.750    6.000     $2,321.99   360     1-Aug-28   $  357,381.79   80.00
4792576  EATONTOWN          NJ     07724 SFD      7.250    6.000     $1,964.67   360     1-Sep-28   $  287,775.33   90.00
4792587  REDONDO BEACH      CA     90278 LCO      7.500    6.000     $1,903.62   360     1-Aug-28   $  271,844.62   90.00
4792608  RANCHO SANTA MARGARCA     92688 SFD      7.125    6.000     $2,194.98   360     1-Sep-28   $  325,539.46   90.00
4792632  BRANCHBURG         NJ     08876 SFD      6.750    6.000     $1,852.40   360     1-Aug-28   $  284,127.93   80.00  GD 3YR
4792663  RADNOR TOWNSHIP    PA     19087 SFD      6.750    6.000     $1,880.94   360     1-Jul-28   $  289,246.71   66.32
4792699  CASTLE ROCK        CO     80104 SFD      6.250    5.983     $3,521.60   360     1-Sep-28   $  571,407.31   79.99
4792795  SARATOGA           CA     95070 SFD      6.750    6.000     $4,202.92   360     1-Aug-28   $  646,870.91   80.00  GD 5YR
4792879  SPARTA             NJ     07871 SFD      6.625    6.000     $2,817.37   360     1-Sep-28   $  439,611.80   77.90
4792906  CHICAGO            IL     60611 LCO      6.625    6.000     $4,001.95   360     1-Aug-28   $  623,894.10   67.57
4792912  SAINT CHARLES      IL     60174 SFD      6.750    6.000     $2,302.53   360     1-Aug-28   $  354,386.98   79.78  GD 3YR
4793150  HOUSTON            TX     77024 SFD      6.750    6.000     $3,048.42   360     1-Aug-28   $  469,188.38   79.98
4793240  REDONDO BEACH      CA     90278 SFD      7.125    6.000     $1,827.13   360     1-Aug-28   $  270,764.95   80.00
4793259  GERMANTOWN         TN     38139 SFD      6.750    6.000     $2,691.68   360     1-Jul-28   $  413,922.04   67.48
4793281  DUXBURY            MA     02332 SFD      6.750    6.000     $1,976.93   360     1-Aug-28   $  304,273.66   80.00
4793559  MARIETTA           GA     30067 SFD      6.625    6.000     $3,201.56   360     1-Sep-28   $  499,558.86   68.78
4793565  RESTIN             VA     20190 SFD      6.875    6.000     $1,619.33   360     1-Jul-28   $  245,875.16   79.52
4793593  SHOREWOOD          WI     54454 SFD      6.750    6.000     $1,783.65   360     1-Aug-28   $  263,824.45   64.71
4794000  LAKE FOREST        IL     60045 SFD      6.625    6.000     $1,920.94   360     1-Sep-28   $  299,635.31   42.11
4794008  RANDOLPH           NJ     07869 SFD      6.750    6.000     $1,842.02   360     1-Aug-28   $  283,509.58   80.00
4794071  THE WOODLANDS      TX     77381 SFD      6.750    6.000     $1,891.32   360     1-Aug-28   $  291,096.45   78.39
4794122  MORAGA             CA     94556 SFD      6.875    6.000     $2,890.49   360     1-Aug-28   $  439,258.57   77.88  GD 3YR
4794126  PRINCETON          NJ     08540 SFD      6.625    6.000     $2,561.25   360     1-Sep-28   $  399,647.08   37.21  GD 3YR
4794229  PHOENIX            AZ     85024 SFD      6.750    6.000     $1,499.24   360     1-Jul-28   $  230,549.57   94.99
4794232  NEW CANAAN         CT     06840 SFD      6.500    6.000     $2,686.29   360     1-Aug-28   $  424,229.50   50.06
4794288  APEX               NC     27502 SFD      6.375    6.000     $1,553.75   360     1-Sep-28   $  248,819.33   70.00
4794398  HOBOKEN            NJ     07030 LCO      7.625    6.000     $1,949.27   360     1-Aug-28   $  275,000.07   95.00  GD 3YR
4794446  FLOWER MOUND       TX     75028 SFD      6.500    6.000     $2,365.52   360     1-Aug-28   $  373,571.51   80.00
4794465  LONG VALLEY        NJ     07853 SFD      7.000    6.000     $2,155.59   360     1-Sep-28   $  323,734.41   80.00  GD 3YR
4794669  BERKLEY HEIGHTS    NJ     07974 SFD      6.875    6.000     $2,627.72   360     1-Oct-28   $  400,000.00   87.53
4794781  SARATOGA           CA     95070 SFD      7.000    6.000     $8,312.96   360     1-Aug-28   $1,247,445.61   70.00
4794783  MENDHAM            NJ     07945 SFD      6.625    6.000     $1,792.88   360     1-Aug-28   $  279,353.71   54.63
4794804  ISSAQUAH           WA     98029 SFD      6.875    6.000     $2,449.04   360     1-Aug-28   $  372,135.00   80.00
4794874  HO HO KUS          NJ     07423 SFD      6.625    6.000     $3,041.48   360     1-Sep-28   $  474,580.92   56.55
4794943  NEW YORK           NY     10011 COP      7.000    6.000     $2,927.34   360     1-Sep-28   $  439,639.33   80.00
4794951  TACOMA             WA     98422 MF2      6.750    6.000     $1,967.20   360     1-Aug-28   $  302,776.25   90.00
4795028  DOWNINGTOWN        PA     19335 SFD      7.000    6.000     $1,809.63   360     1-Aug-28   $  270,977.36   80.00
4795146  ROSWELL            GA     30076 SFD      7.000    6.000     $2,343.20   360     1-Oct-28   $  352,200.00   79.99
4795203  SANTA ANA          CA     92705 SFD      7.750    6.000     $2,056.82   360     1-Aug-28   $  286,693.43   90.00
4795253  FOLSOM             CA     95630 SFD      7.000    6.000     $2,099.70   360     1-Sep-28   $  315,341.30   79.92
4795292  NORTH ANDOVER      MA     01845 SFD      6.625    6.000     $2,465.20   360     1-Sep-28   $  384,660.32   67.54
4795323  CHICAGO            IL     60657 LCO      6.625    6.000     $1,984.97   360     1-Jul-28   $  309,174.93   73.63
4795376  WOODBURY           MN     55125 SFD      6.875    6.000     $2,349.18   360     1-Sep-28   $  357,299.57   80.00
4795424  PORTAGE            MI     49024 SFD      6.875    6.000     $2,435.90   360     1-Sep-28   $  370,488.48   90.00
4795447  VICTOR             NY     14564 SFD      6.750    6.000     $2,497.11   360     1-Aug-28   $  384,335.17   79.38
4795482  COCONUT GROVE      FL     33133 SFD      6.625    6.000     $1,613.59   360     1-Sep-28   $  251,777.66   80.00
4795593  RANDOLPH           NJ     07869 SFD      7.000    6.000     $2,574.73   360     1-Aug-28   $  386,344.01   90.00
4795628  JAMESTOWN          NC     27282 SFD      6.625    6.000     $1,677.62   360     1-Sep-28   $  261,768.84   80.00
4795736  RANDOLPH           NJ     07869 SFD      6.750    6.000     $2,075.52   360     1-Sep-28   $  319,724.48   84.21
4795819  VALENCIA           CA     91354 SFD      6.750    6.000     $2,724.12   360     1-Sep-28   $  419,638.38   80.00
4795854  ROBBINSVILLE       NJ     08691 SFD      6.750    6.000     $1,747.65   360     1-Sep-28   $  269,218.01   89.99
4795877  STERLING           VA     20165 SFD      6.750    6.000     $1,740.84   360     1-Sep-28   $  268,168.91   80.00
4795913  SALEM              CT     06420 SFD      6.750    6.000     $1,634.47   360     1-Aug-28   $  251,564.84   80.00
4795945  SANTA ROSA         CA     95401 SFD      7.375    6.000     $1,787.82   360     1-Sep-28   $  258,653.03   94.99  GD 6YR
4795946  WOODBURY           MN     55125 SFD      7.000    6.000     $2,604.66   360     1-Sep-28   $  391,179.09   90.00
4795983  AUSTIN             TX     78746 SFD      7.000    6.000     $3,028.46   360     1-Sep-28   $  454,826.87   80.00
4796030  SIMSBURY           CT     06092 SFD      6.750    6.000     $3,787.82   360     1-Aug-28   $  582,991.53   80.00
4796046  REDMOND            WA     98053 SFD      6.750    6.000     $2,270.10   360     1-Oct-28   $  350,000.00   50.34
4796069  REDDING            CT     06896 SFD      6.750    6.000     $3,038.04   360     1-Sep-28   $  467,996.71   80.00
4796098  BOXFORD            MA     01921 SFD      6.750    6.000     $2,334.31   360     1-Aug-28   $  359,278.51   80.00
4796290  SUDBURY            MA     01776 SFD      6.750    6.000     $2,594.40   360     1-Aug-28   $  399,309.26   60.38
4796299  YORBA LINDA        CA     92887 SFD      7.000    6.000     $3,124.27   360     1-Oct-28   $  469,600.00   80.00
4796320  SALEM              CT     06420 SFD      6.750    6.000     $1,619.55   360     1-Aug-28   $  249,268.81   84.99
4796339  LAKE WORTH         FL     33467 SFD      6.875    6.000     $  886.86   360     1-Aug-28   $  134,772.51   71.05
4796346  CHESHIRE           CT     06410 SFD      6.625    6.000     $1,895.33   360     1-Sep-28   $  295,738.84   80.00
4796358  BROOKFIELD         WI     53045 SFD      6.750    6.000     $1,786.89   360     1-Sep-28   $  275,262.80   71.47
4796383  CHARLOTTE          NC     28269 SFD      6.500    6.000     $1,553.00   360     1-Sep-28   $  245,477.88   80.00
4796489  TOWN OF BROOKHAVEN EAS    11733 SFD      6.875    6.000     $2,181.01   360     1-Aug-28   $  331,440.55   80.00
4796536  SILVER SPRING      MD     20906 SFD      7.000    6.000     $1,630.00   360     1-Sep-28   $  244,799.17   76.56  GD 6YR
4796590  NORWALK            CT     06851 SFD      6.625    6.000     $2,709.80   360     1-Sep-28   $  422,826.62   80.00
4796592  NORTH ANDOVER      MA     01845 SFD      6.750    6.000     $2,101.46   360     1-Sep-28   $  323,721.04   80.00
4796659  NEWHALL            CA     91321 SFD      6.875    6.000     $2,154.73   360     1-Sep-28   $  327,724.44   80.00
4796691  HOLLISTON          MA     01742 SFD      6.625    6.000     $1,543.15   360     1-Sep-28   $  240,787.37   70.26
4796745  DALLAS             TX     75209 SFD      6.750    6.000     $2,013.90   360     1-Sep-28   $  310,232.66   90.00
4796802  DANBURY            CT     06811 SFD      7.250    6.000     $1,795.83   360     1-Aug-28   $  262,838.04   90.00
4796808  FLEMINGTON         NJ     08822 SFD      6.500    6.000     $2,346.56   360     1-Sep-28   $  370,914.38   90.00
4796856  STAMFORD           CT     06905 LCO      6.875    6.000     $1,903.46   360     1-Sep-28   $  289,506.57   95.00
4796889  CHESTER SPRINGS    PA     19425 SFD      6.625    6.000     $2,252.92   360     1-Oct-28   $  351,847.00   79.60  GD 2YR
4796896  SAN JOSE           CA     95120 SFD      6.750    6.000     $3,243.00   360     1-Aug-28   $  499,136.58   62.50
4796915  TEWKSBURY TOWNSHIP NJ     08833 SFD      6.750    6.000     $3,175.54   360     1-Aug-28   $  488,754.55   80.00
4796951  WILMINGTON         DE     19803 SFD      6.875    6.000     $1,723.79   360     1-Aug-28   $  261,957.82   80.00
4797060  INDIANAPOLIS       IN     46236 SFD      7.000    6.000     $3,083.68   360     1-Aug-28   $  462,737.92   72.59
4797070  NEWTOWN            PA     18940 SFD      6.500    6.000     $4,108.45   360     1-Sep-28   $  649,412.38   55.90  GD 3YR
4797143  MEMPHIS            TN     38120 SFD      7.125    6.000     $3,772.82   360     1-Aug-28   $  559,101.70   80.00
4797248  CLIFTON            VA     20124 SFD      6.750    6.000     $2,075.51   360     1-Aug-28   $  319,447.43   61.54
4797285  ROCKAWAY           NJ     07866 SFD      6.625    6.000     $1,577.73   360     1-Aug-28   $  245,964.00   80.00
4797415  FAIRFIELD          CA     94533 SFD      6.750    6.000     $1,940.93   360     1-Sep-28   $  298,992.35   95.00
4797447  TUSTIN             CA     92782 SFD      6.500    6.000     $2,649.63   360     1-Aug-28   $  418,440.02   79.85
4797523  CAMARILLO          CA     93012 SFD      6.500    6.000     $3,286.76   360     1-Sep-28   $  519,529.91   80.00  GD 4YR
4797526  DUBLIN             CA     94568 SFD      6.375    6.000     $2,302.08   360     1-Oct-28   $  369,000.00   77.04
4797563  MARIETTA           GA     30068 SFD      6.875    6.000     $2,354.44   360     1-Sep-28   $  358,098.89   80.00
4797592  MARIETTA           GA     30067 SFD      6.875    6.000     $1,773.71   360     1-Aug-28   $  269,545.04   62.21
4797691  WILDWOOD           MO     63038 SFD      7.000    6.000     $1,866.18   360     1-Aug-28   $  280,038.80   71.01
4797708  DOWNINGTOWN        PA     19335 SFD      6.625    6.000     $1,920.94   360     1-Aug-28   $  299,469.16   60.61
4797711  BERNARDS           NJ     07920 SFD      6.375    6.000     $2,074.37   360     1-Sep-28   $  332,192.04   70.00
4797763  SAN JOSE           CA     95127 SFD      6.500    6.000     $3,065.53   360     1-Oct-28   $  485,000.00   67.83
4797918  DENVILLE           NJ     07834 SFD      6.750    6.000     $2,381.66   360     1-Oct-28   $  367,200.00   90.00
4797955  ANNAPOLIS          MD     21401 SFD      6.875    6.000     $1,905.10   360     1-Sep-28   $  289,756.36   72.50
4798144  BOCA RATON         FL     33498 SFD      6.625    6.000     $1,562.36   360     1-Sep-28   $  243,784.72   80.00
4798167  ALPHARETTA         GA     30004 SFD      7.125    6.000     $2,020.49   360     1-Aug-28   $  299,417.75   94.99  GD 2YR
4798210  HOUSTON            TX     77005 SFD      6.875    6.000     $2,496.33   360     1-Sep-28   $  379,680.75   58.46
4798246  WILDWOOD           MO     63005 SFD      6.875    6.000     $2,144.22   360     1-Sep-28   $  326,125.78   80.00
4798267  MORRISVILLE        NC     27560 SFD      6.500    6.000     $2,036.53   360     1-Aug-28   $  321,615.86   90.00
4798280  LAGUNA BEACH       CA     92651 SFD      7.125    6.000     $2,425.05   360     1-Sep-28   $  359,662.15   89.99
4798320  PERINTON           NY     14450 SFD      6.750    6.000     $2,250.64   360     1-Oct-28   $  347,000.00   73.52
4798352  LONGMONT           CO     80501 SFD      6.625    6.000     $1,600.78   360     1-Sep-28   $  249,779.43   62.34
4798353  CARLISLE           MA     01741 SFD      6.875    6.000     $2,887.21   360     1-Sep-28   $  439,130.76   60.00  GD 1YR
4798468  PARK CITY          UT     84098 SFD      7.125    6.000     $1,695.42   360     1-Sep-28   $  251,304.67   95.00
4798572  WESTLAKE VILLAGE   CA     91361 SFD      6.750    6.000     $3,735.93   360     1-Aug-28   $  575,005.35   80.00
4798661  GREAT FALLS        VA     22066 SFD      6.625    6.000     $4,162.02   360     1-Sep-28   $  649,426.52   69.36
4798694  CINCINNATI         OH     45226 SFD      7.625    6.000     $1,802.05   360     1-Sep-28   $  254,415.72   95.00
4798701  SAN RAMON          CA     94583 SFD      6.750    6.000     $2,489.32   360     1-Sep-28   $  383,469.56   79.63
4798741  FALLS CHURCH       VA     22046 SFD      6.750    6.000     $2,539.27   360     1-Aug-28   $  390,823.94   90.00
4798783  AGOURA HILLS       CA     91301 SFD      7.000    6.000     $2,654.56   360     1-Sep-28   $  398,672.94   89.56  GD 4YR
4798791  MALVERN            PA     19355 SFD      7.000    6.000     $2,160.91   360     1-Sep-28   $  324,533.76   80.00
4798959  LOS GATOS          CA     95032 SFD      6.875    6.000     $2,470.06   360     1-Aug-28   $  375,366.41   80.00
4798984  RICHMOND           VA     23229 SFD      6.875    6.000     $2,627.72   360     1-Sep-28   $  399,663.95   89.39
4799275  COLLEYVILLE        TX     76034 SFD      6.375    6.000     $1,699.43   360     1-Aug-28   $  271,894.05   80.00
4799370  ALPHARETTA         GA     30201 SFD      6.750    6.000     $2,008.06   360     1-Sep-28   $  309,333.44   79.90  GD 5YR
4799393  IRMO               SC     29063 SFD      6.375    6.000     $1,654.51   360     1-Sep-28   $  264,954.37   80.00
4799406  CARY               NC     27511 SFD      6.875    6.000     $1,602.91   360     1-Aug-28   $  243,588.84   80.00
4799499  CYPRESS            TX     77429 SFD      6.500    6.000     $2,073.19   360     1-Sep-28   $  327,703.48   80.00
4799561  HOLLISTER          CA     95023 SFD      7.250    6.000     $1,774.35   360     1-Aug-28   $  259,692.95   90.00
4799735  HUDSON             OH     44236 SFD      7.250    6.000     $1,717.38   360     1-Aug-28   $  251,353.73   90.00
4799766  EASTON             CT     06612 SFD      6.750    6.000     $2,952.42   360     1-Aug-28   $  454,413.96   80.00
4799777  MISSION VIEJO      CA     92692 SFD      6.750    6.000     $2,618.72   360     1-Sep-28   $  403,402.37   85.00
4799806  WESTON             FL     33326 SFD      6.875    6.000     $1,740.87   360     1-Aug-28   $  264,553.44   86.89
4799976  AVON               CT     06001 SFD      6.625    6.000     $2,881.40   360     1-Sep-28   $  449,602.97   64.29
4800039  CHESTERFIELD       MO     63005 SFD      6.875    6.000     $2,023.35   360     1-Aug-28   $  307,480.98   85.56
4800045  FARMINGTON HILLS   MI     48335 SFD      7.000    6.000     $1,685.55   360     1-Sep-28   $  253,142.32   89.68
4800258  MALVERN            PA     19355 SFD      6.625    6.000     $5,762.80   360     1-Aug-28   $  898,407.52   75.00
4800307  DALLAS             TX     75248 SFD      6.875    6.000     $1,694.88   360     1-Sep-28   $  257,783.25   80.00
4800331  RANCHO SANTA FE    CA     92067 SFD      6.625    6.000     $6,403.11   360     1-Sep-28   $  999,117.72   74.07
4800440  HUDSON             OH     44236 SFD      6.750    6.000     $3,113.28   360     1-Aug-28   $  479,171.12   78.56
4800510  TRUMBULL           CT     06611 SFD      6.875    6.000     $1,983.93   360     1-Aug-28   $  301,491.10   80.00
4800547  CARLSBAD           CA     92009 SFD      6.750    6.000     $1,831.32   360     1-Sep-28   $  282,106.90   79.99
4800636  ALBUQUERQUE        NM     87111 SFD      7.250    6.000     $1,609.26   360     1-Sep-28   $  235,715.97   79.99
4800715  CENTREVILLE        VA     20120 SFD      6.500    6.000     $1,883.57   360     1-Sep-28   $  297,730.60   80.00
4800778  GLASTONBURY        CT     06073 SFD      6.625    6.000     $2,689.31   360     1-Oct-28   $  420,000.00   77.78
4800885  SIMI VALLEY        CA     93065 SFD      6.500    6.000     $2,357.62   360     1-Oct-28   $  373,000.00   89.99
4800971  BEVERLY            MA     01915 SFD      6.875    6.000     $3,253.12   360     1-Sep-28   $  494,783.96   80.00
4801046  KATONAH            NY     10536 SFD      6.875    6.000     $2,956.18   360     1-Oct-28   $  450,000.00   62.94
4801076  LOVELAND           OH     45140 SFD      6.500    6.000     $1,738.19   360     1-Sep-28   $  274,751.39   62.86
4801134  COON RAPIDS        MN     55433 SFD      6.875    6.000     $2,889.83   360     1-Aug-28   $  439,158.74   80.00
4801146  NASHVILLE          TN     37205 SFD      6.875    6.000     $1,970.13   360     1-Sep-28   $  299,648.05   71.42
4801156  CHICAGO            IL     60610 LCO      6.200    5.933     $3,981.05   360     1-Sep-28   $  649,377.28   39.39
4801207  BROOKFIELD         WI     53045 SFD      6.750    6.000     $2,270.10   360     1-Sep-28   $  349,448.65   60.92
4801263  ZIONSVILLE         IN     46077 SFD      6.125    5.858     $2,430.45   360     1-Aug-28   $  399,220.45   64.00  GD 3YR
4801274  SOUTH PASADENA     CA     91030 SFD      6.750    6.000     $1,914.67   360     1-Aug-28   $  294,690.23   80.00
4801380  ALPHARETTA         GA     30005 SFD      6.750    6.000     $2,408.57   360     1-Sep-28   $  371,030.27   80.00
4801393  MAPLEWOOD          NJ     07040 SFD      6.750    6.000     $1,822.57   360     1-Sep-28   $  280,758.06   72.05
4801418  SAN DIMAS          CA     91773 PUD      6.500    6.000     $1,441.12   360     1-Sep-28   $  227,793.88   91.57
4801502  SOUTHLAKE          TX     76092 SFD      6.750    6.000     $2,046.33   360     1-Aug-28   $  314,953.18   80.00
4801558  THOUSAND OAKS      CA     91360 SFD      6.500    6.000     $1,870.93   360     1-Sep-28   $  295,732.40   80.00
4801570  SANTA CLARITA      CA     91351 SFD      7.000    6.000     $3,093.66   360     1-Sep-28   $  464,618.84   77.50
4801790  BRANCHBURG         NJ     08876 SFD      6.625    6.000     $1,767.26   360     1-Sep-28   $  275,756.49   80.00
4801802  BERWYN             PA     19312 SFD      6.625    6.000     $1,920.94   360     1-Sep-28   $  299,735.31   68.97
4801828  MOUNTAIN LAKES     NJ     07046 SFD      7.125    6.000     $3,368.60   360     1-Sep-28   $  499,600.15   50.00
4801937  DENVER             CO     80210 SFD      6.250    5.983     $2,586.02   360     1-Aug-28   $  419,200.88   76.36
4801953  BERKELEY HEIGHTS   NJ     07922 SFD      6.625    6.000     $1,952.95   360     1-Sep-28   $  304,730.90   75.12
4802158  LAGUNA NIGUEL      CA     92677 SFD      6.375    6.000     $2,495.48   360     1-Aug-28   $  399,257.07   55.56
4802164  YORBA LINDA        CA     92887 SFD      6.750    6.000     $2,659.26   360     1-Oct-28   $  410,000.00   80.00
4802597  LIBERTYVILLE       IL     60048 SFD      6.500    6.000     $1,870.93   360     1-Sep-28   $  295,732.40   80.00
4802642  CAVE CREEK         AZ     85331 SFD      6.750    6.000     $1,681.17   360     1-Aug-28   $  258,752.40   92.57
4802674  RANDOLPH           NJ     07869 SFD      7.250    6.000     $2,207.87   360     1-Oct-28   $  323,650.00   79.99  GD 3YR
4802866  SOMERS             NY     10589 SFD      6.875    6.000     $2,562.03   360     1-Aug-28   $  389,304.85   79.92
4802981  DOBBS FERRY        NY     10522 SFD      7.000    6.000     $3,301.24   360     1-Oct-28   $  496,200.00   80.00
4803030  LOS GATOS          CA     95030 SFD      6.750    6.000     $3,054.90   360     1-Sep-28   $  470,594.48   79.97
4803036  BAKERSFIELD        CA     93311 SFD      6.750    6.000     $1,958.12   360     1-Sep-28   $  301,640.07   88.79
4803066  HOUSTON            TX     77005 SFD      6.625    6.000     $2,049.00   360     1-Sep-28   $  319,717.67   64.01
4803068  OAKTON             VA     22124 SFD      6.000    5.733     $3,256.76   360     1-Sep-28   $  542,659.24   80.00
4803123  DAVIE              FL     33330 SFD      7.125    6.000     $2,991.32   360     1-Aug-28   $  443,287.75   80.00  GD 4YR
4803278  SOUTHLAKE          TX     76092 SFD      7.000    6.000     $2,803.92   360     1-Aug-28   $  420,757.06   79.99
4803290  ALAMEDA            CA     94502 SFD      7.125    6.000     $1,813.66   360     1-Sep-28   $  268,984.72   79.64
4803306  BERNARDSVILLE      NJ     07924 SFD      6.625    6.000     $2,189.87   360     1-Sep-28   $  341,698.25   90.00
4803459  NEW ORLEANS        LA     70131 SFD      6.875    6.000     $1,970.79   360     1-Aug-28   $  299,494.48   42.85
4803525  WOODBURY           MN     55125 SFD      7.125    6.000     $2,122.22   360     1-Sep-28   $  314,370.31   75.00
4803600  ATLANTA            GA     30306 SFD      6.375    6.000     $1,475.77   360     1-Sep-28   $  236,330.90   69.99
4803602  LAKE FOREST        IL     60045 SFD      6.750    6.000     $3,048.42   360     1-Aug-28   $  469,188.38   80.00
4803635  CHAGRIN FALLS      OH     44023 SFD      6.625    6.000     $2,561.25   360     1-Oct-28   $  400,000.00   80.00
4803684  THE WOODLANDS      TX     77381 SFD      6.750    6.000     $1,847.86   360     1-Sep-28   $  284,654.70   80.00
4803735  MANSFIELD          MA     02048 SFD      7.750    6.000     $2,027.45   360     1-Sep-28   $  282,800.26   95.00
4803840  WARREN             NJ     07059 SFD      6.625    6.000     $2,161.05   360     1-Sep-28   $  337,202.23   90.00  GD 5YR
4803990  POTOMAC            MD     20854 SFD      6.500    6.000     $4,045.24   360     1-Sep-28   $  639,421.43   79.27
4804006  KENILWORTH         IL     60043 SFD      7.000    6.000     $6,653.03   360     1-Sep-28   $  999,180.30   62.50
4804030  FREMONT            CA     94539 SFD      6.875    6.000     $2,759.11   360     1-Aug-28   $  419,292.26   62.78
4804035  SAN DIEGO          CA     92130 SFD      6.500    6.000     $3,033.93   360     1-Oct-28   $  480,000.00   73.85
4804070  LA CANADA          CA     91011 SFD      6.625    6.000     $2,561.25   360     1-Sep-28   $  399,647.08   67.23
4804109  LIVERMORE          CA     94550 SFD      6.750    6.000     $2,075.52   360     1-Oct-28   $  320,000.00   64.39
4804174  THREE BRIDGES      NJ     08887 SFD      6.750    6.000     $1,494.38   360     1-Sep-28   $  230,201.62   80.00  GD 3YR
4804183  ANNANDALE          NJ     08801 SFD      6.625    6.000     $1,568.13   360     1-Aug-28   $  244,466.65   69.99
4804228  FAIRFAX STATION    VA     22039 SFD      7.250    6.000     $1,991.95   360     1-Aug-28   $  291,081.97   80.00
4804559  VACAVILLE          CA     95687 SFD      6.375    6.000     $1,528.49   360     1-Aug-28   $  244,544.94   65.33
4804627  SAN JOSE           CA     95129 SFD      7.000    6.000     $1,995.91   360     1-Sep-28   $  299,754.09   54.74
4804653  FAIR OAKS RANCH    TX     78015 SFD      7.250    6.000     $2,046.53   360     1-Aug-28   $  299,530.53   93.39
4804656  WEST UNIVERSITY PLATX     77005 SFD      7.000    6.000     $1,969.30   360     1-Aug-28   $  295,513.32   80.00
4804671  WEST SIMSBURY      CT     06092 SFD      6.750    6.000     $3,530.00   360     1-Sep-28   $  543,781.41   80.00
4804837  LAKE VILLA         IL     60046 SFD      7.250    6.000     $1,896.46   360     1-Aug-28   $  277,564.93   80.00
4804839  MISSION VIEJO      CA     92692 SFD      6.500    6.000     $1,920.86   360     1-Aug-28   $  303,349.05   79.99
4804847  SPRINGDALE         AR     72764 SFD      7.000    6.000     $1,763.06   360     1-Sep-28   $  264,782.77   74.65
4804879  DANVILLE           CA     94506 SFD      6.625    6.000     $2,369.16   360     1-Aug-28   $  369,345.30   67.89  GD 3YR
4804915  COPPELL            TX     75019 SFD      7.000    6.000     $2,162.24   360     1-Sep-28   $  324,733.59   72.22
4804927  BARRINGTON         IL     60010 SFD      6.625    6.000     $1,590.54   360     1-Sep-28   $  248,180.83   90.00
4804947  LAS VEGAS          NV     89128 SFD      6.875    6.000     $1,781.92   360     1-Aug-28   $  270,792.93   70.00
4805082  COPPELL            TX     75019 SFD      6.750    6.000     $1,540.43   360     1-Aug-28   $  237,089.87   62.62
4805104  HOFFMAN ESTATES    IL     60195 SFD      6.750    6.000     $2,095.63   360     1-Aug-28   $  322,542.05   90.00
4805114  HUNTINGTON BEACH   CA     92648 SFD      6.625    6.000     $1,632.80   360     1-Sep-28   $  254,775.01   61.45
4805133  MONTGOMERY         NJ     08558 SFD      6.500    6.000     $2,528.28   360     1-Oct-28   $  400,000.00   74.77
4805152  SAYVILLE           NY     11782 SFD      6.750    6.000     $1,634.47   360     1-Aug-28   $  251,564.84   80.00
4805210  SAINT CHARLES      MO     63304 SFD      7.000    6.000     $2,049.14   360     1-Aug-28   $  307,055.80   80.00
4805253  RIDGEFIELD         CT     06877 SFD      6.750    6.000     $2,899.89   360     1-Sep-28   $  446,715.05   85.00
4805260  WOODBRIDGE         VA     22192 SFD      6.750    6.000     $1,596.52   360     1-Aug-28   $  245,724.95   70.20
4805307  DARIEN             CT     06820 SFD      6.000    5.733     $2,922.81   360     1-Sep-28   $  487,014.69   75.00
4805386  FLOWER MOUND       TX     75028 SFD      6.875    6.000     $1,890.97   360     1-Aug-28   $  287,364.96   95.00
4805466  SAN FRANCISCO      CA     94115 SFD      6.875    6.000     $1,785.54   360     1-Sep-28   $  271,571.65   90.00
4805582  STAMFORD           CT     06910 SFD      6.875    6.000     $2,299.26   360     1-Sep-28   $  349,705.95   53.85
4805590  BATAVIA            IL     60510 SFD      6.750    6.000     $1,803.76   360     1-Sep-28   $  277,860.55   90.00
4805652  CINCINNATI         OH     45208 SFD      6.750    6.000     $1,686.36   360     1-Aug-28   $  259,537.30   76.58
4805661  CARMEL             IN     46033 SFD      5.875    5.608     $2,070.39   360     1-Sep-28   $  349,643.15   46.98  GD 1YR
4805690  POTOMAC            MD     20854 SFD      6.875    6.000     $1,839.41   360     1-Aug-28   $  279,528.17   52.83
4805839  CHARLOTTE          NC     28262 SFD      7.000    6.000     $1,735.11   360     1-Sep-28   $  260,586.22   77.85
4805872  TULSA              OK     74137 SFD      6.750    6.000     $1,979.53   360     1-Sep-28   $  304,937.22   80.00
4805912  LIBERTYVILLE       IL     60048 SFD      6.750    6.000     $2,393.33   360     1-Sep-28   $  368,682.30   90.00
4805956  WALNUT CREEK       CA     94598 SFD      6.750    6.000     $1,862.78   360     1-Sep-28   $  286,952.72   80.00  GD 8YR
4805972  HOUSTON            TX     77055 SFD      6.500    6.000     $1,516.97   360     1-Sep-28   $  239,783.03   57.69
4806035  FLOWER MOUND       TX     75028 SFD      7.000    6.000     $1,634.32   360     1-Sep-28   $  245,448.64   90.00
4806047  CHADDS FORD        PA     19317 SFD      7.000    6.000     $2,421.71   360     1-Sep-28   $  363,701.62   80.00
4806064  DAKOTA DUNES       SD     57049 SFD      7.000    6.000     $1,665.92   360     1-Sep-28   $  250,194.75   80.00
4806072  DENVER             CO     80220 SFD      6.500    6.000     $1,618.10   360     1-Jul-28   $  255,301.92   80.00
4806081  SOUTHLAKE          TX     76092 SFD      6.625    6.000     $2,401.17   360     1-Sep-28   $  374,669.14   70.49
4806111  KINGWOOD           TX     77345 SFD      7.000    6.000     $1,916.08   360     1-Aug-28   $  287,526.46   90.00
4806184  REDMOND            WA     98053 SFD      6.625    6.000     $1,777.51   360     1-Aug-28   $  277,108.79   80.00
4806221  WILDWOOD           MO     63005 SFD      7.000    6.000     $2,062.44   360     1-Sep-28   $  309,745.89   79.49
4806233  LONG BRANCH        NJ     07740 SFD      7.375    6.000     $1,660.04   360     1-Sep-28   $  240,167.11   95.00
4806245  WESTPORT           CT     06880 SFD      6.750    6.000     $3,470.00   360     1-Sep-28   $  534,539.38   76.98
4806266  PLEASANTVILLE      NY     10570 SFD      6.000    5.733     $2,096.03   360     1-Sep-28   $  349,251.97   80.00
4806277  GURNEE             IL     60031 SFD      7.000    6.000     $1,995.91   360     1-Sep-28   $  299,754.09   78.95  GD 2YR
4806466  LITTLETON          CO     80127 SFD      6.875    6.000     $2,312.39   360     1-Sep-28   $  351,704.28   80.00
4806483  VIENNA             VA     22182 SFD      7.000    6.000     $3,007.17   360     1-Aug-28   $  451,256.84   80.00
4806519  BOULDER            CO     80302 SFD      6.875    6.000     $2,519.98   360     1-Sep-28   $  383,277.73   70.00
4806565  TAYLORS            SC     29687 SFD      7.125    6.000     $1,664.09   360     1-Sep-28   $  246,802.47   74.87
4806589  NORTH ANDOVER      MA     01845 SFD      6.750    6.000     $1,867.97   360     1-Sep-28   $  287,752.03   80.00
4806672  WESTPORT           CT     06880 SFD      6.125    5.858     $2,807.17   360     1-Aug-28   $  461,099.62   80.00
4806703  LEWIS CENTER       OH     43035 SFD      6.375    6.000     $1,661.99   360     1-Sep-28   $  266,153.26   80.00
4806731  ELLICOTT CITY      MD     21042 SFD      6.750    6.000     $1,602.04   360     1-Sep-28   $  246,787.34   95.00
4806739  NEW YORK           NY     10023 HCO      7.000    6.000     $2,661.21   360     1-Sep-28   $  399,672.12   71.05  GD 5YR
4806745  DANVILLE           CA     94526 SFD      6.625    6.000     $2,241.09   360     1-Sep-28   $  349,691.20   71.05  GD 2YR
4806756  WALNUT CREEK       CA     94598 SFD      6.750    6.000     $2,130.65   360     1-Sep-28   $  328,217.16   90.00
4807029  CHARLOTTE          NC     28226 SFD      7.375    6.000     $1,765.37   360     1-Aug-28   $  255,209.81   89.94
4807147  WEST ORANGE        NJ     07052 SFD      7.250    6.000     $1,652.58   360     1-Sep-28   $  242,061.01   95.00
4807182  BARRINGTON HILLS   IL     60010 SFD      6.500    6.000     $5,333.08   360     1-Oct-28   $  843,750.00   75.00
4807411  SUDBURY            MA     01776 SFD      7.000    6.000     $1,929.38   360     1-Aug-28   $  289,523.19   42.03
4807607  WEST LINN          OR     97068 SFD      7.000    6.000     $1,782.68   360     1-Aug-28   $  267,509.44   87.00
4807663  READINGTON         NJ     08889 SFD      6.375    6.000     $2,339.52   360     1-Sep-28   $  374,652.67   71.98
4807692  ARLINGTON          VA     22207 SFD      7.125    6.000     $2,267.74   360     1-Sep-28   $  336,330.83   90.00
4807729  ATLANTA            GA     30350 SFD      6.250    5.983     $2,068.81   360     1-Aug-28   $  335,360.72   80.00
4807789  RALEIGH            NC     27607 SFD      6.875    6.000     $1,543.79   360     1-Sep-28   $  234,802.56   87.04
4807904  SHOREHAM           VT     05770 SFD      7.125    6.000     $1,831.17   360     1-Aug-28   $  271,336.59   90.00
4808398  BROOKLYN           NY     11217 SFD      6.625    6.000     $2,881.40   360     1-Sep-28   $  449,602.97   54.22
4808406  NORTH ANDOVER      MA     01845 SFD      7.000    6.000     $2,128.97   360     1-Sep-28   $  319,737.70   80.00
4808418  ROHNERT PARK       CA     94928 SFD      7.375    6.000     $1,738.78   360     1-Aug-28   $  251,365.69   95.00  GD 6YR
4808489  PLEASANTON         CA     94588 SFD      6.750    6.000     $1,738.25   360     1-Aug-28   $  267,537.20   80.00
4808615  LANCASTER          PA     17601 SFD      6.625    6.000     $1,952.95   360     1-Sep-28   $  304,730.90   77.22
4808674  WOODINVILLE        WA     98072 SFD      6.375    6.000     $1,703.17   360     1-Aug-28   $  272,492.94   70.00
4808756  AURORA             CO     80016 SFD      6.875    6.000     $1,773.71   360     1-Sep-28   $  269,773.17   65.14
4808903  THE WOODLANDS      TX     77381 SFD      6.375    6.000     $1,644.53   360     1-Aug-28   $  263,110.40   80.00
4808904  LEXINGTON          MA     02173 SFD      6.750    6.000     $1,971.74   360     1-Aug-28   $  303,475.05   80.00
4808906  GEORGETOWN         MA     01833 SFD      7.000    6.000     $1,862.85   360     1-Sep-28   $  279,770.48   77.67
4809137  SAN DIEGO          CA     92131 SFD      7.125    6.000     $1,843.30   360     1-Aug-28   $  273,161.10   90.00
4809143  STAMFORD           CT     06903 SFD      6.000    5.733     $2,143.40   360     1-Sep-28   $  357,144.10   89.09
4809305  THE WOODLANDS      TX     77382 SFD      7.000    6.000     $1,929.38   360     1-Sep-28   $  289,762.29   80.00
4809353  SCARSDALE          NY     10583 SFD      6.125    5.858     $2,148.52   360     1-Sep-28   $  353,256.31   80.00
4809377  ROSEMONT           PA     19010 SFD      7.000    6.000     $6,653.03   360     1-Sep-28   $  999,180.30   55.56
4809525  SIMI VALLEY        CA     93065 SFD      6.375    6.000     $1,746.84   360     1-Sep-28   $  279,740.66   52.17
4809788  BRANCHBURG         NJ     08876 SFD      6.625    6.000     $1,656.17   360     1-Sep-28   $  258,421.79   90.00
4809864  DOVE CANYON        CA     92679 SFD      6.625    6.000     $2,410.14   360     1-Sep-28   $  376,067.90   80.00  GD 1YR
4809972  LITTLETON          CO     80125 SFD      7.250    6.000     $1,915.56   360     1-Sep-28   $  280,580.94   90.00
4810005  MISSION VIEJO      CA     92691 SFD      7.000    6.000     $1,769.04   360     1-Sep-28   $  265,682.04   95.00  GD 3YR
4810088  ANKENY             IA     50021 SFD      6.875    6.000     $1,602.25   360     1-Sep-28   $  243,695.09   90.00
4810161  MILL VALLEY        CA     94941 SFD      6.750    6.000     $5,662.27   360     1-Sep-28   $  872,248.36   75.00  GD 3YR
4810183  SAN CARLOS         CA     94070 SFD      6.500    6.000     $3,109.78   360     1-Sep-28   $  491,555.22   80.00  GD 3YR
4810188  LOVELAND           OH     45140 SFD      6.375    6.000     $1,726.88   360     1-Aug-28   $  276,011.31   80.00
4810204  BELLEVUE           WA     98006 SFD      6.625    6.000     $3,201.56   360     1-Aug-28   $  499,115.28   69.93
4810207  SCOTTS VALLEY      CA     95066 SFD      6.875    6.000     $2,509.80   360     1-Sep-28   $  381,729.03   90.00  GD 3YR
4810225  LITTLETON          CO     80125 SFD      6.875    6.000     $1,886.05   360     1-Sep-28   $  286,858.79   90.00
4810237  DANVILLE           CA     94526 SFD      7.000    6.000     $3,326.52   360     1-Aug-28   $  499,177.91   80.00
4810330  FAIRFIELD          CT     06430 SFD      6.500    6.000     $1,953.10   360     1-Sep-28   $  308,720.65   60.00
4810496  WAYLAND            MA     01778 SFD      6.625    6.000     $2,497.22   360     1-Aug-28   $  389,309.91   67.94
4810517  SAINT JOSEPH       MO     64506 SFD      7.375    6.000     $1,725.66   360     1-Sep-28   $  249,659.88   95.00
4810527  NORWALK            CT     06851 SFD      6.000    5.733     $2,435.68   360     1-Sep-28   $  405,845.57   86.62
4810577  TAMPA              FL     33626 SFD      6.500    6.000     $1,580.18   360     1-Aug-28   $  249,546.75   78.13
4810626  SOUTHPORT          CT     06490 SFD      6.500    6.000     $4,827.42   360     1-Oct-28   $  763,750.00   65.00
4810652  BROOMFIELD         CO     80020 SFD      6.500    6.000     $2,370.26   360     1-Oct-28   $  375,000.00   75.00
4810663  LIZELLA            GA     31052 SFD      6.750    6.000     $1,783.65   360     1-Sep-28   $  274,763.23   77.46
4810726  SANDY HOOK         CT     06482 SFD      6.750    6.000     $2,139.08   360     1-Sep-28   $  329,516.05   85.00
4810747  BELLEVUE           WA     98006 SFD      7.000    6.000     $1,873.83   360     1-Sep-28   $  281,419.13   90.00
4810752  ROSWELL            GA     30075 SFD      7.000    6.000     $2,062.44   360     1-Aug-28   $  308,484.48   78.09
4810904  CLIVE              IA     50325 SFD      6.625    6.000     $1,685.30   360     1-Sep-28   $  262,967.78   80.00
4810933  NEW PROVIDENCE     NJ     07974 SFD      7.000    6.000     $1,663.26   360     1-Sep-28   $  249,795.07   86.21
4810935  SAINT JAMES        NY     11780 SFD      6.750    6.000     $2,926.48   360     1-Sep-28   $  450,811.52   80.00
4811013  RIDGEFIELD         CT     06877 SFD      7.250    6.000     $2,783.28   360     1-Aug-28   $  406,926.77   80.00
4811122  PALATINE           IL     60067 SFD      7.125    6.000     $2,549.02   360     1-Sep-28   $  378,047.43   79.99
4811199  LAKE FOREST        CA     92630 SFD      6.625    6.000     $1,746.77   360     1-Aug-28   $  272,317.29   79.65  GD 3YR
4811211  BROOMFIELD         CO     80021 SFD      6.750    6.000     $1,503.13   360     1-Sep-28   $  231,550.46   87.45
4811273  NEWBURYPORT        MA     01950 SFD      6.750    6.000     $1,783.65   360     1-Aug-28   $  273,955.59   67.07
4811275  RANDOLPH TOWNSHIP  NJ     07980 SFD      6.625    6.000     $2,095.10   360     1-Sep-28   $  326,911.32   80.00
4811280  SAN JOSE           CA     95132 SFD      6.625    6.000     $1,803.12   360     1-Sep-28   $  281,351.55   80.00
4811287  SUMMIT             NJ     07901 SFD      6.500    6.000     $2,465.07   360     1-Sep-28   $  389,647.43   69.77
4811346  MORAGA             CA     94556 SFD      6.875    6.000     $4,729.89   360     1-Sep-28   $  719,395.11   80.00
4811361  PROSPECT           KY     40059 SFD      6.625    6.000     $2,130.16   360     1-Sep-28   $  332,381.48   70.00
4811366  HOUSTON            TX     77066 SFD      6.500    6.000     $1,479.99   360     1-Sep-28   $  233,938.32   80.00
4811490  HOUSTON            TX     77030 SFD      6.875    6.000     $2,128.45   360     1-Sep-28   $  323,727.80   80.00
4811541  SAN JOSE           CA     95129 SFD      6.500    6.000     $2,462.54   360     1-Sep-28   $  389,247.79   80.00
4811723  CLARENCE           NY     14031 SFD      6.625    6.000     $2,145.05   360     1-Sep-28   $  334,704.43   77.01
4811800  MORRIS             NJ     07960 SFD      6.500    6.000     $2,212.24   360     1-Sep-28   $  349,683.59   76.59
4811813  CLAYTON            CA     94517 SFD      6.500    6.000     $2,037.79   360     1-Sep-28   $  322,108.54   80.60  GD 2YR
4811872  ERIE               CO     80516 SFD      7.000    6.000     $2,075.08   360     1-Sep-28   $  311,644.34   89.87
4811885  SARATOGA           CA     95070 SFD      6.875    6.000     $3,878.51   360     1-Aug-28   $  589,405.14   80.00
4811970  YORBA LINDA        CA     92886 SFD      6.875    6.000     $2,301.88   360     1-Sep-28   $  350,105.62   80.00
4812019  GLEN RIDGE         NJ     07028 SFD      6.875    6.000     $2,207.28   360     1-Sep-28   $  335,717.72   80.00
4812046  WASHINGTON TOWNSHIPOH     45458 SFD      7.375    6.000     $2,066.85   360     1-Aug-28   $  298,793.18   95.00
4812075  DANBURY            CT     06811 SFD      6.625    6.000     $2,145.05   360     1-Sep-28   $  334,704.43   79.76
4812120  BAKERSFIELD        CA     90011 SFD      6.750    6.000     $1,621.50   360     1-Aug-28   $  249,568.29   84.75
4812125  LA VERNE           CA     91750 SFD      6.875    6.000     $1,956.01   360     1-Sep-28   $  297,499.85   89.99  GD 3YR
4812129  SOLON              OH     44139 SFD      7.250    6.000     $1,781.85   360     1-Sep-28   $  260,996.23   80.00
4812164  MISSION VIEJO      CA     92692 SFD      6.625    6.000     $1,984.97   360     1-Aug-28   $  309,451.47   79.49
4812236  MAPLE VALLEY       WA     98038 SFD      6.875    6.000     $1,563.82   360     1-Aug-28   $  237,648.87   90.00
4812281  PARKLAND           FL     33067 SFD      6.375    6.000     $3,318.99   360     1-Sep-28   $  531,507.26   80.00
4812287  FREDERICKSBURG     VA     22401 SFD      6.875    6.000     $2,213.86   360     1-Aug-28   $  335,930.97   62.76
4812363  WILTON             CT     06897 SFD      6.500    6.000     $5,372.58   360     1-Sep-28   $  849,231.59   59.13
4812396  ACTON              MA     01720 SFD      6.500    6.000     $2,093.41   360     1-Sep-28   $  330,900.59   80.00
4812440  LEXINGTON          MA     02173 SFD      6.625    6.000     $2,913.42   360     1-Aug-28   $  454,194.90   62.76
4812536  WEST HARTFORD      CT     06119 SFD      6.500    6.000     $2,629.41   360     1-Aug-28   $  415,245.61   80.00
4812593  FREEHOLD           NJ     07728 SFD      6.750    6.000     $1,738.25   360     1-Aug-28   $  267,420.51   80.00  GD 1YR
4812698  DES MOINES         IA     50265 SFD      7.125    6.000     $2,694.88   360     1-Sep-28   $  399,680.12   62.50
4812746  COVINGTON          WA     98042 SFD      7.000    6.000     $1,642.97   360     1-Sep-28   $  246,747.57   95.00
4812751  CHESTERFIELD       MO     63005 SFD      6.875    6.000     $1,692.91   360     1-Sep-28   $  257,483.50   69.67
4812786  ATLANTA            GA     30324 SFD      6.750    6.000     $1,971.74   360     1-Sep-28   $  303,738.26   71.70
4812804  BROOKFIELD         CT     06804 SFD      7.000    6.000     $1,643.30   360     1-Aug-28   $  246,593.88   95.00  GD 3YR
4812899  LEXINGTON          KY     40513 SFD      6.500    6.000     $1,573.85   360     1-Sep-28   $  248,774.90   79.99
4812951  CONCORD            MA     01742 SFD      6.500    6.000     $2,212.24   360     1-Sep-28   $  349,683.59   50.22
4813018  CARLSBAD           CA     92009 SFD      7.125    6.000     $1,849.36   360     1-Sep-28   $  274,280.48   90.00
4813046  MIAMI              FL     33158 SFD      6.625    6.000     $1,638.88   360     1-Sep-28   $  255,724.18   79.99
4813075  PORTLAND           OR     97229 SFD      7.000    6.000     $1,863.85   360     1-Aug-28   $  279,689.38   95.00
4813144  THOUSAND OAKS      CA     91360 SFD      7.375    6.000     $1,870.01   360     1-Sep-28   $  270,543.97   95.00
4813158  SANTA BARBARA      CA     93105 SFD      6.500    6.000     $5,688.62   360     1-Oct-28   $  900,000.00   61.64  GD 4YR
4813186  PELLA              IA     50219 SFD      7.250    6.000     $1,773.66   360     1-Sep-28   $  259,797.17   75.36
4813195  SUGAR LAND         TX     77479 SFD      6.625    6.000     $1,968.96   360     1-Sep-28   $  307,228.70   69.98
4813299  WESTLAKE VILLAGE   CA     91361 SFD      6.750    6.000     $3,243.00   360     1-Aug-28   $  499,136.58   76.92
4813314  NAPA               CA     94558 SFD      6.625    6.000     $1,664.81   360     1-Sep-28   $  259,770.61   80.00
4813404  SAINT LOUIS        MO     63105 SFD      6.750    6.000     $2,257.13   360     1-Sep-28   $  347,700.37   80.00
4813426  FAIRVIEW           TX     75069 SFD      7.000    6.000     $1,981.94   360     1-Aug-28   $  297,281.21   90.00
4813464  CHESAPEAKE         VA     23321 SFD      6.875    6.000     $1,687.00   360     1-Aug-28   $  256,367.26   80.00
4813471  ORONO              MN     55356 SFD      7.000    6.000     $3,656.51   360     1-Sep-28   $  549,149.49   80.00
4813503  MARIETTA           GA     30067 SFD      7.000    6.000     $2,565.41   360     1-Sep-28   $  385,283.92   80.00
4813605  CHESTERFIELD       MO     63005 SFD      6.500    6.000     $3,033.93   360     1-Sep-28   $  479,566.07   65.75
4813753  NOVI               MI     48374 SFD      7.000    6.000     $1,862.85   360     1-Sep-28   $  279,770.48   72.73
4813765  ZIONSVILLE         IN     46077 SFD      6.750    6.000     $1,686.36   360     1-Sep-28   $  259,762.50   65.82
4813798  PORTAGE            MI     49024 SFD      6.500    6.000     $2,133.87   360     1-Aug-28   $  336,987.94   80.00
4813857  LOVELAND           CO     80537 SFD      6.875    6.000     $1,597.66   360     1-Sep-28   $  242,995.67   95.00
4813925  CONCORD            CA     94521 SFD      7.500    6.000     $1,950.81   360     1-Sep-28   $  278,792.94   90.00  GD 4YR
4813972  NEENAH             WI     54956 SFD      6.625    6.000     $1,792.88   360     1-Aug-28   $  279,504.54   80.00
4813999  SPARTA             NJ     07871 SFD      7.125    6.000     $1,755.04   360     1-Sep-28   $  260,291.68   93.04
4814012  NORMAN             OK     73072 SFD      6.625    6.000     $1,849.22   360     1-Sep-28   $  288,545.20   80.00
4814020  GREENSBORO         NC     27405 SFD      6.625    6.000     $1,690.43   360     1-Aug-28   $  263,532.85   80.00
4814265  MARLBOROUGH        MA     01752 SFD      7.250    6.000     $1,882.47   360     1-Aug-28   $  275,518.16   89.99
4814353  MONROE             CT     06468 SFD      6.125    5.858     $1,530.58   360     1-Sep-28   $  251,655.16   76.36
4814365  SAINT CHARLES      IL     60175 SFD      6.375    6.000     $2,047.86   360     1-Sep-28   $  327,945.97   62.14
4814374  NEW CANAAN         CT     06840 SFD      6.500    6.000     $6,320.69   360     1-Sep-28   $  999,095.98   33.33
4814420  DARIEN             CT     06820 SFD      6.000    5.733     $1,894.58   360     1-Sep-28   $  315,685.42   80.00
4814503  BERNARDS           NJ     07920 SFD      6.875    6.000     $4,105.81   360     1-Oct-28   $  625,000.00   55.56
4814508  DELAFIELD          WI     53018 SFD      6.750    6.000     $1,753.81   360     1-Sep-28   $  270,167.19   80.00
4814548  BAYSIDE            WI     53217 SFD      6.750    6.000     $2,205.24   360     1-Sep-28   $  339,707.26   77.27
4814557  CINCINNATI         OH     45243 SFD      6.250    5.983     $2,462.87   360     1-Oct-28   $  400,000.00   36.36
4814563  MERION STATION     PA     19066 SFD      6.875    6.000     $1,761.89   360     1-Sep-28   $  267,974.67   90.00
4814603  ALBUQUERQUE        NM     87122 SFD      7.000    6.000     $1,693.87   360     1-Aug-28   $  254,181.38   95.00
4814628  SAN JOSE           CA     95125 LCO      6.875    6.000     $1,988.86   360     1-Sep-28   $  302,495.65   79.67
4814692  WESTON             MA     02193 SFD      6.750    6.000     $1,621.50   360     1-Sep-28   $  249,784.75   62.81
4814734  AURORA             IL     60504 SFD      6.750    6.000     $1,686.36   360     1-Sep-28   $  259,776.14   80.00
4814769  LOUISVILLE         KY     40245 SFD      6.625    6.000     $1,626.39   360     1-Sep-28   $  253,775.90   78.52
4814785  CHATHAM            NJ     07928 SFD      6.500    6.000     $4,092.65   360     1-Oct-28   $  647,500.00   70.00
4814798  ALPHARETTA         GA     30004 SFD      6.875    6.000     $1,707.36   360     1-Sep-28   $  259,675.74   79.99
4814815  ANAHEIM            CA     92807 SFD      6.750    6.000     $1,686.36   360     1-Sep-28   $  259,776.14   75.14
4814830  CARY               NC     27513 SFD      6.750    6.000     $2,069.03   360     1-Sep-28   $  318,725.35   88.86
4814842  SAN DIEGO          CA     92103 LCO      7.000    6.000     $1,832.25   360     1-Aug-28   $  274,947.18   90.00
4814867  RIDGEFIELD         CT     06877 SFD      6.750    6.000     $2,432.25   360     1-Aug-28   $  374,352.43   78.95
4814892  MASSAPEQUA         NY     11758 SFD      6.500    6.000     $2,521.96   360     1-Sep-28   $  398,639.29   70.00
4814895  WAXHAW             NC     28173 SFD      6.875    6.000     $2,935.16   360     1-Aug-28   $  446,047.11   80.00
4814915  BLOOMFIELD HILLS   MI     48304 SFD      6.750    6.000     $1,743.44   360     1-Sep-28   $  268,568.56   73.85
4814917  DELAWARE           OH     43015 SFD      6.875    6.000     $1,970.79   360     1-Aug-28   $  299,494.48   80.00
4814962  PLEASANTON         CA     94566 SFD      6.875    6.000     $1,839.41   360     1-Aug-28   $  279,528.17   79.77
4815005  MILL VALLEY        CA     94941 SFD      6.750    6.000     $3,035.44   360     1-Sep-28   $  467,597.06   80.00
4815009  BRANCHBURG         NJ     08876 SFD      6.500    6.000     $2,113.64   360     1-Sep-28   $  334,097.69   79.63  GD 5YR
4815101  KALAMAZOO          MI     49009 SFD      6.500    6.000     $1,592.50   360     1-Sep-28   $  251,722.23   70.97
4815283  NAPERVILLE         IL     60564 SFD      6.500    6.000     $2,052.96   360     1-Sep-28   $  324,506.37   80.00
4815284  WESTPORT           CT     06880 SFD      6.000    5.733     $2,668.00   360     1-Oct-28   $  445,000.00   89.90
4815317  ALPHARETTA         GA     30005 SFD      6.500    6.000     $1,491.69   360     1-Sep-28   $  235,786.64   80.00
4815360  SAINT HELENA       CA     94574 SFD      6.750    6.000     $3,419.41   360     1-Sep-28   $  526,746.09   80.00
4815369  SOLON              OH     44113 SFD      6.750    6.000     $1,582.58   360     1-Sep-28   $  243,789.92   79.48
4815422  PLEASANTON         CA     94588 SFD      7.125    6.000     $1,928.19   360     1-Sep-28   $  285,971.12   90.00
4815474  SAN DIEGO          CA     92128 SFD      7.250    6.000     $1,807.77   360     1-Sep-28   $  264,793.27   94.64
4815516  PLEASANTON         CA     94566 SFD      7.375    6.000     $2,175.63   360     1-Aug-28   $  314,519.14   90.00
4815586  SOUTHLAKE          TX     76092 SFD      6.875    6.000     $1,696.85   360     1-Aug-28   $  257,864.74   90.00
4815600  NEW YORK           NY     10017 HCO      6.000    5.733     $4,871.35   360     1-Oct-28   $  812,500.00   70.65
4815701  NASHVILLE          TN     37221 SFD      7.125    6.000     $1,813.99   360     1-Sep-28   $  269,034.68   65.73
4815703  TRUMBULL           CT     06611 SFD      6.750    6.000     $2,030.12   360     1-Sep-28   $  312,730.51   75.79  GD 2YR
4815808  RALEIGH            NC     27615 SFD      6.375    6.000     $2,675.16   360     1-Aug-28   $  428,003.57   80.00
4815851  SUWANEE            GA     30174 SFD      6.750    6.000     $1,738.25   360     1-Sep-28   $  267,769.25   94.09
4815899  HOPKINTON          MA     01748 SFD      6.625    6.000     $2,561.25   360     1-Oct-28   $  400,000.00   80.00
4815961  CROFTON            MD     21114 SFD      6.750    6.000     $1,556.64   360     1-Sep-28   $  239,793.36   80.00
4815998  SCHENECTADY        NY     12308 SFD      6.875    6.000     $1,681.74   360     1-Sep-28   $  255,784.93   80.00
4816017  WESTON             CT     06883 SFD      7.000    6.000     $5,831.38   360     1-Aug-28   $  875,058.89   70.12
4816137  MANLIUS            NY     13104 SFD      7.125    6.000     $1,643.88   360     1-Sep-28   $  243,804.87   80.00
4816142  AURORA             CO     80016 SFD      6.750    6.000     $1,935.42   360     1-Sep-28   $  298,143.08   80.00
4816163  HORSHAM            PA     19044 SFD      6.625    6.000     $1,728.84   360     1-Sep-28   $  269,761.78   66.67
4816197  KEY BISCAYNE       FL     33149 SFD      7.375    6.000     $2,760.98   360     1-Aug-28   $  399,139.77   75.00
4816232  SKILLMAN           NJ     08558 SFD      7.000    6.000     $2,514.18   360     1-Sep-28   $  377,590.24   90.00
4816335  MILFORD            MA     01757 SFD      6.750    6.000     $1,443.14   360     1-Sep-28   $  222,308.42   76.07
4816371  CARY               NC     27513 SFD      6.875    6.000     $1,495.83   360     1-Sep-28   $  227,508.70   90.00  GD 5YR
4816410  BRENTWOOD          TN     37027 SFD      6.375    6.000     $2,289.60   360     1-Sep-28   $  366,660.09   69.90
4816416  RICHMOND           VA     23233 SFD      6.875    6.000     $2,154.73   360     1-Sep-28   $  327,724.44   78.10
4816482  DOVER              DE     19901 SFD      6.750    6.000     $1,769.38   360     1-Sep-28   $  272,565.12   80.00
4816630  LIBERTYVILLE       IL     60048 SFD      6.625    6.000     $2,113.03   360     1-Aug-28   $  329,416.08   51.16
4816650  MISSION VIEJO      CA     92692 SFD      6.875    6.000     $2,680.27   360     1-Aug-28   $  406,990.93   80.00
4816730  INVER GROVE HEIGHTSMN     55077 SFD      7.000    6.000     $1,942.69   360     1-Sep-28   $  291,760.64   80.00
4816736  REDONDO BEACH      CA     90278 LCO      6.625    6.000     $2,187.95   360     1-Sep-28   $  341,398.52   89.92
4816855  ALPHARETTA         GA     30202 SFD      6.500    6.000     $2,313.37   360     1-Sep-28   $  365,669.13   86.73
4816975  BASKING RIDGE      NJ     07920 SFD      6.625    6.000     $1,600.78   360     1-Aug-28   $  249,557.64   41.67
4817065  LOS ANGELES        CA     90035 SFD      6.875    6.000     $2,299.26   360     1-Sep-28   $  349,705.95   43.42
4817118  FREMONT            CA     94555 SFD      7.250    6.000     $1,991.96   360     1-Aug-28   $  291,543.04   80.00
4817141  RICHMOND           TX     77469 SFD      7.875    6.000     $  601.45   360     1-Sep-28   $   82,892.91   89.97
4817195  HOPKINTON          MA     01748 SFD      6.500    6.000     $2,819.03   360     1-Sep-28   $  445,596.80   78.31
4817333  CASTLE ROCK        CO     80104 SFD      6.625    6.000     $3,326.42   360     1-Sep-28   $  519,041.65   79.92
4817351  THOUSAND OAKS      CA     91360 SFD      6.750    6.000     $1,945.80   360     1-Sep-28   $  299,741.70   75.00
4817366  CHARLOTTE          NC     28270 SFD      6.500    6.000     $1,790.02   360     1-Sep-28   $  282,943.98   80.00
4817426  HACKETTSTOWN       NJ     07840 SFD      6.875    6.000     $1,639.70   360     1-Aug-28   $  249,179.40   80.00
4817556  SEATTLE            WA     98105 SFD      6.875    6.000     $4,182.99   360     1-Aug-28   $  635,677.05   69.97
4817675  YARDLEY            PA     19067 SFD      6.875    6.000     $2,196.45   360     1-Sep-28   $  334,069.10   90.00
4817782  SPARTA             NJ     07871 SFD      6.750    6.000     $2,351.17   360     1-Sep-28   $  362,187.89   78.38
4817972  AVON               CT     06001 SFD      6.750    6.000     $1,651.66   360     1-Sep-28   $  254,430.75   79.99
4817974  COLUMBIA           MD     21044 SFD      6.625    6.000     $2,510.02   360     1-Sep-28   $  391,654.15   80.00
4817987  MOORPARK           CA     93021 SFD      6.375    6.000     $1,559.68   360     1-Aug-28   $  249,535.66   69.08
4818057  TORRANCE           CA     90277 SFD      6.875    6.000     $3,310.93   360     1-Sep-28   $  503,576.57   80.00
4818108  ALPHARETTA         GA     30201 SFD      6.750    6.000     $1,919.86   360     1-Aug-28   $  295,488.85   80.00
4818129  CYPRESS            TX     77429 SFD      7.000    6.000     $2,438.34   360     1-Aug-28   $  365,897.40   78.56
4818221  THOUSAND OAKS      CA     91362 SFD      6.625    6.000     $2,097.66   360     1-Sep-28   $  327,310.96   80.00
4818443  CHICAGO            IL     60613 PUD      6.500    6.000     $1,529.61   360     1-Sep-28   $  241,708.93   85.82
4818501  SAN RAMON          CA     94583 SFD      6.875    6.000     $2,580.75   360     1-Sep-28   $  392,519.95   90.00  GD 6YR
4818793  CHESTERFIELD       MO     63005 SFD      6.625    6.000     $2,049.00   360     1-Sep-28   $  319,717.67   64.00
4818821  PEACHTREE CITY     GA     30269 SFD      6.625    6.000     $1,844.10   360     1-Aug-28   $  287,490.40   90.00
4818838  MATTHEWS           NC     28105 SFD      6.875    6.000     $1,708.02   360     1-Aug-28   $  259,561.87   76.13
4818910  WHEAT RIDGE        CO     80033 SFD      6.500    6.000     $1,481.89   360     1-Sep-28   $  234,238.05   69.99
4818958  ALISO VIEJO        CA     92656 SFD      6.625    6.000     $1,805.68   360     1-Sep-28   $  281,751.19   80.00
4819060  GIBSONIA           PA     16145 SFD      6.750    6.000     $2,042.44   360     1-Sep-28   $  314,628.87   90.00
4819070  FORT MYERS         FL     33908 SFD      6.375    6.000     $1,547.20   360     1-Sep-28   $  247,770.30   80.00
4819164  FALLS CHURCH       VA     22046 SFD      6.500    6.000     $1,777.38   360     1-Sep-28   $  280,945.79   95.00
4819202  LIBERTYVILLE       IL     60048 SFD      6.625    6.000     $2,648.97   360     1-Sep-28   $  413,335.00   66.19
4819220  DALLAS             TX     75225 SFD      7.750    6.000     $1,966.91   360     1-Sep-28   $  274,356.23   95.00
4819281  SPARTA             NJ     07871 SFD      7.000    6.000     $1,862.85   360     1-Sep-28   $  279,770.48   55.45
4819327  LITTLETON          CO     80123 SFD      7.375    6.000     $1,771.59   360     1-Sep-28   $  256,304.82   95.00
4819350  ORLANDO            FL     32835 SFD      6.875    6.000     $1,576.63   360     1-Sep-28   $  239,798.37   80.00
4819408  TULSA              OK     74137 SFD      6.750    6.000     $1,759.00   360     1-Sep-28   $  270,966.50   80.00
4819433  OVERLAND PARK      KS     66223 SFD      7.000    6.000     $2,604.33   360     1-Sep-28   $  391,129.13   80.00
4819480  LAKE JACKSON       TX     77566 SFD      7.125    6.000     $1,815.68   360     1-Sep-28   $  268,284.48   70.00
4819668  MANDEVILLE         LA     70448 SFD      7.250    6.000     $1,762.75   360     1-Aug-28   $  257,995.62   95.00
4819762  RAMSEY             NJ     07446 SFD      6.625    6.000     $2,066.93   360     1-Sep-28   $  322,515.19   80.00
4819791  DEDHAM             MA     02026 SFD      6.750    6.000     $2,270.10   360     1-Sep-28   $  349,698.65   47.62
4819803  LITITZ             PA     17543 SFD      6.625    6.000     $2,561.25   360     1-Sep-28   $  399,647.08   79.56
4820459  ALPHARETTA         GA     30005 SFD      6.375    6.000     $1,472.34   360     1-Sep-28   $  235,781.41   80.00
4820463  VIENNA             VA     22182 SFD      6.750    6.000     $2,231.18   360     1-Sep-28   $  343,685.00   80.00
4820506  ORLANDO            FL     32835 SFD      6.000    5.733     $1,500.08   360     1-Aug-28   $  249,700.59   69.99
4820566  GREENWICH          CT     06830 SFD      6.375    6.000     $2,183.55   360     1-Sep-28   $  349,675.83   39.33
4820577  BUDD LAKE          NJ     07828 SFD      7.250    6.000     $2,363.75   360     1-Sep-28   $  346,229.69   90.00
4820587  DURHAM             NC     27705 SFD      6.625    6.000     $2,561.25   360     1-Sep-28   $  399,647.08   74.07
4820605  WOODBURY           MN     55125 SFD      6.750    6.000     $1,809.59   360     1-Sep-28   $  278,759.79   69.92
4820654  ALPHARETTA         GA     30004 SFD      6.500    6.000     $1,628.21   360     1-Aug-28   $  257,132.98   80.00
4820675  DANBURY            CT     06811 SFD      6.875    6.000     $2,188.89   360     1-Sep-28   $  332,920.07   79.81
4820677  HOUSTON            TX     77059 SFD      6.500    6.000     $1,441.12   360     1-Aug-28   $  227,586.64   80.00
4820699  ARLINGTON          VA     22205 SFD      6.875    6.000     $1,528.35   360     1-Sep-28   $  232,454.54   90.00
4820766  PHOENIX            AZ     85048 SFD      6.625    6.000     $2,011.54   360     1-Sep-28   $  313,872.83   79.94
4820814  CHARLOTTE          NC     28277 SFD      6.500    6.000     $2,621.19   360     1-Sep-28   $  414,325.10   85.00
4820839  FREMONT            CA     94539 SFD      6.375    6.000     $2,408.14   360     1-Oct-28   $  386,000.00   80.00
4820927  ALAMO              CA     94507 SFD      6.750    6.000     $4,462.36   360     1-Sep-28   $  687,407.64   80.00  GD 4YR
4820980  HIGHLAND VILLAGE   TX     75067 SFD      6.875    6.000     $2,003.64   360     1-Sep-28   $  304,743.76   60.40
4820984  MONKTON            MD     21111 SFD      6.500    6.000     $2,022.62   360     1-Sep-28   $  319,710.71   78.05
4821016  RIDGEWOOD          NJ     07450 SFD      6.625    6.000     $1,792.88   360     1-Sep-28   $  279,752.96   47.46
4821098  BELLE MEAD         NJ     08502 SFD      6.500    6.000     $2,042.22   360     1-Sep-28   $  322,807.91   90.00
4821155  SIMSBURY           CT     06070 SFD      6.750    6.000     $2,892.75   360     1-Sep-28   $  445,616.00   80.00
4821180  ALPHARETTA         GA     30022 SFD      6.750    6.000     $2,010.66   360     1-Aug-28   $  309,464.68   75.83
4821183  KINGSPORT          TN     37664 SFD      6.750    6.000     $1,552.75   360     1-Sep-28   $  239,193.88   95.00
4821192  JAMESTOWN          NC     27282 SFD      7.625    6.000     $2,054.38   360     1-Aug-28   $  289,828.50   90.00
4821235  SCHWENKSVILLE      PA     19473 SFD      6.625    6.000     $1,531.63   360     1-Sep-28   $  238,988.95   80.00
4821268  BREA               CA     92821 SFD      7.250    6.000     $2,148.86   360     1-Sep-28   $  314,754.27   90.00  GD 1YR
4821357  FRANKLIN           MA     02038 SFD      7.125    6.000     $2,267.74   360     1-Sep-28   $  336,330.82   90.00  GD 3YR
4821494  BAKERSFIELD        CA     93311 SFD      6.625    6.000     $1,869.71   360     1-Sep-28   $  291,742.37   80.00
4821501  VIRGINIA BEACH     VA     23452 SFD      6.750    6.000     $1,491.78   360     1-Sep-28   $  229,801.97   50.44
4821551  CINCINNATI         OH     45249 SFD      6.625    6.000     $2,721.33   360     1-Sep-28   $  424,625.02   79.44
4821607  VIRGINIA BEACH     VA     23456 SFD      6.750    6.000     $1,619.88   360     1-Sep-28   $  249,534.96   90.00
4821627  HOUSTON            TX     77060 SFD      6.750    6.000     $1,756.08   360     1-Sep-28   $  270,516.89   75.00
4821670  HOPEWELL           NJ     08534 SFD      6.750    6.000     $2,905.72   360     1-Oct-28   $  448,000.00   80.00
4821733  MCLEAN             VA     22102 SFD      6.625    6.000     $3,765.03   360     1-Sep-28   $  587,481.22   80.00
4821744  SOUTH GLASTONBURY  CT     06073 SFD      7.250    6.000     $1,688.39   360     1-Sep-28   $  247,306.92   90.00
4821789  CHARLOTTE          NC     28277 SFD      6.875    6.000     $1,675.17   360     1-Sep-28   $  254,785.77   59.59
4821950  CARMEL             NY     10512 SFD      6.500    6.000     $1,598.51   360     1-Sep-28   $  252,671.37   87.21
4821982  DENVER             CO     80220 SFD      6.750    6.000     $2,212.37   360     1-Sep-28   $  340,806.32   90.00
4821994  VIENNA             VA     22181 SFD      6.250    5.983     $2,155.02   360     1-Oct-28   $  350,000.00   69.31
4822066  SCOTTSDALE         AZ     85255 SFD      6.375    6.000     $2,196.03   360     1-Sep-28   $  351,673.97   80.00
4822096  LAFAYETTE          LA     70503 SFD      6.625    6.000     $1,879.96   360     1-Sep-28   $  293,340.96   80.00
4822120  MORGAN HILL        CA     95037 SFD      6.375    6.000     $2,380.69   360     1-Sep-28   $  381,246.56   80.00
4822296  CEDAR PARK         TX     78613 SFD      6.500    6.000     $1,501.17   360     1-Aug-28   $  237,069.42   95.00
4822506  CARMEL             IN     46032 SFD      6.875    6.000     $2,299.26   360     1-Oct-28   $  350,000.00   46.05
4822558  PORTLAND           OR     97229 SFD      6.625    6.000     $2,305.12   360     1-Sep-28   $  359,682.38   69.90
4822568  ALPHARETTA         GA     30022 SFD      6.875    6.000     $2,312.39   360     1-Aug-28   $  351,406.86   80.00
4822642  HOUSTON            TX     77024 SFD      6.875    6.000     $2,770.60   360     1-Aug-28   $  420,039.32   70.00
4822675  TRABUCO CANYON     CA     92679 SFD      7.250    6.000     $1,863.03   360     1-Aug-28   $  272,672.61   80.00
4822792  HOPKINTON          MA     01748 SFD      6.875    6.000     $3,284.65   360     1-Sep-28   $  499,579.93   68.97
4822836  PINCKNEY           MI     48169 SFD      6.875    6.000     $1,839.41   360     1-Sep-28   $  279,764.76   88.89  GD 4YR
4822865  CALABASAS          CA     91302 SFD      6.500    6.000     $2,749.50   360     1-Sep-28   $  434,606.75   51.63
4822901  SAN JOSE           CA     95135 SFD      6.875    6.000     $2,931.88   360     1-Aug-28   $  445,547.95   79.93
4822906  DISCOVERY BAY      CA     94514 SFD      7.125    6.000     $2,021.16   360     1-Sep-28   $  299,760.09   93.75
4823021  FREMONT            CA     94539 SFD      6.625    6.000     $1,536.75   360     1-Sep-28   $  239,788.25   80.00
4823053  WELLESLEY          MA     02481 SFD      6.750    6.000     $2,594.40   360     1-Sep-28   $  399,655.60   61.82
4823125  REDMOND            WA     98053 SFD      6.875    6.000     $2,627.72   360     1-Sep-28   $  399,663.95   86.77
4823244  POTOMAC            MD     20854 SFD      6.750    6.000     $3,891.59   360     1-Sep-28   $  599,483.41   66.67
4823251  ARLINGTON HEIGHTS  IL     60004 SFD      7.375    6.000     $1,771.59   360     1-Sep-28   $  256,304.82   90.00
4823295  NORTHBOROUGH       MA     01532 SFD      6.500    6.000     $1,936.66   360     1-Sep-28   $  306,123.01   80.00  GD 5YR
4823401  SALT LAKE CITY     UT     84121 SFD      6.875    6.000     $2,249.99   360     1-Oct-28   $  342,500.00   79.19
4823403  RANCHO SANTA MARGARCA     92688 SFD      6.375    6.000     $1,663.09   360     1-Sep-28   $  266,328.09   68.70
4823416  `AYETTEVILLE       AR     72703 SFD      7.125    6.000     $2,256.96   360     1-Sep-28   $  334,732.10   62.56
4823442  CARY               IL     60013 SFD      6.625    6.000     $1,716.04   360     1-Sep-28   $  267,763.54   80.00
4823471  STOW               MA     01775 SFD      6.750    6.000     $2,010.01   360     1-Aug-28   $  309,364.86   89.85
4823559  SCOTTSDALE         AZ     85259 SFD      6.625    6.000     $2,314.73   360     1-Oct-28   $  361,500.00   73.63
4823595  HUDSON             OH     44236 SFD      6.375    6.000     $1,824.82   360     1-Sep-28   $  292,229.09   90.00
4823667  LITTLETON          CO     80124 SFD      7.125    6.000     $2,428.09   360     1-Sep-28   $  360,111.79   89.99
4823709  OAK PARK HEIGHTS   MN     55082 SFD      7.000    6.000     $1,689.87   360     1-Sep-28   $  253,791.80   75.84
4823740  LAKE FOREST        IL     60045 SFD      6.875    6.000     $2,923.34   360     1-Sep-28   $  444,626.14   50.86
4823801  TRENTON            NJ     08638 SFD      6.875    6.000     $1,823.97   360     1-Sep-28   $  277,416.73   90.00
4823813  CHAPEL HILL        NC     27516 SFD      6.625    6.000     $1,614.23   360     1-Sep-28   $  251,877.57   69.24
4824085  STERLING           VA     20165 SFD      6.625    6.000     $2,766.15   360     1-Sep-28   $  431,618.85   80.00
4824099  DRIFTWOOD          TX     78619 SFD      7.250    6.000     $1,937.38   360     1-Aug-28   $  283,555.56   80.00
4824119  DISCOVERY BAY      CA     94514 SFD      7.125    6.000     $1,667.46   360     1-Sep-28   $  247,302.07   90.00
4824253  PLYMOUTH           MN     55446 SFD      7.000    6.000     $1,829.59   360     1-Sep-28   $  274,774.58   67.07
4824313  ACWORTH            GA     30101 SFD      7.250    6.000     $1,878.72   360     1-Sep-28   $  275,185.16   94.99
4824510  MCKINNEY           TX     75070 SFD      7.000    6.000     $2,788.62   360     1-Aug-28   $  418,460.84   79.99
4824593  KNOXVILLE          TN     37922 SFD      7.000    6.000     $1,811.29   360     1-Sep-28   $  272,026.83   90.00
4824676  DANVILLE           CA     94526 SFD      7.000    6.000     $2,828.87   360     1-Sep-28   $  424,851.46   80.00
4824797  ACWORTH            GA     30101 SFD      6.875    6.000     $1,576.63   360     1-Sep-28   $  239,798.37   81.36
4824800  SUMMIT             NJ     07901 SFD      6.500    6.000     $3,476.38   360     1-Sep-28   $  549,502.79   73.33
4824875  PLEASANTON         CA     94588 SFD      6.750    6.000     $3,080.85   360     1-Oct-28   $  475,000.00   62.71
4824883  CLAYTON            MO     63105 SFD      7.000    6.000     $2,827.54   360     1-Oct-28   $  425,000.00   54.84
4825087  WOODBURY           MN     55125 SFD      6.750    6.000     $1,588.55   360     1-Aug-28   $  244,497.07   79.52
4825172  GRAFTON            MA     01519 SFD      7.875    6.000     $1,852.92   360     1-Oct-28   $  255,550.00   95.00
4825281  BELLAIRE           TX     77401 SFD      6.750    6.000     $2,018.44   360     1-Sep-28   $  310,932.06   80.00
4825376  DELRAY BEACH       FL     33483 SFD      6.875    6.000     $1,921.52   360     1-Sep-28   $  292,254.26   90.00
4825412  SAN JOSE           CA     95120 SFD      7.250    6.000     $2,687.78   360     1-Sep-28   $  393,692.64   80.00
4825484  MISSION VIEJO      CA     92692 SFD      6.875    6.000     $2,417.50   360     1-Sep-28   $  367,690.83   80.00
4825487  HAMPTON            NJ     08827 SFD      6.625    6.000     $2,114.95   360     1-Aug-28   $  329,715.55   79.99
4825559  LOS GATOS          CA     95032 SFD      6.750    6.000     $3,289.69   360     1-Sep-28   $  506,763.31   80.00
4825883  SOUTHLAKE          TX     76092 SFD      7.000    6.000     $1,590.07   360     1-Sep-28   $  238,804.10   54.44
4825963  BLUE BELL          PA     19422 SFD      6.625    6.000     $1,716.04   360     1-Sep-28   $  267,763.54   80.00
4826003  CHARLOTTE          NC     28226 SFD      7.125    6.000     $2,614.03   360     1-Sep-28   $  387,689.72   80.00
4826010  DALLAS             TX     75252 SFD      7.125    6.000     $3,099.11   360     1-Sep-28   $  459,632.14   80.00
4826065  ADA                MI     49301 SFD      6.625    6.000     $2,996.66   360     1-Aug-28   $  467,171.90   80.00
4826085  WILMINGTON         NC     28409 SFD      6.375    6.000     $1,996.39   360     1-Sep-28   $  319,703.61   79.01
4826175  MEDFIELD           MA     02052 SFD      7.375    6.000     $2,313.77   360     1-Sep-28   $  334,745.08   73.14
4826199  ANTIOCH            IL     60002 SFD      7.000    6.000     $1,634.65   360     1-Sep-28   $  245,498.60   90.00
4826226  HOUSTON            TX     77024 SFD      6.875    6.000     $2,023.35   360     1-Sep-28   $  307,641.23   80.00
4826239  THE WOODLANDS      TX     77381 SFD      6.750    6.000     $1,945.15   360     1-Sep-28   $  299,641.79   69.99
4826330  OMAHA              NE     68118 SFD      6.500    6.000     $2,022.62   360     1-Sep-28   $  319,710.71   80.00
4826348  KATONAH            NY     10536 SFD      6.375    6.000     $2,651.45   360     1-Sep-28   $  424,606.36   80.00
4826408  REDMOND            WA     98053 SFD      6.750    6.000     $1,842.02   360     1-Sep-28   $  283,755.48   80.00  GD 3YR
4826421  AUSTIN             TX     78735 SFD      6.875    6.000     $2,706.55   360     1-Sep-28   $  411,653.87   80.00
4826480  SAN ANTONIO        TX     78230 SFD      6.750    6.000     $3,243.00   360     1-Aug-28   $  499,136.58   62.42
4826487  EAST BRUNSWICK     NJ     08816 SFD      6.625    6.000     $1,895.33   360     1-Sep-28   $  295,738.84   80.00
4826583  SOUTH LYON         MI     48178 SFD      7.125    6.000     $1,766.49   360     1-Sep-28   $  261,990.32   95.00  GD 5YR
4826645  CHESTER            NJ     07930 SFD      6.375    6.000     $1,990.15   360     1-Sep-28   $  318,704.54   61.46
4826672  BELMONT            MI     49306 SFD      6.500    6.000     $2,022.62   360     1-Sep-28   $  319,710.71   80.00
4826698  SUWANEE            GA     30024 SFD      6.625    6.000     $1,594.38   360     1-Sep-28   $  248,780.31   80.00
4826700  CANTON             GA     30114 SFD      6.875    6.000     $1,665.32   360     1-Sep-28   $  253,287.02   90.00
4826717  SAN JOSE           CA     95120 SFD      6.875    6.000     $3,107.28   360     1-Oct-28   $  473,000.00   79.99
4826724  COPLEY             OH     44321 SFD      6.750    6.000     $1,539.78   360     1-Sep-28   $  237,195.60   79.66
4826742  SETAUKET           NY     11733 SFD      6.875    6.000     $2,194.15   360     1-Sep-28   $  333,719.39   89.91
4826773  DALLAS             TX     75230 SFD      6.625    6.000     $2,817.37   360     1-Sep-28   $  439,611.80   80.00
4826895  DALLAS             TX     75230 SFD      6.375    6.000     $4,047.36   360     1-Sep-28   $  648,149.12   78.16
4826989  NOVI               MI     48374 SFD      6.500    6.000     $1,820.36   360     1-Sep-28   $  287,560.00   65.60
4827007  ISSAQUAH           WA     98029 SFD      6.500    6.000     $1,871.56   360     1-Sep-28   $  295,832.32   90.00
4827055  NEWBURGH           IN     47630 SFD      6.625    6.000     $2,945.44   360     1-Sep-28   $  459,594.14   80.00
4827086  DANVILLE           CA     94506 SFD      6.375    6.000     $1,871.61   360     1-Oct-28   $  300,000.00   80.00
4827087  AUSTIN             TX     78733 SFD      7.000    6.000     $2,160.24   360     1-Sep-28   $  324,433.84   80.00
4827090  LOS GATOS          CA     95030 SFD      6.750    6.000     $4,540.19   360     1-Sep-28   $  699,397.31   57.61  GD 3YR
4827173  ERIE               CO     80516 SFD      6.875    6.000     $1,795.72   360     1-Sep-28   $  273,120.35   79.99
4827280  FAYETTEVILLE       GA     30215 SFD      7.000    6.000     $1,729.79   360     1-Sep-28   $  259,786.88   68.80
4827345  LIVERMORE          CA     94550 SFD      6.625    6.000     $2,612.47   360     1-Aug-28   $  407,278.07   80.00
4827388  LAFAYETTE          CA     94549 SFD      7.375    6.000     $2,535.13   360     1-Aug-28   $  366,489.68   79.99
4827411  BROOKFIELD         CT     06804 SFD      7.250    6.000     $1,746.38   360     1-Sep-28   $  255,800.29   80.00
4827453  TAMPA              FL     33609 SFD      7.000    6.000     $1,674.90   360     1-Sep-28   $  251,543.64   95.00
4827522  LITTLETON          CO     80125 SFD      6.625    6.000     $1,978.41   360     1-Sep-28   $  308,702.39   85.00
4827864  SAN JOSE           CA     95135 SFD      6.875    6.000     $2,086.41   360     1-Sep-28   $  317,333.17   80.00
4827906  SANTA MONICA       CA     90401 LCO      6.875    6.000     $1,734.30   360     1-Sep-28   $  263,778.20   80.00
4827966  ALPHARETTA         GA     30201 SFD      7.125    6.000     $2,213.17   360     1-Sep-28   $  328,237.30   90.00
4827972  PALM BEACH GARDENS FL     33410 SFD      7.000    6.000     $1,573.78   360     1-Sep-28   $  236,333.37   95.00
4827987  GREELEY            CO     80634 SFD      6.375    6.000     $2,121.16   360     1-Sep-28   $  339,685.09   80.00
4828055  WEST LINN          OR     97068 SFD      6.750    6.000     $2,788.33   360     1-Sep-28   $  429,529.86   80.00
4828082  TAMPA              FL     33647 SFD      7.125    6.000     $1,778.62   360     1-Aug-28   $  263,576.51   80.00
4828126  ALBUQUERQUE        NM     87122 SFD      6.625    6.000     $1,600.78   360     1-Sep-28   $  249,779.43   78.74
4828131  BROOKFIELD         WI     53045 SFD      6.625    6.000     $2,081.02   360     1-Sep-28   $  324,713.25   76.47
4828140  WEST LINN          OR     97068 SFD      6.500    6.000     $1,896.21   360     1-Sep-28   $  299,728.79   69.77
4828164  AVON               CT     06001 SFD      6.750    6.000     $2,827.89   360     1-Oct-28   $  436,000.00   80.00
4828167  BRIDGEWATER        NJ     08807 SFD      7.000    6.000     $1,674.90   360     1-Sep-28   $  251,543.64   95.00
4828184  HOUSTON            TX     77069 SFD      7.375    6.000     $1,738.78   360     1-Sep-28   $  251,558.43   95.00
4828234  ALAMO              CA     94507 SFD      6.500    6.000     $3,160.35   360     1-Oct-28   $  500,000.00   72.94  GD 6YR
4828346  WESTLAKE VILLAGE   CA     91361 SFD      6.375    6.000     $2,163.90   360     1-Sep-28   $  346,528.74   74.99
4828377  SAN JOSE           CA     95123 SFD      7.375    6.000     $1,864.83   360     1-Sep-28   $  269,794.54   90.00
4828397  MARIETTA           GA     30062 SFD      6.250    5.983     $2,719.01   360     1-Aug-28   $  440,759.80   68.96
4828458  LAGUNA NIGUEL      CA     92677 PUD      6.625    6.000     $1,600.78   360     1-Sep-28   $  249,779.43   63.61
4828480  OMAHA              NE     68137 SFD      7.250    6.000     $1,656.33   360     1-Sep-28   $  242,610.59   80.00  GD 5YR
4828521  STAMFORD           CT     06903 SFD      6.625    6.000     $2,196.27   360     1-Sep-28   $  342,697.38   67.25
4828535  RICHMOND           VA     23075 SFD      7.000    6.000     $2,661.21   360     1-Sep-28   $  399,672.12   57.31
4828536  FAIR OAKS RANCH    TX     78015 SFD      7.000    6.000     $1,663.26   360     1-Sep-28   $  249,795.07   60.08
4828557  SAINT PETERSBURG   FL     33701 SFD      7.250    6.000     $2,041.42   360     1-Aug-28   $  298,781.69   95.00
4828569  MALVERN            PA     19355 SFD      6.750    6.000     $1,621.50   360     1-Sep-28   $  249,784.75   43.04
4828577  GRAND BLANC        MI     48439 SFD      7.375    6.000     $1,336.46   360     1-Sep-28   $  193,352.76   90.00
4828623  RESTON             VA     20194 SFD      6.625    6.000     $1,792.87   360     1-Oct-28   $  280,000.00   80.00
4828637  GLASTONBURY        CT     06033 SFD      6.625    6.000     $1,923.50   360     1-Oct-28   $  300,400.00   79.89
4828667  LITTLETON          CO     80123 SFD      6.875    6.000     $4,619.53   360     1-Sep-28   $  702,609.22   80.00
4828866  HAWTHORN WOODS     IL     60047 SFD      6.500    6.000     $2,070.66   360     1-Sep-28   $  327,303.84   80.00  GD 3YR
4828870  ALPHARETTA         GA     30005 SFD      7.500    6.000     $1,233.42   360     1-Aug-28   $  176,137.34   90.00
4828871  ALPHARETTA         GA     30005 SFD      7.000    6.000     $1,929.38   360     1-Sep-28   $  289,762.29   69.36
4828907  WESTFORD           MA     01886 SFD      6.750    6.000     $2,228.59   360     1-Sep-28   $  343,304.16   80.00
4828930  SAN JOSE           CA     95118 SFD      6.750    6.000     $1,997.69   360     1-Sep-28   $  307,734.81   79.90
4828982  ALPHARETTA         GA     30022 SFD      7.000    6.000     $2,139.61   360     1-Sep-28   $  321,336.39   80.00
4828997  ALPHARETTA         GA     30004 SFD      6.625    6.000     $2,253.89   360     1-Sep-28   $  351,689.44   80.00
4829013  AGOURA             CA     91301 SFD      6.500    6.000     $3,160.35   360     1-Sep-28   $  499,547.98   79.49
4829085  BLOOMFIELD         MI     48301 SFD      6.750    6.000     $2,568.45   360     1-Sep-28   $  395,659.05   80.00
4829228  MEDINA             OH     44256 SFD      6.375    6.000     $1,504.16   360     1-Sep-28   $  240,876.68   89.33
4829251  DUBLIN             OH     43017 SFD      7.125    6.000     $2,075.06   360     1-Sep-28   $  307,753.69   80.00
4829453  BEAUMONT           TX     77713 SFD      6.875    6.000     $2,824.80   360     1-Sep-28   $  429,638.74   72.27
4829457  MOORPARK           CA     93021 SFD      6.750    6.000     $1,634.47   360     1-Sep-28   $  251,783.03   80.00
4829486  PALOS VERDES ESTATECA     90274 SFD      6.750    6.000     $4,086.17   360     1-Aug-28   $  628,409.30   64.95
4829509  GENEVA             IL     60134 SFD      7.125    6.000     $1,948.40   360     1-Sep-28   $  288,968.73   80.00
4829525  EDEN PRAIRIE       MN     55347 SFD      7.250    6.000     $1,893.73   360     1-Sep-28   $  277,383.44   80.00
4829549  BERWYN             PA     19312 SFD      6.875    6.000     $2,472.36   360     1-Oct-28   $  376,350.00   75.82
4829565  RICHMOND           TX     77469 SFD      7.000    6.000     $2,341.87   360     1-Sep-28   $  351,711.46   80.00
4829682  WHITEHOUSE STATION NJ     08889 SFD      6.500    6.000     $2,085.83   360     1-Sep-28   $  329,701.67   84.62
4829704  WEXFORD            PA     15090 SFD      7.000    6.000     $1,729.79   360     1-Oct-28   $  260,000.00   80.00
4829832  HIGHLANDS RANCH    CO     80126 SFD      6.750    6.000     $2,091.73   360     1-Sep-28   $  322,222.34   72.07
4829854  FRANKLIN LAKES     NJ     07417 SFD      7.125    6.000     $4,372.44   360     1-Sep-28   $  648,481.00   79.63
4829884  DUNWOODY           GA     30338 SFD      6.750    6.000     $2,620.34   360     1-Oct-28   $  404,000.00   80.00
4829890  PLEASANTON         CA     94566 SFD      6.375    6.000     $4,055.16   360     1-Aug-28   $  648,792.74   57.78
4829913  YORBA LINDA        CA     92887 SFD      7.000    6.000     $3,087.01   360     1-Sep-28   $  463,619.66   80.00  GD 3YR
4829994  CINCINNATI         OH     45249 SFD      6.500    6.000     $2,376.58   360     1-Sep-28   $  375,660.09   80.00
4830247  PLANTATION         FL     33325 SFD      7.000    6.000     $4,045.04   360     1-Sep-28   $  607,501.63   80.00
4830415  PAOLI              PA     19301 SFD      6.500    6.000     $3,337.32   360     1-Oct-28   $  528,000.00   80.00
4830422  THE WOODLANDS      TX     77381 SFD      6.875    6.000     $1,642.33   360     1-Sep-28   $  249,789.96   76.92
4830457  APEX               NC     27502 SFD      6.750    6.000     $1,489.19   360     1-Sep-28   $  229,402.31   80.00
4830465  BLOOMINGTON        IL     61704 SFD      6.250    5.983     $1,961.06   360     1-Sep-28   $  318,197.79   70.00
4830489  BOULDER            CO     80304 SFD      6.750    6.000     $1,605.93   360     1-Sep-28   $  247,386.82   80.00
4830562  BATON ROUGE        LA     70801 SFD      6.750    6.000     $2,049.57   360     1-Sep-28   $  315,727.93   80.00
4830589  EDEN PRAIRIE       MN     55347 SFD      6.500    6.000     $1,972.05   360     1-Sep-28   $  311,717.95   80.00
4830597  STUDIO CITY        CA     91604 SFD      7.125    6.000     $2,273.81   360     1-Sep-28   $  337,230.10   90.00
4830627  MIDLOTHIAN         VA     23112 SFD      6.500    6.000     $1,479.04   360     1-Sep-28   $  233,788.46   90.00
4830649  KINGWOOD           TX     77339 SFD      6.750    6.000     $1,945.80   360     1-Aug-28   $  299,481.95   61.20
4830708  WEST CHESTER       PA     19382 SFD      6.875    6.000     $2,266.41   360     1-Sep-28   $  344,710.15   72.03
4830836  ALISO VIEJO        CA     92656 SFD      7.000    6.000     $1,729.79   360     1-Sep-28   $  259,786.88   80.00
4830852  NEW FAIRFIELD      CT     06812 SFD      6.625    6.000     $2,627.84   360     1-Sep-28   $  410,037.91   80.00
4830866  SETAUKET           NY     11733 SFD      6.500    6.000     $2,189.49   360     1-Oct-28   $  346,400.00   80.00
4830939  SAN FRANCISCO      CA     94118 LCO      6.375    6.000     $2,916.60   360     1-Sep-28   $  467,066.99   60.91
4830949  BLOOMFIELD         MI     48302 SFD      6.250    5.983     $2,462.87   360     1-Sep-28   $  399,620.46   62.50
4831028  WESTPORT           CT     06880 SFD      6.750    6.000     $2,250.64   360     1-Sep-28   $  346,701.24   55.34
4831052  LIBERTYVILLE       IL     60048 SFD      6.750    6.000     $4,254.81   360     1-Oct-28   $  656,000.00   80.00
4831145  WATERLOO           IA     50702 SFD      6.625    6.000     $  813.20   360     1-Sep-28   $  126,887.95   74.27
4831177  SAN DIEGO          CA     92073 SFD      6.750    6.000     $2,464.68   360     1-Oct-28   $  380,000.00   80.00  GD30YR
4831181  ALPHARETTA         GA     30202 SFD      7.125    6.000     $2,694.88   360     1-Sep-28   $  399,680.12   89.89
4831205  CARMEL             IN     46032 SFD      6.875    6.000     $1,773.71   360     1-Sep-28   $  269,773.17   68.27
4831257  WEST CHESTER       PA     19380 SFD      7.000    6.000     $2,155.59   360     1-Sep-28   $  323,734.41   80.00
4831291  RIDGEWOOD          NJ     07450 SFD      7.000    6.000     $2,661.21   360     1-Sep-28   $  399,672.12   36.36
4831369  ALPHARETTA         GA     30022 SFD      6.750    6.000     $4,215.89   360     1-Sep-28   $  649,440.36   78.55
4831452  NEW HOPE           PA     18938 SFD      6.375    6.000     $2,869.81   360     1-Sep-28   $  459,573.94   80.00  GD 5YR
4831476  LAGUNA NIGUEL      CA     92677 SFD      7.000    6.000     $2,078.40   360     1-Oct-28   $  312,400.00   79.99
4831656  BOCA RATON         FL     33496 SFD      6.875    6.000     $4,046.69   360     1-Sep-28   $  615,482.48   80.00
4831680  PARK CITY          UT     84098 SFD      6.625    6.000     $2,241.09   360     1-Sep-28   $  349,691.20   45.16
4831786  MORRISON           CO     80465 SFD      6.875    6.000     $2,512.76   360     1-Sep-28   $  382,178.65   90.00
4831797  CARY               IL     60013 SFD      6.500    6.000     $2,729.91   360     1-Oct-28   $  431,900.00   80.00
4831895  GREENSBORO         NC     27410 SFD      7.000    6.000     $1,663.26   360     1-Sep-28   $  249,795.07   60.98
4831934  PARKLAND           FL     33076 SFD      7.125    6.000     $1,717.99   360     1-Aug-28   $  254,590.93   72.86
4831947  WESTON             FL     33326 SFD      6.625    6.000     $1,968.96   360     1-Oct-28   $  307,500.00   71.51
4832098  SARATOGA           CA     95070 SFD      6.875    6.000     $4,270.04   360     1-Oct-28   $  650,000.00   78.79
4832165  HINGHAM            MA     02043 SFD      6.625    6.000     $2,556.12   360     1-Sep-28   $  398,847.80   80.00
4832235  EASTON             CT     06612 SFD      6.250    5.983     $1,539.30   360     1-Sep-28   $  249,762.78   62.50
4832238  CUMMING            GA     30041 SFD      7.125    6.000     $2,164.66   360     1-Sep-28   $  321,043.06   90.00
4832274  LAKE FOREST        IL     60045 SFD      6.750    6.000     $4,215.89   360     1-Sep-28   $  649,440.36   64.55
4832313  SAN ANTONIO        TX     78212 SFD      6.500    6.000     $3,056.69   360     1-Sep-28   $  483,162.81   69.33
4832363  SALINAS            CA     93908 SFD      6.625    6.000     $2,248.78   360     1-Oct-28   $  351,200.00   80.00
4832475  ALEXANDRIA         VA     22308 SFD      6.625    6.000     $2,332.98   360     1-Sep-28   $  364,028.54   87.17
4832520  NEW FAIRFIELD      CT     06812 SFD      6.625    6.000     $1,818.49   360     1-Sep-28   $  283,749.43   78.67
4832527  DAKOTA DUNES       SD     57049 SFD      6.875    6.000     $1,571.38   360     1-Sep-28   $  238,999.04   80.00
4832731  CORAL GABLES       FL     33134 SFD      6.625    6.000     $2,881.40   360     1-Sep-28   $  449,602.97   73.53
4832808  DALLAS             TX     75225 SFD      7.125    6.000     $1,878.33   360     1-Aug-28   $  277,885.26   80.00
4832867  ESCONDIDO          CA     92025 SFD      7.500    6.000     $2,293.43   360     1-Sep-28   $  327,756.57   80.00
4832890  SUNNYVALE          CA     94087 SFD      6.875    6.000     $1,891.96   360     1-Sep-28   $  287,758.04   80.00
4832909  CHARLOTTE          NC     28216 SFD      6.875    6.000     $2,956.18   360     1-Oct-28   $  450,000.00   75.01
4832934  KENILWORTH         IL     60043 SFD      6.625    6.000     $3,054.29   360     1-Sep-28   $  476,579.15   39.02
4832948  MINNETONKA         MN     55305 SFD      6.875    6.000     $2,312.39   360     1-Sep-28   $  351,704.28   80.00
4833081  THE WOODLANDS      TX     77381 SFD      6.875    6.000     $2,312.39   360     1-Sep-28   $  351,704.28   80.00
4833087  ROCHESTER HILLS    MI     48306 SFD      6.750    6.000     $3,113.28   360     1-Sep-28   $  479,586.73   54.55
4833149  SAN JOSE           CA     95120 THS      7.250    6.000     $2,394.44   360     1-Sep-28   $  350,726.19   79.97
4833153  THOUSAND OAKS      CA     91361 SFD      6.625    6.000     $2,202.67   360     1-Sep-28   $  343,696.50   80.00
4833209  MOORPARK           CA     93021 SFD      6.625    6.000     $2,193.07   360     1-Sep-28   $  342,197.82   64.93
4833222  VILLA PARK         CA     92861 SFD      6.625    6.000     $1,856.91   360     1-Sep-28   $  289,744.13   74.36
4833286  BERKELEY           CA     94705 SFD      6.625    6.000     $6,243.04   360     1-Oct-28   $  975,000.00   75.00
4833322  SIMI VALLEY        CA     93065 SFD      6.750    6.000     $2,594.40   360     1-Oct-28   $  400,000.00   88.50
4833410  NORFOLK            MA     02056 SFD      6.750    6.000     $1,660.41   360     1-Sep-28   $  255,779.59   80.00
4833445  FULLERTON          CA     92833 SFD      6.625    6.000     $1,798.64   360     1-Sep-28   $  280,652.16   84.99
4833467  CARMEL             IN     46032 SFD      6.375    6.000     $2,370.71   360     1-Sep-28   $  379,648.04   80.00
4833688  TRABUCO CANYON     CA     92679 SFD      7.250    6.000     $1,705.45   360     1-Sep-28   $  249,804.97   65.79
4833784  BARTONVILLE        TX     76226 SFD      7.375    6.000     $5,957.08   360     1-Sep-28   $  861,843.70   75.00
4833827  JAMUL              CA     91935 SFD      6.750    6.000     $1,595.56   360     1-Sep-28   $  245,788.19   80.00
4833945  BEDFORD            NH     03110 SFD      7.375    6.000     $2,141.10   360     1-Sep-28   $  309,764.11   84.93
4833999  GLENCOE            IL     60022 SFD      7.000    6.000     $2,062.44   360     1-Sep-28   $  309,745.89   80.00  GD 3YR
4834008  SAN FRANCISCO      CA     94121 SFD      6.750    6.000     $6,485.99   360     1-Sep-28   $  999,139.01   43.01
4834020  AUSTIN             TX     78724 SFD      6.875    6.000     $2,312.39   360     1-Sep-28   $  351,704.28   77.88
4834039  EASTON             MA     02356 SFD      6.625    6.000     $2,220.60   360     1-Sep-28   $  346,494.02   80.00
4834083  SAINT CHARLES      MO     63304 SFD      7.000    6.000     $1,812.29   360     1-Sep-28   $  272,176.71   80.00  GD 3YR
4834154  ATLANTA            GA     30305 SFD      6.875    6.000     $1,944.51   360     1-Sep-28   $  295,751.32   80.00
4834202  SOUTHBOROUGH       MA     01772 SFD      7.250    6.000     $2,376.02   360     1-Sep-28   $  348,028.29   90.00
4834325  RANCHO PALOS VERDESCA     90275 SFD      6.750    6.000     $2,516.57   360     1-Sep-28   $  387,665.93   80.00
4834443  BENTONVILLE        AR     72712 SFD      7.125    6.000     $1,886.42   360     1-Sep-28   $  279,776.08   80.00
4834556  ORANGE PARK        FL     32073 SFD      6.375    6.000     $1,447.38   360     1-Sep-28   $  231,785.12   80.00
4834623  BOXFORD            MA     01921 SFD      6.750    6.000     $3,035.44   360     1-Sep-28   $  467,597.06   79.46
4834710  SAN JOSE           CA     95123 SFD      6.500    6.000     $1,769.80   360     1-Sep-28   $  279,746.87   80.00
4834799  SAN JOSE           CA     95120 SFD      7.250    6.000     $2,148.86   360     1-Sep-28   $  314,754.27   67.74
4834814  MARIETTA           GA     30062 SFD      6.500    6.000     $1,819.86   360     1-Oct-28   $  287,920.00   80.00
4834844  STAMFORD           CT     06905 LCO      6.250    5.983     $1,625.50   360     1-Sep-28   $  263,749.50   80.00
4835061  PLANO              TX     75074 SFD      6.750    6.000     $2,276.58   360     1-Oct-28   $  351,000.00   90.00
4835226  SAN JOSE           CA     95124 SFD      7.000    6.000     $1,985.27   360     1-Sep-28   $  297,990.67   80.00
4835269  CASTLE ROCK        CO     80104 SFD      6.625    6.000     $1,760.86   360     1-Sep-28   $  274,657.37   47.83
4835352  CORAL GABLES       FL     33134 SFD      7.250    6.000     $2,537.70   360     1-Sep-28   $  371,709.80   80.00
4835560  PEMBROKE PINES     FL     33028 SFD      7.375    6.000     $1,866.90   360     1-Sep-28   $  270,094.32   79.97
4835742  HUDSON             OH     44236 SFD      6.750    6.000     $2,594.40   360     1-Sep-28   $  399,655.60   68.38
4835788  WELLESLEY          MA     02482 SFD      6.750    6.000     $2,742.28   360     1-Sep-28   $  422,435.97   80.00
4835927  LAKEWOOD           CO     80227 SFD      6.750    6.000     $1,524.21   360     1-Sep-28   $  234,797.67   70.15
4836016  SAN RAMON          CA     94583 LCO      7.500    6.000     $1,760.28   360     1-Oct-28   $  251,750.00   95.00
4836567  THE WOODLANDS      TX     77380 SFD      6.875    6.000     $2,200.72   360     1-Sep-28   $  334,718.55   54.03
4836679  SPRINGFIELD        VA     22153 SFD      6.250    5.983     $1,520.83   360     1-Sep-28   $  246,765.63   69.19
4836780  BRYN MAWR          PA     19010 SFD      6.375    6.000     $2,520.44   360     1-Oct-28   $  404,000.00   80.00
4836782  SANDY SPRING       MD     20860 SFD      6.750    6.000     $1,621.50   360     1-Sep-28   $  249,784.75   67.48
4836841  WESTON             CT     06880 SFD      6.875    6.000     $5,255.44   360     1-Oct-28   $  800,000.00   59.26
4836857  LAKEWAY            TX     78734 SFD      6.875    6.000     $2,358.38   360     1-Sep-28   $  358,698.39   78.21
4836886  ORLANDO            FL     32836 SFD      6.375    6.000     $3,056.97   360     1-Sep-28   $  489,546.16   69.50
4836926  BROOKFIELD         WI     53005 SFD      7.000    6.000     $1,913.75   360     1-Sep-28   $  287,414.21   79.46
4837204  WELLESLEY          MA     02482 SFD      6.875    6.000     $3,284.65   360     1-Oct-28   $  500,000.00   64.42
4837205  MENLO PARK         CA     94025 SFD      6.250    5.983     $4,002.17   360     1-Oct-28   $  650,000.00   70.27
4837215  COPPELL            TX     75019 SFD      7.000    6.000     $2,341.20   360     1-Sep-28   $  351,611.55   80.00
4837263  ORANGE BEACH       AL     36561 SFD      7.000    6.000     $2,305.28   360     1-Sep-28   $  346,215.97   90.00
4837311  ATLANTA            GA     30309 SFD      6.500    6.000     $2,300.73   360     1-Oct-28   $  364,000.00   70.00
4837347  HOUSTON            TX     77069 SFD      6.750    6.000     $2,205.24   360     1-Sep-28   $  339,707.26   80.00
4837422  NORTH WALES        PA     19454 SFD      6.875    6.000     $1,951.08   360     1-Oct-28   $  297,000.00   90.00
4837501  ATLANTA            GA     30319 SFD      6.750    6.000     $3,423.95   360     1-Sep-28   $  527,445.49   80.00
4837510  DUNWOODY           GA     30338 SFD      6.125    5.858     $1,458.27   360     1-Sep-28   $  239,766.73   80.00
4837650  POWAY              CA     92064 SFD      7.125    6.000     $2,546.66   360     1-Oct-28   $  378,000.00   90.00
4837656  GREENSBORO         NC     27455 SFD      6.750    6.000     $2,432.25   360     1-Oct-28   $  375,000.00   78.08
4837843  RIDGEFIELD         CT     06877 SFD      6.500    6.000     $2,212.24   360     1-Oct-28   $  350,000.00   62.50
4838338  CUPERTINO          CA     95014 SFD      6.500    6.000     $3,160.35   360     1-Sep-28   $  499,547.98   65.79
4838396  DANVILLE           CA     94526 SFD      7.125    6.000     $3,018.26   360     1-Sep-28   $  447,641.74   80.00
4838533  NAPERVILLE         IL     60565 SFD      6.500    6.000     $1,700.27   360     1-Sep-28   $  268,756.81   57.36  GD 3YR
4838548  BURLINGTON         CT     06013 SFD      7.125    6.000     $2,000.28   360     1-Sep-28   $  296,662.56   90.00
4838628  FREMONT            CA     94539 SFD      6.625    6.000     $1,844.10   360     1-Sep-28   $  287,745.90   80.00
4838671  SAN JOSE           CA     95120 SFD      6.625    6.000     $2,830.18   360     1-Sep-28   $  441,610.03   80.00
4838701  HUDSON             OH     44236 SFD      6.500    6.000     $1,599.14   360     1-Sep-28   $  252,771.28   69.70
4838739  LAS VEGAS          NV     89134 SFD      6.875    6.000     $1,997.07   360     1-Oct-28   $  304,000.00   80.00
4838778  VIENNA             VA     22182 SFD      7.000    6.000     $2,661.21   360     1-Sep-28   $  399,672.12   58.82
4838797  MENDHAM TOWNSHIP   NJ     07945 SFD      6.625    6.000     $2,458.80   360     1-Oct-28   $  384,000.00   80.00  GD 1YR
4838798  HOUSTON            TX     77096 SFD      6.875    6.000     $2,081.16   360     1-Sep-28   $  316,529.26   80.00
4838826  LAFAYETTE          LA     70503 SFD      6.375    6.000     $1,628.31   360     1-Sep-28   $  260,758.25   90.00
4838867  PLEASANTON         CA     94566 SFD      6.625    6.000     $3,105.51   360     1-Sep-28   $  484,572.09   76.50  GD 3YR
4838903  COTO DE CAZA       CA     92679 SFD      6.875    6.000     $3,915.30   360     1-Sep-28   $  595,499.28   80.00
4839067  NAPA               CA     94559 SFD      6.625    6.000     $1,781.67   360     1-Oct-28   $  278,250.00   78.44
4839077  SOUTHLAKE          TX     76092 SFD      6.875    6.000     $1,662.69   360     1-Sep-28   $  252,887.36   79.98
4839118  GURNEE             IL     60031 SFD      6.500    6.000     $2,047.27   360     1-Sep-28   $  323,607.19   80.00
4839151  CHARLOTTE          NC     28277 SFD      7.125    6.000     $1,967.60   360     1-Sep-28   $  291,816.45   90.00
4839169  OMAHA              NE     68114 SFD      6.375    6.000     $2,345.76   360     1-Oct-28   $  376,000.00   80.00
4839335  CARY               NC     27511 SFD      6.875    6.000     $2,278.23   360     1-Oct-28   $  346,800.00   80.00
4839350  LENEXA             KS     66215 SFD      6.625    6.000     $1,600.78   360     1-Sep-28   $  249,779.43   83.33
4839352  TEMECULA           CA     92592 SFD      6.875    6.000     $1,602.91   360     1-Sep-28   $  243,795.01   80.00
4839489  SAINT CHARLES      MO     63304 SFD      7.500    6.000     $2,195.54   360     1-Sep-28   $  313,766.96   89.97
4839579  REDONDO BEACH      CA     90277 SFD      6.375    6.000     $2,183.55   360     1-Oct-28   $  350,000.00   73.22  GD 3YR
4839670  CHESTERFIELD       MO     63005 SFD      6.875    6.000     $2,903.30   360     1-Sep-28   $  441,578.71   80.00
4839764  PLEASANTON         CA     94566 SFD      6.750    6.000     $1,880.94   360     1-Sep-28   $  289,750.31   74.36
4839785  WARREN             NJ     07059 SFD      6.625    6.000     $2,881.40   360     1-Sep-28   $  449,602.98   65.98
4839802  ALPHARETTA         GA     30022 SFD      7.125    6.000     $1,852.73   360     1-Sep-28   $  274,780.09   73.33
4839829  LOWER GWYNEDD      PA     19002 SFD      6.500    6.000     $2,933.12   360     1-Oct-28   $  464,050.00   79.99
4839905  ST. LOUIS          MO     63025 SFD      6.375    6.000     $1,615.52   360     1-Sep-28   $  258,710.15   69.99
4840071  CARY               NC     27511 SFD      6.875    6.000     $2,049.62   360     1-Oct-28   $  312,000.00   80.00
4840170  ALPHARETTA         GA     30022 SFD      6.750    6.000     $1,816.08   360     1-Oct-28   $  280,000.00   70.76
4840174  DACULA             GA     30019 SFD      7.000    6.000     $1,756.40   360     1-Sep-28   $  263,783.60   80.00
4840268  GAITHERSBURG       MD     20879 SFD      7.000    6.000     $2,602.67   360     1-Sep-28   $  390,879.33   80.00
4840327  MASON              OH     45040 SFD      6.750    6.000     $2,594.40   360     1-Sep-28   $  399,655.60   74.77
4840455  WILMINGTON         NC     28405 SFD      6.375    6.000     $2,277.13   360     1-Oct-28   $  365,000.00   64.60
4840460  AURORA             CO     80016 SFD      6.500    6.000     $1,959.42   360     1-Sep-28   $  309,719.75   66.67
4840505  WESTLAKE           OH     44145 SFD      6.625    6.000     $1,716.04   360     1-Sep-28   $  267,763.54   65.69
4840723  HOUSTON            TX     77027 SFD      6.375    6.000     $2,994.58   360     1-Sep-28   $  479,050.00   80.00
4840801  MONTGOMERY         NJ     08502 SFD      6.500    6.000     $2,296.94   360     1-Sep-28   $  363,071.48   80.00
4840869  AUSTIN             TX     78746 SFD      6.750    6.000     $3,243.00   360     1-Sep-28   $  499,569.50   68.97
4841002  SIMI VALLEY        CA     93063 SFD      6.250    5.983     $3,078.59   360     1-Oct-28   $  500,000.00   78.13
4841138  JUPITER            FL     33458 SFD      6.500    6.000     $1,491.69   360     1-Sep-28   $  235,786.64   74.45
4841214  PLEASANTON         CA     94588 SFD      6.625    6.000     $2,212.92   360     1-Oct-28   $  345,600.00   80.00  GD 3YR
4841238  MIAMI              FL     33156 SFD      6.375    6.000     $2,121.16   360     1-Oct-28   $  340,000.00   80.00
4841274  THE WOODLANDS      TX     77381 SFD      6.625    6.000     $2,330.74   360     1-Oct-28   $  364,000.00   80.00
4841383  FLOWER MOUND       TX     75028 SFD      6.750    6.000     $1,754.46   360     1-Sep-28   $  270,267.10   80.00
4841451  DANVILLE           CA     94506 SFD      6.625    6.000     $3,755.43   360     1-Sep-28   $  585,982.54   79.80
4841498  LONG BEACH         CA     90802 LCO      7.000    6.000     $1,789.67   360     1-Sep-28   $  268,779.50   89.97
4841620  AUSTIN             TX     78746 SFD      6.875    6.000     $3,941.58   360     1-Oct-28   $  600,000.00   80.00
4841785  CONCORD            MA     01742 SFD      7.250    6.000     $1,991.96   360     1-Oct-28   $  292,000.00   80.00
4841978  STAMFORD           CT     06905 LCO      6.750    6.000     $1,621.50   360     1-Sep-28   $  249,784.75   84.75
4842055  LIVERMORE          CA     94550 SFD      7.000    6.000     $2,649.90   360     1-Sep-28   $  397,973.52   80.00
4842056  TROY               MI     48098 SFD      6.750    6.000     $3,113.28   360     1-Oct-28   $  480,000.00   80.00
4842060  GEORGETOWN         DC     20007 SFD      6.625    6.000     $2,561.25   360     1-Oct-28   $  400,000.00   80.00
4842061  ALLEN              TX     75002 SFD      6.625    6.000     $1,920.94   360     1-Sep-28   $  299,735.31   63.49
4842080  BURNSVILLE         MN     55337 SFD      6.875    6.000     $2,585.68   360     1-Oct-28   $  393,600.00   80.00
4842092  THOUSAND OAKS      CA     91362 SFD      6.875    6.000     $2,391.23   360     1-Sep-28   $  363,694.19   89.90
4842101  CAPE ELIZABETH     ME     04107 SFD      6.500    6.000     $3,160.35   360     1-Oct-28   $  500,000.00   75.76
4842128  OXNARD             CA     93030 SFD      6.500    6.000     $1,663.61   360     1-Sep-28   $  262,962.06   80.00
4842165  CARY               IL     60013 SFD      7.000    6.000     $2,413.06   360     1-Oct-28   $  362,700.00   90.00
4842410  WHITE PLAINS       NY     10605 PUD      6.375    6.000     $2,220.98   360     1-Oct-28   $  356,000.00   80.00
4842424  NEEDHAM            MA     02492 SFD      6.375    6.000     $1,497.29   360     1-Sep-28   $  239,777.71   57.83
4842443  SEATTLE            WA     98126 SFD      6.500    6.000     $1,896.21   360     1-Sep-28   $  299,728.79   47.06
4842448  WESTBORO           MA     01581 SFD      6.625    6.000     $2,561.25   360     1-Oct-28   $  400,000.00   80.00
4842499  NEWCASTLE          WA     98006 SFD      6.375    6.000     $1,996.39   360     1-Sep-28   $  319,703.61   60.38
4842672  SOUTHBORO          MA     01772 SFD      6.625    6.000     $3,617.76   360     1-Sep-28   $  564,501.51   84.96
4842756  PORTAGE            MI     49024 SFD      6.375    6.000     $1,647.02   360     1-Sep-28   $  263,755.48   80.00
4842853  FRISCO             TX     75034 SFD      6.250    5.983     $1,767.11   360     1-Sep-28   $  286,494.79   70.00
4843110  SOUTHLAKE          TX     76092 SFD      6.875    6.000     $2,309.77   360     1-Sep-28   $  351,304.61   80.00
4843334  PARADISE VALLEY    AZ     85253 SFD      6.750    6.000     $2,918.70   360     1-Oct-28   $  450,000.00   70.31
4843419  EDINA              MN     55424 SFD      6.750    6.000     $2,270.10   360     1-Sep-28   $  349,698.65   52.97
4843499  WESTBOROUGH        MA     01581 SFD      6.625    6.000     $2,074.04   360     1-Sep-28   $  323,624.21   90.00
4843620  BERKELEY           CA     94708 SFD      7.250    6.000     $2,754.29   360     1-Oct-28   $  403,750.00   84.11
4843639  MORRISVILLE        NC     27560 SFD      6.625    6.000     $1,690.42   360     1-Sep-28   $  263,567.08   79.60
4843720  ASHLAND            MA     01721 SFD      7.125    6.000     $1,589.98   360     1-Oct-28   $  236,000.00   80.00
4843823  PLANO              TX     75093 SFD      7.125    6.000     $1,721.35   360     1-Sep-28   $  255,295.68   80.00
4843831  SOMERS             NY     10589 SFD      6.750    6.000     $2,383.60   360     1-Oct-28   $  367,500.00   70.00
4844041  HOUSTON            TX     77005 SFD      6.875    6.000     $3,153.26   360     1-Oct-28   $  480,000.00   80.00
4844075  MINNETONKA         MN     55345 SFD      6.625    6.000     $3,585.11   360     1-Oct-28   $  559,900.00   80.00
4844111  SKILLMAN           NJ     08558 SFD      7.500    6.000     $2,158.48   360     1-Oct-28   $  308,700.00   90.00
4844153  LAWRENCEVILLE      GA     30043 SFD      6.500    6.000     $1,507.49   360     1-Sep-28   $  238,284.39   90.00
4844175  GREENVILLE         DE     19807 SFD      6.625    6.000     $1,741.65   360     1-Sep-28   $  271,760.02   80.00
4844227  SCOTTSDALE         AZ     85260 SFD      6.500    6.000     $2,055.49   360     1-Sep-28   $  324,906.01   79.91
4844580  BOULDER            CO     80302 SFD      6.375    6.000     $2,819.90   360     1-Oct-28   $  452,000.00   80.00
4844610  ATLANTA            GA     30350 SFD      6.875    6.000     $2,299.26   360     1-Oct-28   $  350,000.00   55.12
4844856  MAMARONECK         NY     10543 SFD      7.250    6.000     $2,769.64   360     1-Oct-28   $  406,000.00   70.00
4844902  GREEN OAKS         IL     60048 SFD      6.625    6.000     $2,305.12   360     1-Sep-28   $  359,682.38   78.26
4844949  BAKERSFIELD        CA     93311 SFD      6.250    5.983     $1,465.41   360     1-Sep-28   $  237,774.17   51.74
4844959  HOUSTON            TX     77024 SFD      6.750    6.000     $3,126.25   360     1-Sep-28   $  481,585.00   80.00
4844961  ANDOVER            MA     01810 SFD      6.250    5.983     $1,877.94   360     1-Oct-28   $  305,000.00   79.38
4844993  HOUSTON            TX     77005 SFD      7.000    6.000     $1,995.91   360     1-Sep-28   $  299,754.09   66.68
4845006  CHANHASSEN         MN     55317 SFD      7.500    6.000     $  760.75   360     1-Sep-28   $  108,719.25   89.99
4845073  FLOWER MOUND       TX     75028 SFD      6.250    5.983     $1,446.94   360     1-Oct-28   $  235,000.00   76.05
4845267  RENO               NV     89509 SFD      7.375    6.000     $2,252.99   360     1-Jul-28   $  325,450.76   89.98
4845589  LAFAYETTE          CA     94549 SFD      7.125    6.000     $3,279.33   360     1-Sep-28   $  486,360.75   68.80
4845861  ROCHESTER HILLS    MI     48309 SFD      6.250    5.983     $1,847.16   360     1-Sep-28   $  299,715.34   68.18
4845879  GOLD RIVER         CA     95670 SFD      7.125    6.000     $2,173.76   360     1-Sep-28   $  322,391.97   90.00
4846048  GAITHERSBURG       MD     20878 SFD      6.625    6.000     $2,305.12   360     1-Oct-28   $  360,000.00   71.29
4846094  SAN JOSE           CA     95138 SFD      6.125    5.858     $1,822.84   360     1-Sep-28   $  299,708.41   41.69
4846108  SAN JOSE           CA     95138 LCO      6.625    6.000     $1,533.55   360     1-Sep-28   $  239,288.69   79.99
4846166  SAN JOSE           CA     95120 SFD      6.500    6.000     $2,494.78   360     1-Sep-28   $  394,343.18   79.99
4846182  ALAMO              CA     94507 SFD      6.750    6.000     $2,853.84   360     1-Sep-28   $  439,621.16   80.00
4846367  TAMPA              FL     33629 SFD      7.250    6.000     $1,944.21   360     1-Sep-28   $  284,777.67   74.03
4846404  REDDING            CT     06875 SFD      6.750    6.000     $2,947.88   360     1-Oct-28   $  454,500.00   90.00
4846668  RENTON             WA     98058 SFD      6.625    6.000     $2,561.25   360     1-Oct-28   $  400,000.00   85.11
4846698  HAMPTON            NJ     08827 SFD      6.625    6.000     $2,661.46   360     1-Oct-28   $  415,650.00   85.00
4846786  WEST BLOOMFIELD    MI     48323 SFD      7.375    6.000     $1,740.51   360     1-Sep-28   $  251,808.24   80.00
4846876  SAN JOSE           CA     95120 SFD      6.750    6.000     $3,597.13   360     1-Oct-28   $  554,600.00   80.00
4847102  WINTER PARK        FL     32792 SFD      6.875    6.000     $2,240.79   360     1-Oct-28   $  341,100.00   90.00
4847463  SUNNYVALE          CA     94087 SFD      6.875    6.000     $2,864.21   360     1-Sep-28   $  435,633.71   80.00
4847528  AUSTIN             TX     78746 SFD      6.375    6.000     $3,023.28   360     1-Oct-28   $  484,600.00   79.99
4847613  CINCINNATI         OH     45249 SFD      6.250    5.983     $2,262.15   360     1-Oct-28   $  367,400.00   69.99
4848293  HIGHLAND RANCH     CO     80126 SFD      7.375    6.000     $1,833.75   360     1-Sep-28   $  265,297.97   90.00
4848356  ALAMEDA            CA     94502 SFD      6.875    6.000     $2,312.39   360     1-Sep-28   $  351,704.28   80.00
4848469  MEDINA             OH     44256 SFD      6.625    6.000     $1,152.57   360     1-Sep-28   $  179,841.18   80.00
4848574  RALEIGH            NC     27615 SFD      6.750    6.000     $2,270.10   360     1-Oct-28   $  350,000.00   80.00
4848861  SMYRNA             GA     30080 SFD      6.875    6.000     $2,727.57   360     1-Sep-28   $  414,851.18   80.00
4848978  COLLEYVILLE        TX     76034 SFD      6.875    6.000     $2,732.83   360     1-Oct-28   $  416,000.00   80.00
4849076  BOSTON             MA     02116 LCO      6.625    6.000     $2,043.88   360     1-Oct-28   $  319,200.00   80.00
4849202  SAN JOSE           CA     95120 SFD      6.750    6.000     $3,009.50   360     1-Sep-28   $  463,600.50   80.00
4849247  LAGUNA NIGUEL      CA     92677 SFD      7.000    6.000     $2,308.60   360     1-Sep-28   $  346,715.57   80.00
4849606  FRISCO             TX     75034 SFD      6.750    6.000     $2,769.52   360     1-Oct-28   $  427,000.00   70.00
4849962  SIMI VALLEY        CA     93065 SFD      6.875    6.000     $2,189.22   360     1-Sep-28   $  332,970.02   89.89
4850114  BOCA RATON         FL     33487 SFD      6.750    6.000     $1,880.94   360     1-Sep-28   $  289,750.31   74.36
4850174  CHESTER            NJ     07930 SFD      6.625    6.000     $2,561.25   360     1-Oct-28   $  400,000.00   80.00  GD 5YR
4850180  RENO               NV     89511 SFD      6.625    6.000     $2,177.06   360     1-Oct-28   $  340,000.00   79.81
4850276  LITTLETON          CO     80124 SFD      6.250    5.983     $1,629.81   360     1-Sep-28   $  264,448.84   79.99
4850594  PLEASANTON         CA     94588 SFD      6.875    6.000     $4,270.04   360     1-Oct-28   $  650,000.00   78.41
4850623  TAMPA              FL     33629 SFD      7.000    6.000     $1,995.91   360     1-Oct-28   $  300,000.00   66.82
4850803  FALLS CHURCH       VA     22046 SFD      6.875    6.000     $2,264.44   360     1-Oct-28   $  344,700.00   90.00
4851459  NAPERVILLE         IL     60564 SFD      7.000    6.000     $2,288.65   360     1-Oct-28   $  344,000.00   89.99
4851508  AUSTIN             TX     78733 SFD      6.375    6.000     $2,290.86   360     1-Sep-28   $  366,859.89   80.00
4851599  COLLINSVILLE       NJ     07960 SFD      6.500    6.000     $2,149.04   360     1-Oct-28   $  340,000.00   64.76  GD 5YR
4851730  BARTELSVILLE       OK     74006 SFD      6.750    6.000     $2,305.77   360     1-Sep-28   $  355,193.92   90.00
4851821  IRVINE             CA     92614 SFD      6.750    6.000     $2,542.51   360     1-Oct-28   $  392,000.00   80.00
4851928  ORONO              MN     55391 SFD      7.250    6.000     $2,710.63   360     1-Sep-28   $  397,040.03   84.99
4852196  PLEASANT HILL      CA     94523 SFD      6.750    6.000     $2,308.37   360     1-Oct-28   $  355,900.00   80.00
4852229  ALPHARETTA         GA     30202 SFD      7.125    6.000     $2,382.61   360     1-Sep-28   $  353,367.19   80.00
4852379  ANN ARBOR          MI     48104 SFD      6.750    6.000     $2,977.07   360     1-Oct-28   $  459,000.00   86.93
4852689  NEWTON             MA     02459 SFD      7.125    6.000     $2,358.01   360     1-Oct-28   $  350,000.00   61.62
4853246  DANVILLE           CA     94506 SFD      6.375    6.000     $2,994.58   360     1-Oct-28   $  480,000.00   80.00
4853424  ORLANDO            FL     32836 SFD      6.625    6.000     $2,241.09   360     1-Oct-28   $  350,000.00   72.78
4853646  AGOURA HILLS       CA     91301 SFD      6.625    6.000     $2,241.09   360     1-Oct-28   $  350,000.00   54.26
4853843  DANVILLE           CA     94506 SFD      6.500    6.000     $2,648.37   360     1-Oct-28   $  419,000.00   79.21  GD 7YR
4853890  FOLSOM             CA     95630 SFD      6.625    6.000     $2,289.76   360     1-Oct-28   $  357,600.00   80.00
4853951  MORAGA             CA     94556 SFD      6.875    6.000     $6,569.29   360     1-Oct-28   $1,000,000.00   50.00
4854128  SAN MATEO          CA     94404 SFD      6.750    6.000     $1,659.12   360     1-Sep-28   $  255,579.76   79.99
4854225  CARY               NC     27511 SFD      6.750    6.000     $2,257.13   360     1-Oct-28   $  348,000.00   80.00
4854458  HUNTINGTON BEACH   CA     92648 SFD      6.625    6.000     $5,071.27   360     1-Oct-28   $  792,000.00   80.00
4854529  EDEN PRAIRIE       MN     55347 SFD      6.750    6.000     $2,386.85   360     1-Oct-28   $  368,000.00   80.00
4854682  LIVERMORE          CA     94550 SFD      7.000    6.000     $2,368.48   360     1-Oct-28   $  356,000.00   80.00
4854884  CHICAGO            IL     60611 HCO      6.375    6.000     $4,451.94   360     1-Oct-28   $  713,600.00   80.00
4854924  SOUTHLAKE          TX     76092 SFD      6.875    6.000     $2,601.44   360     1-Oct-28   $  396,000.00   80.00
4855006  EDINA              MN     55435 SFD      6.750    6.000     $3,139.22   360     1-Oct-28   $  484,000.00   80.00
4855068  SOUTHLAKE          TX     76092 SFD      6.625    6.000     $2,673.94   360     1-Oct-28   $  417,600.00   80.00
4855347  OMAHA              NE     68130 SFD      7.000    6.000     $2,529.82   360     1-Oct-28   $  380,250.00   90.00
4855486  PARADISE VALLEY    AZ     85253 SFD      6.375    6.000     $3,892.95   360     1-Oct-28   $  624,000.00   80.00
4855525  NORMANDY PARK      WA     98166 SFD      7.000    6.000     $3,113.62   360     1-Oct-28   $  468,000.00   80.00
4855865  DEVON              PA     19333 SFD      6.625    6.000     $2,817.37   360     1-Oct-28   $  440,000.00   80.00
4856283  PLEASANTON         CA     94588 SFD      6.750    6.000     $2,237.67   360     1-Oct-28   $  345,000.00   77.53
4856342  LAKE OSWEGO        OR     97034 SFD      6.750    6.000     $2,440.03   360     1-Sep-28   $  375,876.10   89.57
4856759  SAN JOSE           CA     95125 SFD      6.375    6.000     $2,807.42   360     1-Oct-28   $  450,000.00   80.00
4856905  ATHENS             TX     75751 SFD      6.875    6.000     $2,309.77   360     1-Oct-28   $  351,600.00   80.00
4857259  STAMFORD           CT     06903 SFD      6.625    6.000     $2,300.00   360     1-Oct-28   $  359,200.00   75.86
4857907  REDMOND            WA     98053 SFD      7.350    6.000     $3,775.57   360     1-Sep-28   $  547,580.93   80.00
4858229  CHATHAM            NJ     07928 SFD      6.250    5.983     $1,544.84   360     1-Oct-28   $  250,900.00   80.00
4859347  PETALUMA           CA     94952 SFD      6.500    6.000     $2,465.07   360     1-Oct-28   $  390,000.00   79.92
4859360  CENTREVILLE        VA     20121 SFD      6.750    6.000     $1,717.49   360     1-Sep-28   $  264,572.01   80.00
4859651  SAN JOSE           CA     95138 SFD      6.625    6.000     $2,849.39   360     1-Oct-28   $  445,000.00   75.74
4859742  HOUSTON            TX     77024 SFD      6.750    6.000     $2,641.10   360     1-Oct-28   $  407,200.00   80.00
4859897  DALLAS             TX     75225 SFD      6.875    6.000     $4,033.55   360     1-Oct-28   $  614,000.00   80.00
4860271  CINCINNATI         OH     45242 SFD      6.375    6.000     $4,055.16   360     1-Oct-28   $  650,000.00   74.29
4860652  PARADISE VALLEY    AZ     85253 SFD      6.250    5.983     $4,617.88   360     1-Oct-28   $  750,000.00   50.85
4860853  FORT COLLINS       CO     80525 SFD      6.250    5.983     $2,413.62   360     1-Oct-28   $  392,000.00   80.00
4861343  DES PERES          MO     63131 SFD      6.625    6.000     $2,927.83   360     1-Oct-28   $  457,250.00   79.99
4861534  ANDOVER            MA     01810 SFD      6.750    6.000     $3,243.00   360     1-Oct-28   $  500,000.00   51.55
4861577  AUSTIN             TX     78746 SFD      7.000    6.000     $3,825.49   360     1-Oct-28   $  575,000.00   74.19
4861598  PONTE VEDRA BEACH  FL     32082 SFD      6.875    6.000     $3,004.14   360     1-May-28   $  455,356.90   85.00
4862114  OAKLAND            NJ     07436 SFD      7.125    6.000     $1,933.57   360     1-Sep-28   $  286,770.49   79.95
4862324  SUWANEE            GA     30024 SFD      6.250    5.983     $2,506.59   360     1-Oct-28   $  407,100.00   79.99
4862668  BURLINGAME         CA     94010 SFD      6.375    6.000     $2,932.19   360     1-Oct-28   $  470,000.00   80.00
4866064  EDMOND             OK     73003 SFD      6.375    6.000     $2,116.80   360     1-Oct-28   $  339,300.00   79.99
4866727  BELVEDERE          CA     94920 SFD      6.625    6.000     $6,403.11   360     1-Oct-28   $1,000,000.00   68.97
4867824  NEW YORK           NY     10019 HCO      6.500    6.000     $2,422.09   360     1-Oct-28   $  383,200.00   80.00
4872269  SUPERIOR           CO     80027 SFD      6.375    6.000     $1,711.90   360     1-Oct-28   $  274,400.00   80.00
4875766  HALF MOON BAY      CA     94019 SFD      7.000    6.000     $2,395.09   360     1-Oct-28   $  360,000.00   80.00
4875800  AUSTIN             TX     78730 SFD      6.250    5.983     $2,111.91   360     1-Oct-28   $  343,000.00   70.00
4877978  ISSAQUAH           WA     98027 SFD      7.000    6.000     $1,596.73   360     1-Oct-28   $  240,000.00   51.06
4878161  ISSAQUAH           WA     98029 SFD      6.750    6.000     $1,660.41   360     1-Oct-28   $  256,000.00   74.20
4879083  ALGONQUIN          IL     60102 SFD      7.000    6.000     $1,631.33   360     1-Sep-28   $  244,999.01   80.00
4880871  YORBA LINDA        CA     92887 SFD      6.625    6.000     $1,818.48   360     1-Oct-28   $  284,000.00   53.16
6589852  GLASTONBURY        CT     06033 SFD      6.750    6.000     $1,750.15   360     1-May-28   $  268,661.25   80.00


MORTGAGE  MORTGAGE          T.O.P.    MASTER   FIXED
LOAN      INSURANCE SERVICE MORTGAGE  SERVICE  RETAINED
NUMBER    CODE      FEE     LOAN      FEE      YIELD
------    ----      ---     ----      ---      -----

4607067             0.25              0.017    0.733
4616250             0.25              0.017    0.608
4630195             0.25              0.017    0.608
4642714             0.25              0.017    0.733
4658374             0.25              0.017    0.233
4663046      17     0.25              0.017    0.858
4673189             0.25              0.017    0.733
4674519             0.25              0.017    0.358
4682767             0.25              0.017    0.108
4686568      13     0.25              0.017    0.733
4691183             0.25              0.017    0.608
4691428             0.25              0.017    0.608
4691460             0.25              0.017    0.608
4698217             0.25              0.017    0.233
4700528             0.25              0.017    0.858
4703620             0.25              0.017    0.858
4703858      17     0.25              0.017    0.608
4704484             0.25              0.017    0.483
4705517             0.25              0.017    0.358
4706634             0.25              0.017    0.608
4707842             0.25              0.017    0.483
4709083             0.25              0.017    0.858
4710518             0.25              0.017    0.358
4710519             0.25              0.017    0.608
4711217             0.25              0.017    0.233
4711239             0.25              0.017    0.483
4712266             0.25              0.017    0.358
4712731             0.25              0.017    0.358
4713289             0.25              0.017    0.858
4714018             0.25              0.017    0.108
4715029             0.25              0.017    0.233
4715266             0.25              0.017    0.483
4716720             0.25              0.017    0.000
4717868             0.25              0.017    0.233
4720216             0.25              0.017    0.233
4721995      17     0.25              0.017    0.608
4724288             0.25              0.017    0.483
4725751             0.25              0.017    0.608
4726562      17     0.25              0.017    0.608
4726819             0.25              0.017    0.483
4727105             0.25              0.017    0.733
4727633             0.25              0.017    0.483
4729589      17     0.25              0.017    0.608
4730091      33     0.25              0.017    0.358
4732418             0.25              0.017    0.233
4732929             0.25              0.017    0.358
4733068             0.25              0.017    0.858
4734149             0.25              0.017    0.358
4734218             0.25              0.017    0.608
4734258             0.25              0.017    0.358
4735533             0.25              0.017    0.608
4736085             0.25              0.017    0.108
4736354             0.25              0.017    0.108
4737090             0.25              0.017    0.608
4737443             0.25              0.017    0.608
4738140             0.25              0.017    0.233
4738912             0.25              0.017    0.483
4739178             0.25              0.017    0.858
4739182             0.25              0.017    0.983
4739248             0.25              0.017    0.358
4739282      33     0.25              0.017    0.233
4739977             0.25              0.017    0.733
4740112             0.25              0.017    0.608
4740611             0.25              0.017    0.358
4740768             0.25              0.017    0.108
4740833             0.25              0.017    0.483
4742380      17     0.25              0.017    0.483
4742613      12     0.25              0.017    0.608
4743565             0.25              0.017    1.233
4743807      12     0.25              0.017    1.108
4743862             0.25              0.017    0.233
4744221             0.25              0.017    0.483
4744477             0.25              0.017    0.483
4745600             0.25              0.017    0.858
4745947             0.25              0.017    0.483
4746363             0.25              0.017    0.608
4747173             0.25              0.017    0.483
4748051             0.25              0.017    0.358
4748438             0.25              0.017    0.108
4748444             0.25              0.017    0.858
4748707             0.25              0.017    0.483
4748895             0.25              0.017    0.358
4749140             0.25              0.017    0.483
4749426             0.25              0.017    0.733
4749587      11     0.25              0.017    0.358
4750770             0.25              0.017    0.608
4750779             0.25              0.017    0.358
4751423             0.25              0.017    0.608
4751865             0.25              0.017    0.233
4752073             0.25              0.017    0.733
4752736             0.25              0.017    0.858
4752891             0.25              0.017    1.108
4753016             0.25              0.017    0.608
4753043             0.25              0.017    0.483
4753048             0.25              0.017    0.483
4753397             0.25              0.017    0.358
4753758             0.25              0.017    0.108
4753958             0.25              0.017    0.358
4753965             0.25              0.017    0.733
4754646      11     0.25              0.017    0.608
4754923             0.25              0.017    0.733
4754967             0.25              0.017    0.983
4755569             0.25              0.017    0.608
4756130             0.25              0.017    0.233
4756483      11     0.25              0.017    0.108
4757072             0.25              0.017    0.483
4757375             0.25              0.017    0.233
4757390             0.25              0.017    0.608
4757433             0.25              0.017    0.858
4757453      17     0.25              0.017    0.858
4757608             0.25              0.017    0.858
4758848             0.25              0.017    0.608
4759376             0.25              0.017    0.233
4759575             0.25              0.017    0.733
4759599             0.25              0.017    1.108
4760319             0.25              0.017    0.608
4761015             0.25              0.017    0.858
4761305             0.25              0.017    0.733
4761478             0.25              0.017    0.233
4761675             0.25              0.017    0.358
4762328             0.25              0.017    0.733
4762505             0.25              0.017    0.733
4762518             0.25              0.017    0.108
4762539             0.25              0.017    0.983
4762687             0.25              0.017    1.483
4763095      17     0.25              0.017    0.858
4763104             0.25              0.017    0.733
4763547             0.25              0.017    0.608
4763608             0.25              0.017    0.608
4764006             0.25              0.017    0.733
4764731             0.25              0.017    1.233
4765396      06     0.25              0.017    0.358
4765423             0.25              0.017    0.233
4765507             0.25              0.017    0.483
4765628             0.25              0.017    0.108
4765671      33     0.25              0.017    0.983
4765746             0.25              0.017    0.608
4765881             0.25              0.017    0.733
4766294             0.25              0.017    0.858
4766400             0.25              0.017    0.483
4766793             0.25              0.017    0.733
4766916             0.25              0.017    0.608
4766984             0.25              0.017    0.733
4767005             0.25              0.017    0.483
4767025             0.25              0.017    0.483
4767053             0.25              0.017    0.233
4767085             0.25              0.017    0.733
4767230             0.25              0.017    0.608
4767514             0.25              0.017    0.608
4767672             0.25              0.017    0.733
4767732             0.25              0.017    0.483
4767765             0.25              0.017    0.608
4767797             0.25              0.017    0.233
4767881             0.25              0.017    0.483
4767947             0.25              0.017    0.733
4767962             0.25              0.017    0.108
4768119             0.25              0.017    0.233
4768330             0.25              0.017    0.483
4770555             0.25              0.017    0.358
4770603             0.25              0.017    0.608
4770751      17     0.25              0.017    0.233
4770875             0.25              0.017    0.858
4771022             0.25              0.017    0.108
4771130             0.25              0.017    0.608
4771199             0.25              0.017    1.108
4771400             0.25              0.017    0.733
4771491             0.25              0.017    0.483
4771875             0.25              0.017    0.733
4772082             0.25              0.017    0.233
4772094             0.25              0.017    0.608
4772203             0.25              0.017    0.983
4772240             0.25              0.017    0.608
4772360      06     0.25              0.017    0.858
4772615             0.25              0.017    0.358
4772644             0.25              0.017    0.608
4772941             0.25              0.017    1.233
4772962             0.25              0.017    0.608
4773042             0.25              0.017    0.858
4773071             0.25              0.017    0.483
4773167             0.25              0.017    0.983
4773473             0.25              0.017    1.233
4773568             0.25              0.017    0.483
4773659             0.25              0.017    0.358
4773668             0.25              0.017    0.608
4773706             0.25              0.017    0.483
4773827             0.25              0.017    0.000
4774500             0.25              0.017    0.858
4774510             0.25              0.017    0.233
4774654             0.25              0.017    0.858
4774833      33     0.25              0.017    0.858
4774871             0.25              0.017    0.483
4774984             0.25              0.017    0.483
4775071             0.25              0.017    0.483
4775367             0.25              0.017    0.358
4775411             0.25              0.017    0.358
4775539             0.25              0.017    1.233
4775621             0.25              0.017    0.483
4775647             0.25              0.017    0.733
4775705             0.25              0.017    0.000
4775987             0.25              0.017    0.983
4776136             0.25              0.017    0.108
4776166             0.25              0.017    0.358
4776278             0.25              0.017    0.733
4776423             0.25              0.017    0.483
4776604             0.25              0.017    0.608
4776607      06     0.25              0.017    0.483
4776706             0.25              0.017    0.483
4776745             0.25              0.017    0.608
4776950             0.25              0.017    0.233
4776983             0.25              0.017    0.608
4777100             0.25              0.017    0.483
4777101             0.25              0.017    0.483
4777201             0.25              0.017    0.483
4777305      17     0.25              0.017    1.233
4777571             0.25              0.017    0.483
4777789             0.25              0.017    0.733
4778038             0.25              0.017    0.608
4778090             0.25              0.017    0.483
4778156             0.25              0.017    1.108
4778806             0.25              0.017    0.858
4779009             0.25              0.017    0.608
4779046             0.25              0.017    0.483
4779060             0.25              0.017    0.108
4779066             0.25              0.017    0.608
4779235             0.25              0.017    0.733
4779275      12     0.25              0.017    0.608
4779495             0.25              0.017    0.608
4779512             0.25              0.017    0.483
4779667             0.25              0.017    0.233
4779783             0.25              0.017    0.608
4780306             0.25              0.017    0.608
4780331             0.25              0.017    1.108
4780551             0.25              0.017    0.483
4780744             0.25              0.017    0.733
4780774             0.25              0.017    0.358
4780867             0.25              0.017    0.608
4780912             0.25              0.017    0.483
4780970             0.25              0.017    0.358
4781354             0.25              0.017    0.983
4781796             0.25              0.017    0.483
4781980             0.25              0.017    0.608
4782276             0.25              0.017    0.733
4782293      33     0.25              0.017    0.733
4782796             0.25              0.017    0.358
4782834             0.25              0.017    0.983
4782961             0.25              0.017    0.108
4782980             0.25              0.017    0.233
4783022      11     0.25              0.017    0.858
4783028      17     0.25              0.017    0.733
4783040             0.25              0.017    0.000
4783042             0.25              0.017    0.483
4783113             0.25              0.017    0.358
4783157      33     0.25              0.017    0.358
4783206             0.25              0.017    0.358
4783518             0.25              0.017    0.483
4783547             0.25              0.017    0.608
4783658             0.25              0.017    0.483
4783724             0.25              0.017    0.358
4783742             0.25              0.017    0.608
4783841             0.25              0.017    0.858
4783842             0.25              0.017    0.483
4783849             0.25              0.017    0.608
4783858             0.25              0.017    0.858
4784000             0.25              0.017    0.483
4784098             0.25              0.017    0.483
4784133             0.25              0.017    0.483
4784152             0.25              0.017    1.358
4784356             0.25              0.017    0.233
4784437             0.25              0.017    0.608
4784532             0.25              0.017    0.608
4784607             0.25              0.017    0.233
4784651             0.25              0.017    0.358
4784686             0.25              0.017    0.608
4785006             0.25              0.017    0.733
4785018             0.25              0.017    0.358
4785189             0.25              0.017    0.358
4785236             0.25              0.017    0.858
4785278      17     0.25              0.017    0.608
4785293             0.25              0.017    0.233
4785414             0.25              0.017    0.483
4785427             0.25              0.017    0.483
4785644             0.25              0.017    0.358
4785646             0.25              0.017    0.358
4785729      11     0.25              0.017    0.233
4785958             0.25              0.017    0.233
4785963             0.25              0.017    0.858
4786078             0.25              0.017    0.733
4786094             0.25              0.017    0.000
4786109             0.25              0.017    0.233
4786282             0.25              0.017    0.608
4786317             0.25              0.017    0.983
4786670             0.25              0.017    0.000
4787039             0.25              0.017    0.358
4787157             0.25              0.017    0.483
4787223             0.25              0.017    0.358
4787229             0.25              0.017    0.608
4787284             0.25              0.017    0.483
4787293             0.25              0.017    0.608
4787335             0.25              0.017    0.858
4787352             0.25              0.017    1.108
4787481             0.25              0.017    0.233
4787489      33     0.25              0.017    1.483
4787699             0.25              0.017    0.608
4787731             0.25              0.017    0.608
4787762             0.25              0.017    1.108
4787780             0.25              0.017    0.483
4787793             0.25              0.017    0.483
4787834             0.25              0.017    0.483
4787930             0.25              0.017    0.233
4787935             0.25              0.017    0.483
4788218             0.25              0.017    0.733
4788240      06     0.25              0.017    0.483
4788324             0.25              0.017    0.483
4788440             0.25              0.017    0.358
4788450             0.25              0.017    0.358
4788479             0.25              0.017    0.608
4788560             0.25              0.017    0.233
4788582      33     0.25              0.017    0.108
4788590             0.25              0.017    0.233
4788595             0.25              0.017    0.608
4788690             0.25              0.017    0.608
4788946             0.25              0.017    0.483
4788962             0.25              0.017    0.983
4789050             0.25              0.017    0.483
4789090             0.25              0.017    0.483
4789110             0.25              0.017    0.483
4789153             0.25              0.017    0.233
4789345             0.25              0.017    0.733
4789377             0.25              0.017    0.358
4789563             0.25              0.017    0.483
4789651             0.25              0.017    0.858
4789704      06     0.25              0.017    0.733
4789828             0.25              0.017    0.483
4789984             0.25              0.017    0.483
4790073             0.25              0.017    0.483
4790096             0.25              0.017    0.108
4790131             0.25              0.017    1.108
4790172      06     0.25              0.017    0.483
4790193             0.25              0.017    0.608
4790251             0.25              0.017    0.483
4790340             0.25              0.017    0.233
4790371             0.25              0.017    0.733
4790383             0.25              0.017    0.608
4790391             0.25              0.017    0.233
4790527             0.25              0.017    0.483
4790560             0.25              0.017    0.358
4790602             0.25              0.017    0.733
4790627             0.25              0.017    1.233
4790652             0.25              0.017    0.233
4790665             0.25              0.017    0.733
4790682             0.25              0.017    0.858
4790698             0.25              0.017    0.608
4790781             0.25              0.017    0.483
4790790             0.25              0.017    0.358
4790824             0.25              0.017    0.358
4790858      06     0.25              0.017    0.733
4790863             0.25              0.017    0.733
4790944             0.25              0.017    0.108
4790993      06     0.25              0.017    0.608
4791057             0.25              0.017    0.733
4791180      06     0.25              0.017    0.483
4791186             0.25              0.017    0.358
4791280             0.25              0.017    0.483
4791290      11     0.25              0.017    0.733
4791373             0.25              0.017    1.358
4791397             0.25              0.017    0.233
4791810             0.25              0.017    0.358
4792127             0.25              0.017    0.733
4792253             0.25              0.017    0.483
4792415             0.25              0.017    0.733
4792515             0.25              0.017    0.483
4792576      11     0.25              0.017    0.983
4792587             0.25              0.017    1.233
4792608      17     0.25              0.017    0.858
4792632             0.25              0.017    0.483
4792663             0.25              0.017    0.483
4792699             0.25              0.017    0.000
4792795             0.25              0.017    0.483
4792879             0.25              0.017    0.358
4792906             0.25              0.017    0.358
4792912             0.25              0.017    0.483
4793150             0.25              0.017    0.483
4793240             0.25              0.017    0.858
4793259             0.25              0.017    0.483
4793281             0.25              0.017    0.483
4793559             0.25              0.017    0.358
4793565             0.25              0.017    0.608
4793593             0.25              0.017    0.483
4794000             0.25              0.017    0.358
4794008             0.25              0.017    0.483
4794071             0.25              0.017    0.483
4794122             0.25              0.017    0.608
4794126             0.25              0.017    0.358
4794229             0.25              0.017    0.483
4794232             0.25              0.017    0.233
4794288             0.25              0.017    0.108
4794398             0.25              0.017    1.358
4794446             0.25              0.017    0.233
4794465             0.25              0.017    0.733
4794669             0.25              0.017    0.608
4794781             0.25              0.017    0.733
4794783             0.25              0.017    0.358
4794804             0.25              0.017    0.608
4794874             0.25              0.017    0.358
4794943             0.25              0.017    0.733
4794951      17     0.25              0.017    0.483
4795028             0.25              0.017    0.733
4795146             0.25              0.017    0.733
4795203             0.25              0.017    1.483
4795253             0.25              0.017    0.733
4795292             0.25              0.017    0.358
4795323             0.25              0.017    0.358
4795376             0.25              0.017    0.608
4795424             0.25              0.017    0.608
4795447             0.25              0.017    0.483
4795482             0.25              0.017    0.358
4795593      06     0.25              0.017    0.733
4795628             0.25              0.017    0.358
4795736      17     0.25              0.017    0.483
4795819             0.25              0.017    0.483
4795854      17     0.25              0.017    0.483
4795877             0.25              0.017    0.483
4795913             0.25              0.017    0.483
4795945             0.25              0.017    1.108
4795946      17     0.25              0.017    0.733
4795983             0.25              0.017    0.733
4796030             0.25              0.017    0.483
4796046             0.25              0.017    0.483
4796069             0.25              0.017    0.483
4796098             0.25              0.017    0.483
4796290             0.25              0.017    0.483
4796299             0.25              0.017    0.733
4796320      17     0.25              0.017    0.483
4796339             0.25              0.017    0.608
4796346             0.25              0.017    0.358
4796358             0.25              0.017    0.483
4796383             0.25              0.017    0.233
4796489             0.25              0.017    0.608
4796536             0.25              0.017    0.733
4796590             0.25              0.017    0.358
4796592             0.25              0.017    0.483
4796659             0.25              0.017    0.608
4796691             0.25              0.017    0.358
4796745             0.25              0.017    0.483
4796802             0.25              0.017    0.983
4796808      11     0.25              0.017    0.233
4796856             0.25              0.017    0.608
4796889             0.25              0.017    0.358
4796896             0.25              0.017    0.483
4796915             0.25              0.017    0.483
4796951             0.25              0.017    0.608
4797060             0.25              0.017    0.733
4797070             0.25              0.017    0.233
4797143             0.25              0.017    0.858
4797248             0.25              0.017    0.483
4797285             0.25              0.017    0.358
4797415      11     0.25              0.017    0.483
4797447             0.25              0.017    0.233
4797523             0.25              0.017    0.233
4797526             0.25              0.017    0.108
4797563             0.25              0.017    0.608
4797592             0.25              0.017    0.608
4797691             0.25              0.017    0.733
4797708             0.25              0.017    0.358
4797711             0.25              0.017    0.108
4797763             0.25              0.017    0.233
4797918             0.25              0.017    0.483
4797955             0.25              0.017    0.608
4798144             0.25              0.017    0.358
4798167             0.25              0.017    0.858
4798210             0.25              0.017    0.608
4798246             0.25              0.017    0.608
4798267      11     0.25              0.017    0.233
4798280      17     0.25              0.017    0.858
4798320             0.25              0.017    0.483
4798352             0.25              0.017    0.358
4798353             0.25              0.017    0.608
4798468             0.25              0.017    0.858
4798572             0.25              0.017    0.483
4798661             0.25              0.017    0.358
4798694             0.25              0.017    1.358
4798701             0.25              0.017    0.483
4798741             0.25              0.017    0.483
4798783             0.25              0.017    0.733
4798791             0.25              0.017    0.733
4798959             0.25              0.017    0.608
4798984      33     0.25              0.017    0.608
4799275             0.25              0.017    0.108
4799370             0.25              0.017    0.483
4799393             0.25              0.017    0.108
4799406             0.25              0.017    0.608
4799499             0.25              0.017    0.233
4799561             0.25              0.017    0.983
4799735             0.25              0.017    0.983
4799766             0.25              0.017    0.483
4799777      06     0.25              0.017    0.483
4799806      33     0.25              0.017    0.608
4799976             0.25              0.017    0.358
4800039             0.25              0.017    0.608
4800045             0.25              0.017    0.733
4800258             0.25              0.017    0.358
4800307             0.25              0.017    0.608
4800331             0.25              0.017    0.358
4800440             0.25              0.017    0.483
4800510             0.25              0.017    0.608
4800547             0.25              0.017    0.483
4800636             0.25              0.017    0.983
4800715             0.25              0.017    0.233
4800778             0.25              0.017    0.358
4800885      11     0.25              0.017    0.233
4800971             0.25              0.017    0.608
4801046             0.25              0.017    0.608
4801076             0.25              0.017    0.233
4801134             0.25              0.017    0.608
4801146             0.25              0.017    0.608
4801156             0.25              0.017    0.000
4801207             0.25              0.017    0.483
4801263             0.25              0.017    0.000
4801274             0.25              0.017    0.483
4801380             0.25              0.017    0.483
4801393             0.25              0.017    0.483
4801418      17     0.25              0.017    0.233
4801502             0.25              0.017    0.483
4801558             0.25              0.017    0.233
4801570             0.25              0.017    0.733
4801790             0.25              0.017    0.358
4801802             0.25              0.017    0.358
4801828             0.25              0.017    0.858
4801937             0.25              0.017    0.000
4801953             0.25              0.017    0.358
4802158             0.25              0.017    0.108
4802164             0.25              0.017    0.483
4802597             0.25              0.017    0.233
4802642      17     0.25              0.017    0.483
4802674             0.25              0.017    0.983
4802866             0.25              0.017    0.608
4802981             0.25              0.017    0.733
4803030             0.25              0.017    0.483
4803036             0.25              0.017    0.483
4803066             0.25              0.017    0.358
4803068             0.25              0.017    0.000
4803123             0.25              0.017    0.858
4803278             0.25              0.017    0.733
4803290             0.25              0.017    0.858
4803306      17     0.25              0.017    0.358
4803459             0.25              0.017    0.608
4803525             0.25              0.017    0.858
4803600             0.25              0.017    0.108
4803602             0.25              0.017    0.483
4803635             0.25              0.017    0.358
4803684             0.25              0.017    0.483
4803735      17     0.25              0.017    1.483
4803840      33     0.25              0.017    0.358
4803990             0.25              0.017    0.233
4804006             0.25              0.017    0.733
4804030             0.25              0.017    0.608
4804035             0.25              0.017    0.233
4804070             0.25              0.017    0.358
4804109             0.25              0.017    0.483
4804174             0.25              0.017    0.483
4804183             0.25              0.017    0.358
4804228             0.25              0.017    0.983
4804559             0.25              0.017    0.108
4804627             0.25              0.017    0.733
4804653             0.25              0.017    0.983
4804656             0.25              0.017    0.733
4804671             0.25              0.017    0.483
4804837             0.25              0.017    0.983
4804839             0.25              0.017    0.233
4804847             0.25              0.017    0.733
4804879             0.25              0.017    0.358
4804915             0.25              0.017    0.733
4804927             0.25              0.017    0.358
4804947             0.25              0.017    0.608
4805082             0.25              0.017    0.483
4805104      17     0.25              0.017    0.483
4805114             0.25              0.017    0.358
4805133             0.25              0.017    0.233
4805152             0.25              0.017    0.483
4805210             0.25              0.017    0.733
4805253      17     0.25              0.017    0.483
4805260             0.25              0.017    0.483
4805307             0.25              0.017    0.000
4805386      17     0.25              0.017    0.608
4805466             0.25              0.017    0.608
4805582             0.25              0.017    0.608
4805590      17     0.25              0.017    0.483
4805652             0.25              0.017    0.483
4805661             0.25              0.017    0.000
4805690             0.25              0.017    0.608
4805839             0.25              0.017    0.733
4805872             0.25              0.017    0.483
4805912      11     0.25              0.017    0.483
4805956             0.25              0.017    0.483
4805972             0.25              0.017    0.233
4806035             0.25              0.017    0.733
4806047             0.25              0.017    0.733
4806064             0.25              0.017    0.733
4806072             0.25              0.017    0.233
4806081             0.25              0.017    0.358
4806111             0.25              0.017    0.733
4806184             0.25              0.017    0.358
4806221             0.25              0.017    0.733
4806233             0.25              0.017    1.108
4806245             0.25              0.017    0.483
4806266             0.25              0.017    0.000
4806277             0.25              0.017    0.733
4806466             0.25              0.017    0.608
4806483             0.25              0.017    0.733
4806519             0.25              0.017    0.608
4806565             0.25              0.017    0.858
4806589             0.25              0.017    0.483
4806672             0.25              0.017    0.000
4806703             0.25              0.017    0.108
4806731             0.25              0.017    0.483
4806739             0.25              0.017    0.733
4806745             0.25              0.017    0.358
4806756             0.25              0.017    0.483
4807029             0.25              0.017    1.108
4807147      17     0.25              0.017    0.983
4807182             0.25              0.017    0.233
4807411             0.25              0.017    0.733
4807607      33     0.25              0.017    0.733
4807663             0.25              0.017    0.108
4807692             0.25              0.017    0.858
4807729             0.25              0.017    0.000
4807789             0.25              0.017    0.608
4807904             0.25              0.017    0.858
4808398             0.25              0.017    0.358
4808406             0.25              0.017    0.733
4808418             0.25              0.017    1.108
4808489             0.25              0.017    0.483
4808615             0.25              0.017    0.358
4808674             0.25              0.017    0.108
4808756             0.25              0.017    0.608
4808903             0.25              0.017    0.108
4808904             0.25              0.017    0.483
4808906             0.25              0.017    0.733
4809137      11     0.25              0.017    0.858
4809143      17     0.25              0.017    0.000
4809305             0.25              0.017    0.733
4809353             0.25              0.017    0.000
4809377             0.25              0.017    0.733
4809525             0.25              0.017    0.108
4809788             0.25              0.017    0.358
4809864             0.25              0.017    0.358
4809972             0.25              0.017    0.983
4810005             0.25              0.017    0.733
4810088             0.25              0.017    0.608
4810161             0.25              0.017    0.483
4810183             0.25              0.017    0.233
4810188             0.25              0.017    0.108
4810204             0.25              0.017    0.358
4810207             0.25              0.017    0.608
4810225      12     0.25              0.017    0.608
4810237             0.25              0.017    0.733
4810330             0.25              0.017    0.233
4810496             0.25              0.017    0.358
4810517             0.25              0.017    1.108
4810527             0.25              0.017    0.000
4810577             0.25              0.017    0.233
4810626             0.25              0.017    0.233
4810652             0.25              0.017    0.233
4810663             0.25              0.017    0.483
4810726      33     0.25              0.017    0.483
4810747      06     0.25              0.017    0.733
4810752             0.25              0.017    0.733
4810904             0.25              0.017    0.358
4810933             0.25              0.017    0.733
4810935             0.25              0.017    0.483
4811013             0.25              0.017    0.983
4811122             0.25              0.017    0.858
4811199             0.25              0.017    0.358
4811211      33     0.25              0.017    0.483
4811273             0.25              0.017    0.483
4811275             0.25              0.017    0.358
4811280             0.25              0.017    0.358
4811287             0.25              0.017    0.233
4811346             0.25              0.017    0.608
4811361             0.25              0.017    0.358
4811366             0.25              0.017    0.233
4811490             0.25              0.017    0.608
4811541             0.25              0.017    0.233
4811723             0.25              0.017    0.358
4811800             0.25              0.017    0.233
4811813             0.25              0.017    0.233
4811872      17     0.25              0.017    0.733
4811885             0.25              0.017    0.608
4811970             0.25              0.017    0.608
4812019             0.25              0.017    0.608
4812046             0.25              0.017    1.108
4812075             0.25              0.017    0.358
4812120      33     0.25              0.017    0.483
4812125             0.25              0.017    0.608
4812129             0.25              0.017    0.983
4812164             0.25              0.017    0.358
4812236             0.25              0.017    0.608
4812281             0.25              0.017    0.108
4812287             0.25              0.017    0.608
4812363             0.25              0.017    0.233
4812396             0.25              0.017    0.233
4812440             0.25              0.017    0.358
4812536             0.25              0.017    0.233
4812593             0.25              0.017    0.483
4812698             0.25              0.017    0.858
4812746             0.25              0.017    0.733
4812751             0.25              0.017    0.608
4812786             0.25              0.017    0.483
4812804             0.25              0.017    0.733
4812899             0.25              0.017    0.233
4812951             0.25              0.017    0.233
4813018             0.25              0.017    0.858
4813046             0.25              0.017    0.358
4813075             0.25              0.017    0.733
4813144             0.25              0.017    1.108
4813158             0.25              0.017    0.233
4813186             0.25              0.017    0.983
4813195             0.25              0.017    0.358
4813299             0.25              0.017    0.483
4813314             0.25              0.017    0.358
4813404             0.25              0.017    0.483
4813426      06     0.25              0.017    0.733
4813464             0.25              0.017    0.608
4813471             0.25              0.017    0.733
4813503             0.25              0.017    0.733
4813605             0.25              0.017    0.233
4813753             0.25              0.017    0.733
4813765             0.25              0.017    0.483
4813798             0.25              0.017    0.233
4813857      17     0.25              0.017    0.608
4813925             0.25              0.017    1.233
4813972             0.25              0.017    0.358
4813999             0.25              0.017    0.858
4814012             0.25              0.017    0.358
4814020             0.25              0.017    0.358
4814265      12     0.25              0.017    0.983
4814353             0.25              0.017    0.000
4814365             0.25              0.017    0.108
4814374             0.25              0.017    0.233
4814420             0.25              0.017    0.000
4814503             0.25              0.017    0.608
4814508             0.25              0.017    0.483
4814548             0.25              0.017    0.483
4814557             0.25              0.017    0.000
4814563      17     0.25              0.017    0.608
4814603      11     0.25              0.017    0.733
4814628             0.25              0.017    0.608
4814692             0.25              0.017    0.483
4814734             0.25              0.017    0.483
4814769             0.25              0.017    0.358
4814785             0.25              0.017    0.233
4814798             0.25              0.017    0.608
4814815             0.25              0.017    0.483
4814830             0.25              0.017    0.483
4814842      17     0.25              0.017    0.733
4814867             0.25              0.017    0.483
4814892             0.25              0.017    0.233
4814895             0.25              0.017    0.608
4814915             0.25              0.017    0.483
4814917             0.25              0.017    0.608
4814962             0.25              0.017    0.608
4815005             0.25              0.017    0.483
4815009             0.25              0.017    0.233
4815101             0.25              0.017    0.233
4815283             0.25              0.017    0.233
4815284      17     0.25              0.017    0.000
4815317             0.25              0.017    0.233
4815360             0.25              0.017    0.483
4815369             0.25              0.017    0.483
4815422             0.25              0.017    0.858
4815474      33     0.25              0.017    0.983
4815516             0.25              0.017    1.108
4815586             0.25              0.017    0.608
4815600             0.25              0.017    0.000
4815701             0.25              0.017    0.858
4815703             0.25              0.017    0.483
4815808             0.25              0.017    0.108
4815851      17     0.25              0.017    0.483
4815899             0.25              0.017    0.358
4815961             0.25              0.017    0.483
4815998             0.25              0.017    0.608
4816017             0.25              0.017    0.733
4816137             0.25              0.017    0.858
4816142             0.25              0.017    0.483
4816163             0.25              0.017    0.358
4816197             0.25              0.017    1.108
4816232             0.25              0.017    0.733
4816335             0.25              0.017    0.483
4816371             0.25              0.017    0.608
4816410             0.25              0.017    0.108
4816416             0.25              0.017    0.608
4816482             0.25              0.017    0.483
4816630             0.25              0.017    0.358
4816650             0.25              0.017    0.608
4816730             0.25              0.017    0.733
4816736      11     0.25              0.017    0.358
4816855      06     0.25              0.017    0.233
4816975             0.25              0.017    0.358
4817065             0.25              0.017    0.608
4817118             0.25              0.017    0.983
4817141      06     0.25              0.017    1.608
4817195             0.25              0.017    0.233
4817333             0.25              0.017    0.358
4817351             0.25              0.017    0.483
4817366             0.25              0.017    0.233
4817426             0.25              0.017    0.608
4817556             0.25              0.017    0.608
4817675             0.25              0.017    0.608
4817782             0.25              0.017    0.483
4817972             0.25              0.017    0.483
4817974             0.25              0.017    0.358
4817987             0.25              0.017    0.108
4818057             0.25              0.017    0.608
4818108             0.25              0.017    0.483
4818129             0.25              0.017    0.733
4818221             0.25              0.017    0.358
4818443      33     0.25              0.017    0.233
4818501             0.25              0.017    0.608
4818793             0.25              0.017    0.358
4818821             0.25              0.017    0.358
4818838             0.25              0.017    0.608
4818910             0.25              0.017    0.233
4818958             0.25              0.017    0.358
4819060      13     0.25              0.017    0.483
4819070             0.25              0.017    0.108
4819164      33     0.25              0.017    0.233
4819202             0.25              0.017    0.358
4819220      33     0.25              0.017    1.483
4819281             0.25              0.017    0.733
4819327             0.25              0.017    1.108
4819350             0.25              0.017    0.608
4819408             0.25              0.017    0.483
4819433             0.25              0.017    0.733
4819480             0.25              0.017    0.858
4819668      17     0.25              0.017    0.983
4819762             0.25              0.017    0.358
4819791             0.25              0.017    0.483
4819803             0.25              0.017    0.358
4820459             0.25              0.017    0.108
4820463             0.25              0.017    0.483
4820506             0.25              0.017    0.000
4820566             0.25              0.017    0.108
4820577             0.25              0.017    0.983
4820587             0.25              0.017    0.358
4820605             0.25              0.017    0.483
4820654             0.25              0.017    0.233
4820675             0.25              0.017    0.608
4820677             0.25              0.017    0.233
4820699             0.25              0.017    0.608
4820766             0.25              0.017    0.358
4820814      11     0.25              0.017    0.233
4820839             0.25              0.017    0.108
4820927             0.25              0.017    0.483
4820980             0.25              0.017    0.608
4820984             0.25              0.017    0.233
4821016             0.25              0.017    0.358
4821098      06     0.25              0.017    0.233
4821155             0.25              0.017    0.483
4821180             0.25              0.017    0.483
4821183      11     0.25              0.017    0.483
4821192             0.25              0.017    1.358
4821235             0.25              0.017    0.358
4821268             0.25              0.017    0.983
4821357             0.25              0.017    0.858
4821494             0.25              0.017    0.358
4821501             0.25              0.017    0.483
4821551             0.25              0.017    0.358
4821607             0.25              0.017    0.483
4821627             0.25              0.017    0.483
4821670             0.25              0.017    0.483
4821733             0.25              0.017    0.358
4821744             0.25              0.017    0.983
4821789             0.25              0.017    0.608
4821950             0.25              0.017    0.233
4821982      06     0.25              0.017    0.483
4821994             0.25              0.017    0.000
4822066             0.25              0.017    0.108
4822096             0.25              0.017    0.358
4822120             0.25              0.017    0.108
4822296      11     0.25              0.017    0.233
4822506             0.25              0.017    0.608
4822558             0.25              0.017    0.358
4822568             0.25              0.017    0.608
4822642             0.25              0.017    0.608
4822675             0.25              0.017    0.983
4822792             0.25              0.017    0.608
4822836      11     0.25              0.017    0.608
4822865             0.25              0.017    0.233
4822901             0.25              0.017    0.608
4822906      12     0.25              0.017    0.858
4823021             0.25              0.017    0.358
4823053             0.25              0.017    0.483
4823125      06     0.25              0.017    0.608
4823244             0.25              0.017    0.483
4823251             0.25              0.017    1.108
4823295             0.25              0.017    0.233
4823401             0.25              0.017    0.608
4823403             0.25              0.017    0.108
4823416             0.25              0.017    0.858
4823442             0.25              0.017    0.358
4823471      06     0.25              0.017    0.483
4823559             0.25              0.017    0.358
4823595      17     0.25              0.017    0.108
4823667             0.25              0.017    0.858
4823709             0.25              0.017    0.733
4823740             0.25              0.017    0.608
4823801             0.25              0.017    0.608
4823813             0.25              0.017    0.358
4824085             0.25              0.017    0.358
4824099             0.25              0.017    0.983
4824119             0.25              0.017    0.858
4824253             0.25              0.017    0.733
4824313             0.25              0.017    0.983
4824510             0.25              0.017    0.733
4824593             0.25              0.017    0.733
4824676             0.25              0.017    0.733
4824797             0.25              0.017    0.608
4824800             0.25              0.017    0.233
4824875             0.25              0.017    0.483
4824883             0.25              0.017    0.733
4825087             0.25              0.017    0.483
4825172      12     0.25              0.017    1.608
4825281             0.25              0.017    0.483
4825376             0.25              0.017    0.608
4825412             0.25              0.017    0.983
4825484             0.25              0.017    0.608
4825487             0.25              0.017    0.358
4825559             0.25              0.017    0.483
4825883             0.25              0.017    0.733
4825963             0.25              0.017    0.358
4826003             0.25              0.017    0.858
4826010             0.25              0.017    0.858
4826065             0.25              0.017    0.358
4826085             0.25              0.017    0.108
4826175             0.25              0.017    1.108
4826199             0.25              0.017    0.733
4826226             0.25              0.017    0.608
4826239             0.25              0.017    0.483
4826330             0.25              0.017    0.233
4826348             0.25              0.017    0.108
4826408             0.25              0.017    0.483
4826421             0.25              0.017    0.608
4826480             0.25              0.017    0.483
4826487             0.25              0.017    0.358
4826583             0.25              0.017    0.858
4826645             0.25              0.017    0.108
4826672             0.25              0.017    0.233
4826698             0.25              0.017    0.358
4826700      11     0.25              0.017    0.608
4826717             0.25              0.017    0.608
4826724             0.25              0.017    0.483
4826742      11     0.25              0.017    0.608
4826773             0.25              0.017    0.358
4826895             0.25              0.017    0.108
4826989             0.25              0.017    0.233
4827007      17     0.25              0.017    0.233
4827055             0.25              0.017    0.358
4827086             0.25              0.017    0.108
4827087             0.25              0.017    0.733
4827090             0.25              0.017    0.483
4827173             0.25              0.017    0.608
4827280             0.25              0.017    0.733
4827345             0.25              0.017    0.358
4827388             0.25              0.017    1.108
4827411             0.25              0.017    0.983
4827453      33     0.25              0.017    0.733
4827522      17     0.25              0.017    0.358
4827864             0.25              0.017    0.608
4827906             0.25              0.017    0.608
4827966             0.25              0.017    0.858
4827972             0.25              0.017    0.733
4827987             0.25              0.017    0.108
4828055             0.25              0.017    0.483
4828082             0.25              0.017    0.858
4828126             0.25              0.017    0.358
4828131             0.25              0.017    0.358
4828140             0.25              0.017    0.233
4828164             0.25              0.017    0.483
4828167             0.25              0.017    0.733
4828184             0.25              0.017    1.108
4828234             0.25              0.017    0.233
4828346             0.25              0.017    0.108
4828377      11     0.25              0.017    1.108
4828397             0.25              0.017    0.000
4828458             0.25              0.017    0.358
4828480             0.25              0.017    0.983
4828521             0.25              0.017    0.358
4828535             0.25              0.017    0.733
4828536             0.25              0.017    0.733
4828557             0.25              0.017    0.983
4828569             0.25              0.017    0.483
4828577      33     0.25              0.017    1.108
4828623             0.25              0.017    0.358
4828637             0.25              0.017    0.358
4828667             0.25              0.017    0.608
4828866             0.25              0.017    0.233
4828870      33     0.25              0.017    1.233
4828871             0.25              0.017    0.733
4828907             0.25              0.017    0.483
4828930             0.25              0.017    0.483
4828982             0.25              0.017    0.733
4828997             0.25              0.017    0.358
4829013             0.25              0.017    0.233
4829085             0.25              0.017    0.483
4829228      17     0.25              0.017    0.108
4829251             0.25              0.017    0.858
4829453             0.25              0.017    0.608
4829457             0.25              0.017    0.483
4829486             0.25              0.017    0.483
4829509             0.25              0.017    0.858
4829525             0.25              0.017    0.983
4829549             0.25              0.017    0.608
4829565             0.25              0.017    0.733
4829682             0.25              0.017    0.233
4829704             0.25              0.017    0.733
4829832             0.25              0.017    0.483
4829854             0.25              0.017    0.858
4829884             0.25              0.017    0.483
4829890             0.25              0.017    0.108
4829913             0.25              0.017    0.733
4829994             0.25              0.017    0.233
4830247             0.25              0.017    0.733
4830415             0.25              0.017    0.233
4830422             0.25              0.017    0.608
4830457             0.25              0.017    0.483
4830465             0.25              0.017    0.000
4830489             0.25              0.017    0.483
4830562             0.25              0.017    0.483
4830589             0.25              0.017    0.233
4830597             0.25              0.017    0.858
4830627      12     0.25              0.017    0.233
4830649             0.25              0.017    0.483
4830708             0.25              0.017    0.608
4830836             0.25              0.017    0.733
4830852             0.25              0.017    0.358
4830866             0.25              0.017    0.233
4830939             0.25              0.017    0.108
4830949             0.25              0.017    0.000
4831028             0.25              0.017    0.483
4831052             0.25              0.017    0.483
4831145             0.25              0.017    0.358
4831177             0.25              0.017    0.483
4831181             0.25              0.017    0.858
4831205             0.25              0.017    0.608
4831257             0.25              0.017    0.733
4831291             0.25              0.017    0.733
4831369             0.25              0.017    0.483
4831452             0.25              0.017    0.108
4831476             0.25              0.017    0.733
4831656             0.25              0.017    0.608
4831680             0.25              0.017    0.358
4831786             0.25              0.017    0.608
4831797             0.25              0.017    0.233
4831895             0.25              0.017    0.733
4831934             0.25              0.017    0.858
4831947             0.25              0.017    0.358
4832098             0.25              0.017    0.608
4832165             0.25              0.017    0.358
4832235             0.25              0.017    0.000
4832238             0.25              0.017    0.858
4832274             0.25              0.017    0.483
4832313             0.25              0.017    0.233
4832363             0.25              0.017    0.358
4832475      17     0.25              0.017    0.358
4832520             0.25              0.017    0.358
4832527             0.25              0.017    0.608
4832731             0.25              0.017    0.358
4832808             0.25              0.017    0.858
4832867             0.25              0.017    1.233
4832890             0.25              0.017    0.608
4832909             0.25              0.017    0.608
4832934             0.25              0.017    0.358
4832948             0.25              0.017    0.608
4833081             0.25              0.017    0.608
4833087             0.25              0.017    0.483
4833149             0.25              0.017    0.983
4833153             0.25              0.017    0.358
4833209             0.25              0.017    0.358
4833222             0.25              0.017    0.358
4833286             0.25              0.017    0.358
4833322      17     0.25              0.017    0.483
4833410             0.25              0.017    0.483
4833445             0.25              0.017    0.358
4833467             0.25              0.017    0.108
4833688             0.25              0.017    0.983
4833784             0.25              0.017    1.108
4833827             0.25              0.017    0.483
4833945             0.25              0.017    1.108
4833999             0.25              0.017    0.733
4834008             0.25              0.017    0.483
4834020             0.25              0.017    0.608
4834039             0.25              0.017    0.358
4834083             0.25              0.017    0.733
4834154             0.25              0.017    0.608
4834202      12     0.25              0.017    0.983
4834325             0.25              0.017    0.483
4834443             0.25              0.017    0.858
4834556             0.25              0.017    0.108
4834623             0.25              0.017    0.483
4834710             0.25              0.017    0.233
4834799             0.25              0.017    0.983
4834814             0.25              0.017    0.233
4834844             0.25              0.017    0.000
4835061      12     0.25              0.017    0.483
4835226             0.25              0.017    0.733
4835269             0.25              0.017    0.358
4835352             0.25              0.017    0.983
4835560             0.25              0.017    1.108
4835742             0.25              0.017    0.483
4835788             0.25              0.017    0.483
4835927             0.25              0.017    0.483
4836016      17     0.25              0.017    1.233
4836567             0.25              0.017    0.608
4836679             0.25              0.017    0.000
4836780             0.25              0.017    0.108
4836782             0.25              0.017    0.483
4836841             0.25              0.017    0.608
4836857             0.25              0.017    0.608
4836886             0.25              0.017    0.108
4836926             0.25              0.017    0.733
4837204             0.25              0.017    0.608
4837205             0.25              0.017    0.000
4837215             0.25              0.017    0.733
4837263      13     0.25              0.017    0.733
4837311             0.25              0.017    0.233
4837347             0.25              0.017    0.483
4837422             0.25              0.017    0.608
4837501             0.25              0.017    0.483
4837510             0.25              0.017    0.000
4837650             0.25              0.017    0.858
4837656             0.25              0.017    0.483
4837843             0.25              0.017    0.233
4838338             0.25              0.017    0.233
4838396             0.25              0.017    0.858
4838533             0.25              0.017    0.233
4838548             0.25              0.017    0.858
4838628             0.25              0.017    0.358
4838671             0.25              0.017    0.358
4838701             0.25              0.017    0.233
4838739             0.25              0.017    0.608
4838778             0.25              0.017    0.733
4838797             0.25              0.017    0.358
4838798             0.25              0.017    0.608
4838826      17     0.25              0.017    0.108
4838867             0.25              0.017    0.358
4838903             0.25              0.017    0.608
4839067             0.25              0.017    0.358
4839077             0.25              0.017    0.608
4839118             0.25              0.017    0.233
4839151             0.25              0.017    0.858
4839169             0.25              0.017    0.108
4839335             0.25              0.017    0.608
4839350      17     0.25              0.017    0.358
4839352             0.25              0.017    0.608
4839489      17     0.25              0.017    1.233
4839579             0.25              0.017    0.108
4839670             0.25              0.017    0.608
4839764             0.25              0.017    0.483
4839785             0.25              0.017    0.358
4839802             0.25              0.017    0.858
4839829             0.25              0.017    0.233
4839905             0.25              0.017    0.108
4840071             0.25              0.017    0.608
4840170             0.25              0.017    0.483
4840174             0.25              0.017    0.733
4840268             0.25              0.017    0.733
4840327             0.25              0.017    0.483
4840455             0.25              0.017    0.108
4840460             0.25              0.017    0.233
4840505             0.25              0.017    0.358
4840723             0.25              0.017    0.108
4840801             0.25              0.017    0.233
4840869             0.25              0.017    0.483
4841002             0.25              0.017    0.000
4841138             0.25              0.017    0.233
4841214             0.25              0.017    0.358
4841238             0.25              0.017    0.108
4841274             0.25              0.017    0.358
4841383             0.25              0.017    0.483
4841451             0.25              0.017    0.358
4841498      17     0.25              0.017    0.733
4841620             0.25              0.017    0.608
4841785             0.25              0.017    0.983
4841978      13     0.25              0.017    0.483
4842055             0.25              0.017    0.733
4842056             0.25              0.017    0.483
4842060             0.25              0.017    0.358
4842061             0.25              0.017    0.358
4842080             0.25              0.017    0.608
4842092             0.25              0.017    0.608
4842101             0.25              0.017    0.233
4842128             0.25              0.017    0.233
4842165             0.25              0.017    0.733
4842410             0.25              0.017    0.108
4842424             0.25              0.017    0.108
4842443             0.25              0.017    0.233
4842448             0.25              0.017    0.358
4842499             0.25              0.017    0.108
4842672             0.25              0.017    0.358
4842756             0.25              0.017    0.108
4842853             0.25              0.017    0.000
4843110             0.25              0.017    0.608
4843334             0.25              0.017    0.483
4843419             0.25              0.017    0.483
4843499      12     0.25              0.017    0.358
4843620             0.25              0.017    0.983
4843639             0.25              0.017    0.358
4843720             0.25              0.017    0.858
4843823             0.25              0.017    0.858
4843831             0.25              0.017    0.483
4844041             0.25              0.017    0.608
4844075             0.25              0.017    0.358
4844111      17     0.25              0.017    1.233
4844153      17     0.25              0.017    0.233
4844175             0.25              0.017    0.358
4844227             0.25              0.017    0.233
4844580             0.25              0.017    0.108
4844610             0.25              0.017    0.608
4844856             0.25              0.017    0.983
4844902             0.25              0.017    0.358
4844949             0.25              0.017    0.000
4844959             0.25              0.017    0.483
4844961             0.25              0.017    0.000
4844993             0.25              0.017    0.733
4845006      33     0.25              0.017    1.233
4845073             0.25              0.017    0.000
4845267      06     0.25              0.017    1.108
4845589             0.25              0.017    0.858
4845861             0.25              0.017    0.000
4845879             0.25              0.017    0.858
4846048             0.25              0.017    0.358
4846094             0.25              0.017    0.000
4846108             0.25              0.017    0.358
4846166             0.25              0.017    0.233
4846182             0.25              0.017    0.483
4846367             0.25              0.017    0.983
4846404             0.25              0.017    0.483
4846668      06     0.25              0.017    0.358
4846698      12     0.25              0.017    0.358
4846786             0.25              0.017    1.108
4846876             0.25              0.017    0.483
4847102             0.25              0.017    0.608
4847463             0.25              0.017    0.608
4847528             0.25              0.017    0.108
4847613             0.25              0.017    0.000
4848293      01     0.25              0.017    1.108
4848356             0.25              0.017    0.608
4848469             0.25              0.017    0.358
4848574             0.25              0.017    0.483
4848861             0.25              0.017    0.608
4848978             0.25              0.017    0.608
4849076             0.25              0.017    0.358
4849202             0.25              0.017    0.483
4849247             0.25              0.017    0.733
4849606             0.25              0.017    0.483
4849962             0.25              0.017    0.608
4850114             0.25              0.017    0.483
4850174             0.25              0.017    0.358
4850180             0.25              0.017    0.358
4850276             0.25              0.017    0.000
4850594             0.25              0.017    0.608
4850623             0.25              0.017    0.733
4850803      17     0.25              0.017    0.608
4851459             0.25              0.017    0.733
4851508             0.25              0.017    0.108
4851599             0.25              0.017    0.233
4851730      01     0.25              0.017    0.483
4851821             0.25              0.017    0.483
4851928      17     0.25              0.017    0.983
4852196             0.25              0.017    0.483
4852229             0.25              0.017    0.858
4852379             0.25              0.017    0.483
4852689             0.25              0.017    0.858
4853246             0.25              0.017    0.108
4853424             0.25              0.017    0.358
4853646             0.25              0.017    0.358
4853843             0.25              0.017    0.233
4853890             0.25              0.017    0.358
4853951             0.25              0.017    0.608
4854128             0.25              0.017    0.483
4854225             0.25              0.017    0.483
4854458             0.25              0.017    0.358
4854529             0.25              0.017    0.483
4854682             0.25              0.017    0.733
4854884             0.25              0.017    0.108
4854924             0.25              0.017    0.608
4855006             0.25              0.017    0.483
4855068             0.25              0.017    0.358
4855347             0.25              0.017    0.733
4855486             0.25              0.017    0.108
4855525             0.25              0.017    0.733
4855865             0.25              0.017    0.358
4856283             0.25              0.017    0.483
4856342      12     0.25              0.017    0.483
4856759             0.25              0.017    0.108
4856905             0.25              0.017    0.608
4857259             0.25              0.017    0.358
4857907             0.25              0.017    1.083
4858229             0.25              0.017    0.000
4859347             0.25              0.017    0.233
4859360             0.25              0.017    0.483
4859651             0.25              0.017    0.358
4859742             0.25              0.017    0.483
4859897             0.25              0.017    0.608
4860271             0.25              0.017    0.108
4860652             0.25              0.017    0.000
4860853             0.25              0.017    0.000
4861343             0.25              0.017    0.358
4861534             0.25              0.017    0.483
4861577             0.25              0.017    0.733
4861598      11     0.25              0.017    0.608
4862114             0.25              0.017    0.858
4862324             0.25              0.017    0.000
4862668             0.25              0.017    0.108
4866064             0.25              0.017    0.108
4866727             0.25              0.017    0.358
4867824             0.25              0.017    0.233
4872269             0.25              0.017    0.108
4875766             0.25              0.017    0.733
4875800             0.25              0.017    0.000
4877978             0.25              0.017    0.733
4878161             0.25              0.017    0.483
4879083             0.25              0.017    0.733
4880871             0.25              0.017    0.358
6589852             0.25              0.017    0.483

1325

COUNT:                 1325
WAC:            6.770380059
WAM:            358.5195073
WALTV:          76.83986046

NASCOR
NMI / 1998-28  Exhibit F-3 (Part A)
20 & 30 YEAR FIXED RATE RELOCATION LOANS

                                                              NET                                      CUT-OFF
MORTGAGE                                            MORTGAGE  MORTGAGE CURRENT     ORIGINAL  SCHEDULED DATE
LOAN                                ZIP    PROPERTY INTEREST  INTEREST MONTHLY     TERM TO   MATURITY  PRINCIPAL
NUMBER   CITY                STATE  CODE   TYPE     RATE      RATE     PAYMENT     MATURITY  DATE      BALANCE          LTV
------   ----                -----  ----   ----     ----      ----     -------     --------  ----      -------          ---
4819118  BOULDER             CO     80304  SFD    7.250     6.000    $ 2,728.71    360     1-Apr-28    $   398,099.24   66.67
4766163  FALLSTON            MD     21047  SFD    7.125     6.000    $ 1,592.00    360     1-Feb-28    $   234,756.46   94.98
4843195  RARITAN TOWNSHIP    NJ     08822  SFD    6.750     6.000    $ 2,381.33    360     1-Jul-28    $   366,196.32   79.99
4843208  YORKTOWN            VA     23692  SFD    6.750     6.000    $ 1,752.52    360     1-May-28    $   269,023.63   94.99
4843221  LAGUNA HILLS        CA     92653  SFD    6.750     6.000    $ 3,502.43    360     1-Jul-28    $   538,597.34   80.00
4843262  DEMAREST            NJ     07627  SFD    6.625     6.000    $ 2,305.12    360     1-Jul-28    $   359,041.87   69.90
4843386  YARDLEY             PA     19067  SFD    6.875     6.000    $ 2,233.56    360     1-Jul-28    $   339,138.15   77.27
4843400  MCCORDSVILLE        IN     46055  SFD    7.250     6.000    $ 1,615.40    360     1-Jun-28    $   236,054.35   80.00
4843409  GLEN ELLYN          IL     60137  SFD    6.750     6.000    $ 3,243.00    360     1-Apr-28    $   497,380.40   74.89
4843420  BRIGHTON            MI     48116  SFD    7.375     6.000    $ 2,072.03    360     1-May-28    $   298,844.10   94.34
4843432  VILLANOVA           PA     19085  SFD    6.875     6.000    $ 3,575.01    360     1-May-28    $   541,887.66   79.99
4843449  OAKLAND             CA     94618  SFD    6.625     6.000    $ 1,946.55    360     1-Mar-28    $   300,153.87   80.00
4843461  FORT LAUDERDALE     FL     33308  SFD    7.000     6.000    $ 2,454.97    360     1-Jul-28    $   368,087.29   85.81
4843485  ST LOUIS            MO     63131  SFD    6.750     6.000    $ 3,554.32    360     1-Jun-28    $   546,096.74   80.00
4843525  ANAHEIM             CA     92808  SFD    6.500     6.000    $ 2,057.70    360     1-Jul-28    $   324,662.30   90.00
4843601  HARLEYSVILLE        PA     19438  SFD    6.500     6.000    $ 1,564.06    360     1-Apr-28    $   245,984.73   94.99
4843612  LUTZ                FL     33549  SFD    6.750     6.000    $ 2,594.40    360     1-Jun-28    $   398,610.73   87.91
4843623  NEW MILFORD         CT     06776  SFD    6.750     6.000    $ 2,153.35    360     1-Jul-28    $   331,137.62   80.00
4843632  VERONA              WI     53593  SFD    7.375     6.000    $ 1,726.69    360     1-Feb-28    $   248,225.39   71.74
4843649  MORRISTOWN          NJ     07960  SFD    6.875     6.000    $ 2,233.56    360     1-Jun-28    $   338,847.57   80.00
4843798  COLUMBIA            MD     21044  SFD    6.625     6.000    $ 1,844.10    360     1-Jun-28    $   286,614.44   80.00
4843814  AUBURN HILLS        MI     48326  SFD    7.000     6.000    $ 2,022.52    360     1-Dec-27    $   301,441.69   80.00
4843834  SAN DIEGO           CA     92106  SFD    6.875     6.000    $ 3,416.03    360     1-May-28    $   517,502.55   80.00
4843846  LARCHMONT           NY     10538  SFD    7.125     6.000    $ 2,829.62    360     1-May-28    $   418,300.57   80.00
4843883  RIDGEFIELD          CT     06877  SFD    6.625     6.000    $ 1,728.84    360     1-Jul-28    $   269,281.41   63.53
4843916  TAMPA               FL     33613  SFD    6.750     6.000    $ 2,931.67    360     1-Jul-28    $   450,824.68   80.00
4843922  EAST NORWALK        CT     06855  SFD    6.750     6.000    $ 2,309.01    360     1-Apr-28    $   354,134.89   80.00
4843931  NEW YORK            NY     10023  COP    7.000     6.000    $ 2,228.77    360     1-Jun-28    $   333,891.93   61.19
4843937  HOPKINTON           MA     01748  SFD    7.000     6.000    $ 1,729.79    360     1-Jun-28    $   258,536.52   66.67
4843944  MINNETRISTA         MN     55364  SFD    7.250     6.000    $ 2,046.53    360     1-May-28    $   298,815.62   40.00
4843949  LOS ANGELES         CA     90066  SFD    7.250     6.000    $ 2,237.54    360     1-Jul-28    $   327,227.74   80.00
4843950  BARTLETT            IL     60103  SFD    6.750     6.000    $ 1,556.64    360     1-May-28    $   238,955.11   60.76
4843957  LAKE IN THE HILLS   IL     60102  SFD    6.750     6.000    $ 1,573.18    360     1-May-28    $   241,473.26   90.00
4843964  CANTON              MI     48187  SFD    6.750     6.000    $ 1,640.96    360     1-Apr-28    $   251,674.48   73.86
4843970  THE WOODLANDS       TX     77381  SFD    7.000     6.000    $ 1,578.44    360     1-Jun-28    $   236,465.23   79.99
4843974  SARATOGA            CA     95070  SFD    6.875     6.000    $ 3,087.57    360     1-Jul-28    $   468,808.58   78.99
4843977  CHESTER SPRINGS     PA     19425  SFD    6.875     6.000    $ 2,102.18    360     1-May-28    $   318,339.50   78.07
4843979  EASTON              CT     06612  SFD    6.625     6.000    $ 2,248.78    360     1-Jun-28    $   349,749.15   80.00
4843987  RIDGEFIELD          CT     06877  SFD    7.250     6.000    $ 2,333.05    360     1-May-28    $   340,649.79   90.00
4843989  ISSAQUAH            WA     98029  SFD    6.875     6.000    $ 3,001.51    360     1-Aug-28    $   456,130.10   77.44
4843993  MISSION VIEJO       CA     92692  SFD    6.875     6.000    $ 2,394.51    360     1-Apr-28    $   362,635.30   90.00
4844001  EASTON              CT     06612  SFD    6.625     6.000    $ 1,968.32    360     1-Jul-28    $   306,581.85   71.49
4844017  TRUMBULL            CT     06611  SFD    6.500     6.000    $ 1,484.73    360     1-Jul-28    $   234,259.48   83.95
4844025  CORNELIUS           NC     28031  SFD    6.500     6.000    $ 3,160.35    360     1-Jun-28    $   496,781.49   77.04
4844082  SOUTHBOROUGH        MA     01772  SFD    6.875     6.000    $ 3,284.65    360     1-Jul-28    $   498,732.57   68.03
4844092  HARRISBURG          PA     17112  SFD    7.000     6.000    $ 1,556.81    360     1-May-28    $   233,029.70   79.98
4844099  TAMPA               FL     33647  SFD    6.625     6.000    $ 1,690.43    360     1-Jul-28    $   263,297.34   79.96
4844103  LEXINGTON           KY     40515  SFD    6.875     6.000    $ 1,757.29    360     1-Jun-28    $   266,593.29   73.79
4844105  CHESTERFIELD        MO     63005  SFD    7.125     6.000    $ 1,933.58    360     1-Jul-28    $   286,307.35   76.13
4844108  PHOENIX             AZ     85045  SFD    6.875     6.000    $ 1,681.74    360     1-Jul-28    $   255,219.51   80.00
4844112  ENGLEWOOD           CO     80111  LCO    7.000     6.000    $ 1,873.50    360     1-Jun-28    $   280,668.56   80.00
4844161  SAINT CHARLES       IL     60175  SFD    7.000     6.000    $ 1,905.43    360     1-Jul-28    $   285,288.09   80.00
4844165  NEWTOWN             CT     06470  SFD    7.000     6.000    $ 2,033.17    360     1-Jun-28    $   304,589.20   80.00
4844179  VACAVILLE           CA     95696  SFD    6.750     6.000    $ 2,107.95    360     1-Jun-28    $   323,871.23   73.86
4844199  CARY                NC     27511  SFD    6.875     6.000    $ 1,944.51    360     1-May-28    $   294,579.33   80.00
4844224  HAMPTON             VA     23669  SFD    7.000     6.000    $ 1,929.38    360     1-Jun-28    $   289,040.81   73.98
4844248  SOUTH TAMPA         FL     33629  SFD    6.750     6.000    $ 1,978.23    360     1-Jun-28    $   303,940.69   83.56
4844268  CHICAGO             IL     60610  SFD    7.375     6.000    $ 2,072.03    360     1-Jun-28    $   299,078.44   79.79
4844282  ALAMEDA             CA     94501  SFD    7.250     6.000    $ 2,007.65    360     1-Jul-28    $   293,607.07   90.00
4844294  GREENWOOD           IN     46143  SFD    7.375     6.000    $ 1,602.37    360     1-May-28    $   231,106.40   92.06
4844301  NEW HOPE            PA     18938  SFD    6.625     6.000    $ 2,241.09    360     1-Jul-28    $   349,068.48   66.20
4844314  PLEASANTON          CA     94588  SFD    7.125     6.000    $ 2,048.11    360     1-May-28    $   302,769.92   80.00
4844332  MORRISVILLE         NC     27560  SFD    6.875     6.000    $ 2,022.03    360     1-Jul-28    $   307,019.78   87.94
4844344  SANDY               UT     84092  SFD    6.750     6.000    $ 2,130.65    360     1-Jul-28    $   327,640.29   82.13
4844368  CARY                NC     27511  SFD    6.625     6.000    $ 2,113.03    360     1-Jul-28    $   329,121.71   75.00
4844378  SPRINGFIELD         MO     65804  SFD    6.750     6.000    $ 1,655.23    360     1-Jul-28    $   254,537.09   80.00
4844496  BLUE BELL           PA     19422  SFD    6.750     6.000    $ 1,783.65    360     1-Mar-28    $   273,311.94   73.33
4844517  TOWN   COUNTRY      MO     63131  SFD    7.125     6.000    $ 1,819.05    360     1-Jun-28    $   269,128.58   70.77
4844542  LAS VEGAS           NV     89134  SFD    6.750     6.000    $ 1,556.64    360     1-Apr-28    $   238,089.22   60.30
4844561  GERMANTOWN          TN     38139  SFD    7.125     6.000    $ 1,949.07    360     1-Jul-28    $   288,601.82   79.99
4844645  MANHATTAN BEACH     CA     90266  SFD    6.500     6.000    $ 3,236.19    360     1-Jul-28    $   510,603.90   80.00
4844666  NAPERVILLE          IL     60564  SFD    7.000     6.000    $ 1,862.85    360     1-Jun-28    $   278,266.84   76.50
4844677  SIGNAL MOUNTAIN     TN     37377  SFD    6.625     6.000    $ 2,305.12    360     1-Jul-28    $   359,041.87   85.71
4844685  GREENWICH           CT     06831  SFD    6.625     6.000    $ 6,403.11    360     1-Jun-28    $   996,441.55   58.82
4844698  BALLWIN             MO     63021  SFD    7.000     6.000    $ 1,610.04    360     1-Jul-28    $   241,401.41   80.00
4844704  SAN FRANCISCO       CA     94109  HCO    7.000     6.000    $ 2,661.21    360     1-Jun-28    $   398,676.97   72.73
4844709  WEST REDMOND        WA     98053  SFD    6.500     6.000    $ 1,522.02    360     1-Jul-28    $   240,143.39   80.00
4844733  PLEASANTON          CA     94566  SFD    6.750     6.000    $ 3,735.93    360     1-Jul-28    $   574,503.83   75.00
4844747  LAKE BLUFF          IL     60044  SFD    7.125     6.000    $ 2,290.65    360     1-Jun-28    $   338,902.68   57.63
4844757  PINE                PA     15090  SFD    6.750     6.000    $ 1,524.21    360     1-Jul-28    $   234,389.58   78.33
4844768  WILTON              CT     06897  SFD    6.625     6.000    $ 2,081.02    360     1-Aug-28    $   324,424.92   70.81
4844978  RARITAN             NJ     08551  SFD    7.000     6.000    $ 1,664.59    360     1-May-28    $   249,162.51   90.00
4844982  SAN RAFAEL          CA     94903  SFD    7.000     6.000    $ 1,929.38    360     1-Jul-28    $   289,282.70   67.92
4845139  SUNNYVALE           CA     94087  SFD    7.000     6.000    $ 2,794.27    360     1-Jun-28    $   418,610.82   80.00
4845140  FAIRFIELD           CT     06432  SFD    7.500     6.000    $ 2,936.71    360     1-Jul-28    $   419,059.01   80.00
4845142  CHESTNUT HILL       MA     02167  SFD    6.875     6.000    $ 3,120.42    360     1-Apr-28    $   472,477.91   79.97
4845146  TULSA               OK     74132  SFD    6.625     6.000    $ 1,682.74    360     1-May-28    $   261,557.82   80.00
4845148  LONG BEACH          CA     90814  SFD    7.250     6.000    $ 1,850.07    360     1-May-28    $   270,028.08   80.00
4845150  SIMPSONVILLE        SC     29681  SFD    7.125     6.000    $ 2,213.17    360     1-Jun-28    $   327,012.82   90.00
4851041  MADISON             CT     06443  SFD    6.875     6.000    $ 1,891.96    360     1-Aug-28    $   287,514.69   72.00
4851060  BALLWIN             MO     63021  SFD    7.000     6.000    $ 1,655.28    360     1-Aug-28    $   248,390.91   89.98
4812887  ISSAQUAH            WA     98029  SFD    7.250     6.000    $ 1,976.60    360     1-Apr-28    $   288,373.18   95.00
4813060  ANAHEIM             CA     92808  SFD    6.750     6.000    $ 1,660.41    360     1-Jun-28    $   254,979.90   80.00
4813340  CONCORD             NC     28025  SFD    7.375     6.000    $ 2,203.25    360     1-Jun-28    $   318,020.10   76.13
4813806  PALM HARBOR         FL     34685  SFD    6.875     6.000    $ 1,655.46    360     1-Jun-28    $   250,434.06   90.00
4813823  RIDGEFIELD          CT     06877  SFD    6.750     6.000    $ 2,043.08    360     1-Apr-28    $   313,145.75   74.64
4813870  CHARLOTTE           NC     28226  SFD    7.125     6.000    $ 2,021.16    360     1-Apr-28    $   298,539.00   72.12
4814633  PLEASANTON          CA     94566  SFD    7.250     6.000    $ 3,792.90    360     1-May-28    $   553,804.98   80.00
4816725  FREMONT             CA     94555  SFD    6.875     6.000    $ 2,883.92    360     1-May-28    $   437,134.67   79.98
4816727  DAVIDSON            NC     28036  SFD    7.375     6.000    $ 1,801.97    360     1-Jul-28    $   260,300.77   90.00
4816738  CORNELIUS           NC     28031  SFD    7.125     6.000    $ 2,694.87    360     1-May-28    $   397,444.86   79.92
4816743  GARDEN CITY         NY     11530  SFD    7.000     6.000    $ 1,596.73    360     1-May-28    $   239,004.81   80.00
4816746  BURLINGTON          CT     06013  SFD    7.125     6.000    $ 1,681.60    360     1-May-28    $   248,590.07   80.00
4816752  LAGUNA NIGUEL       CA     92677  SFD    7.125     6.000    $ 1,798.49    360     1-May-28    $   265,869.88   95.00
4816761  WILDWOOD            MO     63005  SFD    6.875     6.000    $ 2,299.25    360     1-Apr-28    $   348,210.08   65.79
4821696  SOUTHLAKE           TX     76092  SFD    6.875     6.000    $ 2,811.66    360     1-Jun-28    $   426,544.72   77.82
4821723  DUNWOODY            GA     30338  SFD    7.125       6      $ 1,684.29    360     1-Apr-28    $   248,782.56   62.50
4821735  SAN DIEGO           CA     92130  SFD    7.375       6      $ 2,153.53    360     1-May-28    $   310,599.03   68.38
4821975  CHARLOTTE           NC     28256  SFD    7.000       6      $ 1,699.85    360     1-Jun-28    $   254,654.91   70.97
4845152  MIDLOTHIAN          VA     23113  SFD    7.250       6      $ 1,705.44    360     1-Aug-28    $   249,353.55   50.51
4845157  BRANCHBURG          NJ     08876  SFD    6.875     6.000    $ 1,694.88    360     1-Aug-28    $   257,565.25   83.77
4845158  RALEIGH             NC     27612  SFD    6.875     6.000    $ 2,927.27    360     1-Apr-28    $   443,321.47   80.00
4845165  MARBLEHEAD          MA     01945  SFD    7.125     6.000    $ 1,773.23    360     1-Jul-28    $   262,564.80   89.98
4845169  HUDSON              OH     44236  SFD    7.250     6.000    $ 3,001.58    360     1-Jul-28    $   438,964.02   74.07
4848394  ODESSA              FL     33556  SFD    7.250     6.000    $ 1,736.82    360     1-Jul-28    $   254,000.56   80.00
4848399  CHARLOTTE           NC     28277  SFD    7.125     6.000    $ 2,626.83    360     1-Aug-28    $   389,274.55   60.93
4848401  SCOTTSDALE          AZ     85259  SFD    7.375     6.000    $ 2,069.26    360     1-Jul-28    $   298,911.88   79.89
4848403  MILTON              MA     02186  SFD    7.375     6.000    $ 1,806.81    360     1-Jul-28    $   260,999.15   80.00
4848405  SOUTHLAKE           TX     76092  SFD    7.125     6.000    $ 1,888.03    360     1-Jul-28    $   279,563.69   73.65
4848408  WILDWOOD            MO     63005  SFD    7.375     6.000    $ 2,154.91    360     1-Jul-28    $   311,283.38   80.00
4848411  EVERGREEN           CO     80439  SFD    6.750     6.000    $ 1,621.50    360     1-Aug-28    $   249,568.29   55.56
4848418  DAVIDSON            NC     28036  SFD    7.250     6.000    $ 2,106.56    360     1-Jul-28    $   308,072.95   78.38
4867754  GLADWYNE            PA     19035  SFD    7.250     6.000    $ 2,319.40    360     1-Aug-28    $   339,467.93   62.96
4875698  CHARLOTTE           NC     28270  SFD    7.250     6.000    $ 1,773.66    360     1-Aug-28    $   259,593.12   67.27
4876829  CORNELIUS           NC     28031  SFD    7.000     6.000    $ 1,871.16    360     1-Aug-28    $   280,787.58   75.00
4877078  ROCKVILLE           MD     20852  SFD    7.375     6.000    $ 1,757.08    360     1-Aug-28    $   253,964.36   80.00
4664624  NEWCASTLE           CA     95658  SFD    7.875     6.000    $ 2,204.22    360     1-Nov-27    $   301,621.55   80.00
4810483  CHARLOTTE           NC     28277  SFD    6.750     6.000    $ 1,997.69    360     1-Sep-28    $   307,734.81   80.00
4826014  WASHINGTON CROSSING PA     18977  SFD    6.750     6.000    $ 2,399.82    360     1-Sep-28    $   369,681.43   79.14
4833853  SMITHFIELD          VA     23430  SFD    6.250     5.983    $ 1,453.10    360     1-Sep-28    $   235,776.07   87.44
4833854  WEST CHESTER        PA     19382  SFD    6.500     6.000    $ 1,507.49    360     1-Sep-28    $   238,284.39   90.00
4834033  DANVILLE            CA     94506  SFD    6.625     6.000    $ 3,201.56    360     1-Sep-28    $   499,558.85   80.00
4752841  STONEY CREEK        NC     27377  SFD    6.750     6.000    $ 1,490.81    360     1-Jun-28    $   228,849.43   89.99
4772603  OSSINING            NY     10562  SFD    7.000     6.000    $ 2,062.44    360     1-Aug-28    $   309,490.30   61.26
4792783  CHESTER SPRINGS     PA     19425  SFD    6.875     6.000    $ 2,562.03    360     1-Aug-28    $   389,342.81   64.46
4793916  NORTHVILLE          MI     48167  SFD    6.875     6.000    $ 1,788.49    360     1-Aug-28    $   271,791.25   89.99
4802451  REDMOND             WA     98053  SFD    6.500     6.000    $ 3,084.50    360     1-Aug-28    $   487,115.27   80.00
4805372  ADA                 MI     49301  SFD    6.750     6.000    $ 1,886.78    360     1-Aug-28    $   290,397.65   67.68
4811685  WEST BOROUGH        MA     01776  SFD    6.625     6.000    $ 2,016.98    360     1-Sep-28    $   314,722.08   89.01
4811983  NOVI                MI     48375  SFD    6.625     6.000    $ 1,741.65    360     1-Aug-28    $   271,359.49   80.00
4813395  ARNOLD              MD     21012  SFD    6.750     6.000    $ 1,692.20    360     1-Aug-28    $   260,449.46   90.00
4814381  CANTON              CT     06022  SFD    6.875     6.000    $ 1,703.09    360     1-Aug-28    $   258,813.15   85.00
4820472  SHAKER HEIGHTS      OH     44122  SFD    7.000     6.000    $ 2,131.63    360     1-Sep-28    $   320,137.37   89.00
4822788  HADDONFIELD         NJ     08033  SFD    6.500     6.000    $ 2,181.27    360     1-Sep-28    $   344,788.02   85.00
4825978  NEW ALBANY          OH     43054  SFD    6.750     6.000    $ 1,848.51    360     1-Sep-28    $   284,754.62   89.43
4826625  DUBLIN              OH     43017  SFD    6.875     6.000    $ 1,642.33    360     1-Sep-28    $   249,789.96   89.45
4827689  AVON                CT     06001  SFD    6.875     6.000    $ 2,299.26    360     1-Oct-28    $   350,000.00   75.27
4828614  SEWICKLEY           PA     15143  SFD    6.625     6.000    $ 2,051.56    360     1-Sep-28    $   320,117.31   90.00
4831882  WESTERVILLE         OH     43082  SFD    6.875     6.000    $ 1,702.76    360     1-Sep-28    $   258,982.24   90.00
4837411  ADA                 MI     49301  SFD    6.625     6.000    $ 2,125.84    360     1-Sep-28    $   331,707.08   80.00
4839034  ALPHARETTA          GA     30005  SFD    7.000     6.000    $ 2,155.59    360     1-Sep-28    $   323,734.41   80.00
4832395  WHITE PLAINS        NY     10605  SFD    7.875     6.000    $ 1,790.92    360     1-Jul-28    $   246,486.70   95.00
4854132  SCARSDALE           NY     10583  SFD    7.125     6.000    $ 2,452.34    360     1-Nov-27    $   360,701.21   80.00
4782275  SPICEWOOD           TX     78669  SFD    7.000     6.000    $ 2,661.21    360     1-May-28    $   398,341.38   47.06

                                                                                                       $50,364,251.89


MORTGAGE             MORTGAGE           T.O.P.    MASTER    FIXED
LOAN                 INSURANCE  SERVICE MORTGAGE  SERVICE   RETAINED
NUMBER     SUBSIDY   CODE       FEE     LOAN      FEE       YIELD
------     -------   ----       ---     ----      ---       -----

4819118                         0.250             0.017     0.983
4766163              01         0.250             0.017     0.858
4843195                         0.250             0.017     0.483
4843208              01         0.250             0.017     0.483
4843221                         0.250             0.017     0.483
4843262                         0.250             0.017     0.358
4843386                         0.250             0.017     0.608
4843400                         0.250             0.017     0.983
4843409                         0.250             0.017     0.483
4843420              12         0.250             0.017     1.108
4843432                         0.250             0.017     0.608
4843449                         0.250             0.017     0.358
4843461                         0.250             0.017     0.733
4843485                         0.250             0.017     0.483
4843525              12         0.250             0.017     0.233
4843601              13         0.250             0.017     0.233
4843612              11         0.250             0.017     0.483
4843623                         0.250             0.017     0.483
4843632                         0.250             0.017     1.108
4843649                         0.250             0.017     0.608
4843798                         0.250             0.017     0.358
4843814                         0.250             0.017     0.733
4843834                         0.250             0.017     0.608
4843846                         0.250             0.017     0.858
4843883                         0.250             0.017     0.358
4843916                         0.250             0.017     0.483
4843922                         0.250             0.017     0.483
4843931                         0.250             0.017     0.733
4843937                         0.250             0.017     0.733
4843944                         0.250             0.017     0.983
4843949                         0.250             0.017     0.983
4843950                         0.250             0.017     0.483
4843957              11         0.250             0.017     0.483
4843964                         0.250             0.017     0.483
4843970                         0.250             0.017     0.733
4843974                         0.250             0.017     0.608
4843977                         0.250             0.017     0.608
4843979                         0.250             0.017     0.358
4843987              12         0.250             0.017     0.983
4843989                         0.250             0.017     0.608
4843993              01         0.250             0.017     0.608
4844001                         0.250             0.017     0.358
4844017              11         0.250             0.017     0.233
4844025                         0.250             0.017     0.233
4844082                         0.250             0.017     0.608
4844092                         0.250             0.017     0.733
4844099                         0.250             0.017     0.358
4844103                         0.250             0.017     0.608
4844105                         0.250             0.017     0.858
4844108                         0.250             0.017     0.608
4844112                         0.250             0.017     0.733
4844161                         0.250             0.017     0.733
4844165                         0.250             0.017     0.733
4844179                         0.250             0.017     0.483
4844199                         0.250             0.017     0.608
4844224                         0.250             0.017     0.733
4844248                         0.250             0.017     0.483
4844268                         0.250             0.017     1.108
4844282              11         0.250             0.017     0.983
4844294              13         0.250             0.017     1.108
4844301                         0.250             0.017     0.358
4844314                         0.250             0.017     0.858
4844332              13         0.250             0.017     0.608
4844344              11         0.250             0.017     0.483
4844368                         0.250             0.017     0.358
4844378                         0.250             0.017     0.483
4844496                         0.250             0.017     0.483
4844517                         0.250             0.017     0.858
4844542                         0.250             0.017     0.483
4844561                         0.250             0.017     0.858
4844645                         0.250             0.017     0.233
4844666                         0.250             0.017     0.733
4844677              11         0.250             0.017     0.358
4844685                         0.250             0.017     0.358
4844698                         0.250             0.017     0.733
4844704                         0.250             0.017     0.733
4844709                         0.250             0.017     0.233
4844733                         0.250             0.017     0.483
4844747                         0.250             0.017     0.858
4844757                         0.250             0.017     0.483
4844768                         0.250             0.017     0.358
4844978              01         0.250             0.017     0.733
4844982                         0.250             0.017     0.733
4845139                         0.250             0.017     0.733
4845140                         0.250             0.017     1.233
4845142                         0.250             0.017     0.608
4845146                         0.250             0.017     0.358
4845148                         0.250             0.017     0.983
4845150              13         0.250             0.017     0.858
4851041                         0.250             0.017     0.608
4851060              12         0.250             0.017     0.733
4812887              06         0.250             0.017     0.983
4813060                         0.250             0.017     0.483
4813340                         0.250             0.017     1.108
4813806              06         0.250             0.017     0.608
4813823                         0.250             0.017     0.483
4813870                         0.250             0.017     0.858
4814633                         0.250             0.017     0.983
4816725                         0.250             0.017     0.608
4816727              12         0.250             0.017     1.108
4816738                         0.250             0.017     0.858
4816743                         0.250             0.017     0.733
4816746                         0.250             0.017     0.858
4816752              06         0.250             0.017     0.858
4816761                         0.250             0.017     0.608
4821696                         0.250             0.017     0.608
4821723                         0.250             0.017     0.858
4821735                         0.250             0.017     1.108
4821975                         0.250             0.017     0.733
4845152                         0.250             0.017     0.983
4845157              01         0.250             0.017     0.608
4845158                         0.250             0.017     0.608
4845165              11         0.250             0.017     0.858
4845169                         0.250             0.017     0.983
4848394                         0.250             0.017     0.983
4848399                         0.250             0.017     0.858
4848401                         0.250             0.017     1.108
4848403                         0.250             0.017     1.108
4848405                         0.250             0.017     0.858
4848408                         0.250             0.017     1.108
4848411                         0.250             0.017     0.483
4848418                         0.250             0.017     0.983
4867754                         0.250             0.017     0.983
4875698                         0.250             0.017     0.983
4876829                         0.250             0.017     0.733
4877078                         0.250             0.017     1.108
4664624                         0.250             0.017     1.608
4810483                         0.250             0.017     0.483
4826014                         0.250             0.017     0.483
4833853              17         0.250             0.017         0
4833854              17         0.250             0.017     0.233
4834033                         0.250             0.017     0.358
4752841              12         0.250             0.017     0.483
4772603                         0.250             0.017     0.733
4792783                         0.250             0.017     0.608
4793916              12         0.250             0.017     0.608
4802451                         0.250             0.017     0.233
4805372                         0.250             0.017     0.483
4811685              01         0.250             0.017     0.358
4811983                         0.250             0.017     0.358
4813395              12         0.250             0.017     0.483
4814381              12         0.250             0.017     0.608
4820472              13         0.250             0.017     0.733
4822788                         0.250             0.017     0.233
4825978              33         0.250             0.017     0.483
4826625              33         0.250             0.017     0.608
4827689                         0.250             0.017     0.608
4828614              33         0.250             0.017     0.358
4831882              33         0.250             0.017     0.608
4837411                         0.250             0.017     0.358
4839034                         0.250             0.017     0.733
4832395              01         0.250             0.017     1.608
4854132                         0.250             0.017     0.858
4782275                         0.250             0.017     0.733




COUNT:                   154
WAC:             6.919388258
WAM:             356.2637785
WALTV:           77.87099241

NASCOR
NMI / 1998-28 Exhibit F-3 (Part B)
20 & 30 YEAR FIXED RATE RELOCATION  LOANS



MORTGAGE                                NMI
LOAN                                    LOAN
NUMBER    SERVICER                      SELLER
--------  ----------------------------  -------------------------------------
 4664624  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP.
 4752841  HUNTINGTON MORTGAGE COMPA     HUNTINGTON MORTGAGE COMPANY
 4766163  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4772603  HUNTINGTON MORTGAGE COMPA     HUNTINGTON MORTGAGE COMPANY
 4782275  NATIONAL CITY MORTGAGE C      NATIONAL CITY MORTGAGE C
 4792783  HUNTINGTON MORTGAGE COMPA     HUNTINGTON MORTGAGE COMPANY
 4793916  HUNTINGTON MORTGAGE COMPA     HUNTINGTON MORTGAGE COMPANY
 4802451  HUNTINGTON MORTGAGE COMPA     HUNTINGTON MORTGAGE COMPANY
 4805372  HUNTINGTON MORTGAGE COMPA     HUNTINGTON MORTGAGE COMPANY
 4810483  GREAT FINANCIAL MORTGAGE      GREAT FINANCIAL MORTGAGE
 4811685  HUNTINGTON MORTGAGE COMPA     HUNTINGTON MORTGAGE COMPANY
 4811983  HUNTINGTON MORTGAGE COMPA     HUNTINGTON MORTGAGE COMPANY
 4812887  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4813060  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4813340  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4813395  HUNTINGTON MORTGAGE COMPA     HUNTINGTON MORTGAGE COMPANY
 4813806  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4813823  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4813870  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4814381  HUNTINGTON MORTGAGE COMPA     HUNTINGTON MORTGAGE COMPANY
 4814633  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4816725  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4816727  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4816738  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4816743  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4816746  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4816752  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4816761  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4819118  BANC ONE MORTGAGE CORPORA     BANC ONE MORTGAGE CORPORATIO
 4820472  HUNTINGTON MORTGAGE COMPA     HUNTINGTON MORTGAGE COMPANY
 4821696  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4821723  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4821735  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4821975  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4822788  HUNTINGTON MORTGAGE COMPA     HUNTINGTON MORTGAGE COMPANY
 4825978  HUNTINGTON MORTGAGE COMPA     HUNTINGTON MORTGAGE COMPANY
 4826014  GREAT FINANCIAL MORTGAGE      GREAT FINANCIAL MORTGAGE
 4826625  HUNTINGTON MORTGAGE COMPA     HUNTINGTON MORTGAGE COMPANY
 4827689  HUNTINGTON MORTGAGE COMPA     HUNTINGTON MORTGAGE COMPANY
 4828614  HUNTINGTON MORTGAGE COMPA     HUNTINGTON MORTGAGE COMPANY
 4831882  HUNTINGTON MORTGAGE COMPA     HUNTINGTON MORTGAGE COMPANY
 4832395  MARINE MIDLAND MORTGAGE C     MARINE MIDLAND MORTGAGE CORP
 4833853  GREAT FINANCIAL MORTGAGE      GREAT FINANCIAL MORTGAGE
 4833854  GREAT FINANCIAL MORTGAGE      GREAT FINANCIAL MORTGAGE
 4834033  GREAT FINANCIAL MORTGAGE      GREAT FINANCIAL MORTGAGE
 4837411  HUNTINGTON MORTGAGE COMPA     HUNTINGTON MORTGAGE COMPANY
 4839034  HUNTINGTON MORTGAGE COMPA     HUNTINGTON MORTGAGE COMPANY
 4843195  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843208  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843221  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843262  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843386  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843400  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843409  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843420  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843432  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843449  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843461  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843485  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843525  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843601  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843612  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843623  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843632  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843649  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843798  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843814  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843834  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843846  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843883  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843916  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843922  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843931  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843937  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843944  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843949  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843950  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843957  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843964  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843970  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843974  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843977  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843979  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843987  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843989  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4843993  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844001  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844017  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844025  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844082  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844092  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844099  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844103  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844105  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844108  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844112  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844161  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844165  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844179  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844199  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844224  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844248  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844268  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844282  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844294  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844301  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844314  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844332  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844344  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844368  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844378  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844496  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844517  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844542  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844561  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844645  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844666  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844677  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844685  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844698  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844704  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844709  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844733  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844747  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844757  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844768  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844978  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4844982  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4845139  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4845140  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4845142  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4845146  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4845148  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4845150  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4845152  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4845157  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4845158  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4845165  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4845169  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4848394  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4848399  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4848401  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4848403  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4848405  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4848408  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4848411  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4848418  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4851041  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4851060  CITICORP MORTGAGE, INC.       CITICORP MORTGAGE, INC.
 4854132  MERRILL LYNCH CREDIT CORP     MERRILL LYNCH CREDIT CORP.
 4867754  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4875698  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4876829  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP
 4877078  FIRST UNION MORTGAGE CORP     FIRST UNION MORTGAGE CORP

COUNT:                         154
WAC:                   6.919388258
WAM:                   356.2637785
WALTV:                 77.87099241

                                    EXHIBIT G

                               REQUEST FOR RELEASE
                       (for Trust Administrator/Custodian)

Loan Information

      Name of Mortgagor:               _____________________________

      Servicer
      Loan No.:                        _____________________________

Custodian/Trust
Administrator

      Name:                            _____________________________

      Address:                         _____________________________

                                       _____________________________

      Custodian/Trustee
      Mortgage File No.:               _____________________________

Seller

      Name:                            _____________________________

      Address:                         _____________________________

                                       _____________________________

      Certificates:                    Mortgage Pass-Through Certificates,
                                       Series 1998-32

            The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trust Administrator for the Holders of Mortgage Pass-Through Certificates, Series 1998-32, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of November 24, 1998 (the "Pooling and Servicing Agreement") among the Trust Administrator, the Seller, the Master Servicer and the United States Trust Company of New York, as Trustee.

( ) Promissory Note dated ______________, 199__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

( )   Mortgage   recorded   on    _____________________    as   instrument   no.
      ______________   in  the  County   Recorder's  Office  of  the  County  of
      ____________________, State of _______________________ in book/reel/docket
      ____________________ of official records at page/image ____________.

( )   Deed  of  Trust  recorded  on   ____________________   as  instrument  no.
      _________________  in  the  County  Recorder's  Office  of the  County  of
      ___________________,   State  of   _________________  in  book/reel/docket
      ____________________ of official records at page/image ____________.

( )   Assignment  of  Mortgage  or Deed of Trust  to the  Trustee,  recorded  on
      ______________________________  as instrument  no.  ______________  in the
      County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

( )   Other   documents,   including  any   amendments,   assignments  or  other
      assumptions of the Mortgage Note or Mortgage.

      ( ) _____________________________________________

      ( ) _____________________________________________

      ( ) _____________________________________________

      ( ) _____________________________________________

      The undersigned Master Servicer hereby acknowledges and agrees as follows:

            (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

            (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

            (3) The Master Servicer shall return the Documents to the Trust Administrator when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

            (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust
      Administrator, on behalf of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                                NORWEST BANK MINNESOTA, NATIONAL
                                                ASSOCIATION

                                                By:  __________________________

                                                Title: ________________________

Date: ________________, 19__

                                    EXHIBIT H

                                                AFFIDAVIT PURSUANT TO SECTION
                                                860E(e)(4)  OF  THE  INTERNAL
                                                REVENUE  CODE  OF  1986,   AS
                                                AMENDED,  AND  FOR  NON-ERISA
                                                INVESTORS

STATE OF          )
                  ) ss:
COUNTY OF         )

            [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

            2. That the Purchaser's Taxpayer Identification Number is [ ].

            3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-32, Class A-R Certificate (the "Class A-R Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class A-R Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated by the Class A-R Certificate.

            6. That the Purchaser will not transfer the Class A-R Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R
Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

            9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the REMIC pursuant to
Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of ___, 19__.

                                                [Name of Purchaser]


                                              By:__________________________
                                                 [Name of Officer]
                                                 [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this __ day of ___, 19__.

_____________________________
NOTARY PUBLIC

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 19__.

                                    EXHIBIT I

                [Letter from Transferor of Class A-R Certificate]

                                     [Date]

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina
28288
     Re:  Norwest Asset Securities Corporation,
          Series 1998-32, Class A-R

Ladies and Gentlemen:
            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                         Very truly yours,

                                         [Transferor]

                                         ______________________

                                    EXHIBIT J

                      NORWEST ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-32
                    CLASS [A-PO][B-4][B-5][B-6] CERTIFICATES

                               TRANSFEREE'S LETTER

                                     _________________ __, ____

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina
28288

Norwest Asset Securities
Corporation
7485 New Horizon Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-32, Class [A-PO][B-4][B-5][B-6] Certificates (the "Class [A-PO][B-4][B-5][B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of November 24, 1998 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-32.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [A-PO][B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (b) The Purchaser is acquiring the Class [A-PO][B-4][B-5][B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.]

            [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

            (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 19__, relating to the Class [A-PO][B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [A-PO][B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [A-PO][B-4][B-5][B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and
      (c) it has undertaken its own independent analysis of the investment in the Class [A-PO][B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [A-PO][B-4][B-5][B-6] Certificates.

            (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [B-4][B-5][B-6] Certificates only] if the
      Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

            (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates is in compliance therewith.

            Section 3. Transfer of Class [A-PO][B-4][B-5][B-6] Certificates.

            (a) The Purchaser understands that the Class [A-PO][B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [A-PO][B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trust Administrator is under any obligation to register the Class [A-PO][B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trust Administrator shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trust Administrator as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trust Administrator or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Master Servicer, any Paying Agent acting on behalf of the Trust Administrator and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (b) No transfer of a Class [A-PO][B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trust Administrator with a Transferee's Letter, substantially in the form of this Agreement.

            (c) The Purchaser acknowledges that its Class [A-PO][B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                                [PURCHASER]

                                                By:
                                                    --------------------------

                                                Its:
                                                    --------------------------

                                    EXHIBIT K

                      NORWEST ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-32
                      CLASS [B-1] [B-2] [B-3] CERTIFICATES

                               TRANSFEREE'S LETTER

                                       ________________ __, ____

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-32, Class [B-1][B-2][B-3] Certificates (the "Class [B-1][B-2][B-3] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of November 24, 1998 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee") of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-32.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

            Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-1] [B-2] [B-3] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class
      [B-1][B-2][B-3] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                                [PURCHASER]

                                                By:
                                                    --------------------------

                                                Its:
                                                    --------------------------

                                                [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

                   Citicorp Mortgage, Inc. Servicing Agreement

               The Huntington Mortgage Company Servicing Agreement

                    Great Financial Bank Servicing Agreement

                   Norwest Mortgage, Inc. Servicing Agreement

                 First Union Mortgage Corp. Servicing Agreement

    Bank of America National Trust & Savings Association Servicing Agreement

                                    EXHIBIT M
                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

     This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of ____, between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

      _______________ is the holder of the entire interest in Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-32, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as Master Servicer, First Union National Bank, as Trust Administrator, and United States Trust Company of New York, as Trustee.

      _______________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

      In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

      In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01 Defined Terms

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

      Collateral Fund: The fund  established and maintained  pursuant to Section
3.01 hereof.

      Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least D-1 by Duff & Phelps Credit Rating Co. ("DCR") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by DCR or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least D-1 by DCR or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either DCR or S&P and, for each of the preceding clauses (i),
(iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

      Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

      Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

      Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

      Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

      Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

      Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

      Section 1.02 Definitions Incorporated by Reference

      All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

      Section 2.01 Reports and Notices

      (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

                        (i) Within five  Business  Days after each  Distribution
            Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

                        (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In  addition  to the  foregoing,  the  Company  shall  cause the
Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof;
provided,   that  the  related  Servicer  shall  only  be  required  to  provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

            Section 2.02 Purchaser's Election to Delay Foreclosure Proceedings

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of  transmission  of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage  Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

      Section 2.03 Purchaser's Election to Commence Foreclosure Proceedings

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and
Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

      Section 2.04 Termination

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.

                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

            Section 3.01. Collateral Fund

            Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-32. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

            Section 3.02. Collateral Fund Permitted Investments.

            The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 3.03. Grant of Security Interest

            The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

            The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

            Section 3.04. Collateral Shortfalls.

            In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.01. Amendment.

            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Section 4.02. Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.03. Governing Law.

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 4.04. Notices.

            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a)   in the case of the Company,

            Norwest Bank Minnesota, National Association
            7485 New Horizon Way
            Frederick, MD  21703

            Attention:  Vice President, Master Servicing
            Phone:      301-696-7800
            Fax:        301-815-6365

            (b)   in the case of the Purchaser,

                  -----------------------------
                  -----------------------------
                  -----------------------------
                  -----------------------------
                  Attention:
                           --------------------

            Section 4.05. Severability of Provisions.

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 4.06. Successors and Assigns.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 4.07. Article and Section Headings.

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 4.08. Confidentiality.

            The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 4.09. Indemnification.

            The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF,  the Company and the Purchaser have caused their
names  to  be  signed  hereto  by  their  respective   officers  thereunto  duly
authorized, all as of the day and year first above written.

                                          Norwest Bank Minnesota, National
                                          Association


                                          By:
                                             ------------------------------
                                          Name:
                                               ----------------------------
                                          Title:
                                                ---------------------------


                                          ---------------------------------


                                          By:
                                             ------------------------------
                                          Name:
                                               ----------------------------
                                          Title:
                                                ---------------------------

                                    EXHIBIT N

                                     POLICY